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RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
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Restaurant Brands International Inc.

Tim Hortons | Burger King | Popeyes Louisiana Kitchen | Firehouse Subs

BURGER KING
CRISPY

FIREHOUSE
SUBS

5707 Waterford District Drive Miami, Florida 33126 (Principal Executive Office)	April 23, 2026

Dear Shareholder,

We invite you to attend Restaurant Brands International Inc.’s 2026 annual general meeting of shareholders (the “Meeting”) for the following purposes:

Elect ten directors specifically named in the management information circular and proxy statement that accompanies this Notice of Meeting (the “proxy statement”), each to serve until the close of the 2027 annual general meeting of shareholders (the “2027 Annual Meeting”) or until his or her successor is elected or appointed.

Approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

Appoint KPMG LLP as our auditors to serve until the close of the 2027 Annual Meeting and authorize our directors to fix the auditors’ remuneration.

You will also be asked to transact any other business that may properly come before the Meeting. Only (1) holders of our common shares as of the close of business on the Record Date and (2) the trustee that holds our special voting share, are entitled to notice and to vote at the Meeting.

We are conducting a hybrid shareholder meeting on June 3, 2026 at 8:00 a.m. (Eastern Time), allowing participation both online and in person. Registered shareholders and duly appointed proxyholders can attend the Meeting in person at Tim Hortons headquarters at 130 King Street West, Suite 300, Toronto, Ontario, M5X 1E1, or online at https://meetings.lumiconnect.com/400-918-435-853 where they can participate, vote, and submit questions during the Meeting’s live webcast.

Non-registered (beneficial) shareholders and holders of partnership units who have not duly appointed themselves as proxyholder will be able to attend the Meeting online as guests, but guests will not be able to vote or ask questions at the Meeting.

Proxies must be received no later than 8:00 a.m. (Eastern Time) on June 2, 2026 or, if the Meeting is adjourned or postponed, no later than 8:00 a.m. (Eastern Time) on the business day immediately preceding the reconvened Meeting day. The Chair of the Meeting has the discretion to accept proxies received from shareholders after such deadline (or to waive or extend the deadline) but may not waive the deadline for holders wishing to appoint another person to represent them at the Meeting.

Please read the enclosed proxy statement to learn more about the Meeting, our director nominees, and our executive compensation and governance practices. Thank you for your participation and we look forward to the Meeting.

Sincerely,

Jill Granat

General Counsel & Corporate Secretary

IT IS IMPORTANT THAT YOU CAREFULLY

READ THE PROXY STATEMENT AND VOTE

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS (“Notice of Meeting”)

Meeting Date: June 3, 2026

Time: 8:00 a.m. (Eastern Time)

Location: Tim Hortons headquarters at 130 King Street West, Suite 300, Toronto, Ontario, M5X 1E1, Canada and online at https://meetings.lumiconnect.com/

400-918-435-853

Record Date: April 8, 2026

We expect to mail an Important Notice Regarding Internet Availability of Proxy Materials for the 2026 Annual General Meeting of Shareholders on or about April 23, 2026.

We are providing access to the proxy statement and annual report via the Internet using the “notice and access” system. These materials are available on the website referenced in the Notice (www.envisionreports.com/RBI2026).

To appoint a proxyholder other than one we designate (including beneficial holders wishing to appoint themselves), holders must follow the instructions in the proxy statement, including the additional step of registering the proxyholder with our transfer agent.

Notice of Annual Meeting of Shareholders and 2026 Proxy Statement	Restaurant Brands International

Restaurant Brands International Inc.

April 23, 2026

MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

Management Information Circular and Proxy Statement for 2026 Annual General Meeting of Shareholders

Restaurant Brands International Inc. (“RBI”) is making this management information circular and proxy statement (the “proxy statement”), including all schedules and appendices hereto, available to you in connection with the solicitation of proxies for use at the annual general meeting (the “Meeting”) of the shareholders of RBI to be held at Tim Hortons headquarters at 130 King Street West, Suite 300 Toronto, Ontario, Canada M5X 1E1 and virtually at https://meetings.lumiconnect.com/400-918-435-853 on June 3, 2026 at 8:00 a.m. (Eastern Time), or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the Notice of Meeting. Shareholders and holders of Class B exchangeable partnership units (“Partnership exchangeable units”) of Restaurant Brands International Limited Partnership (“Partnership”) will have an equal opportunity to participate at the Meeting.

RBI is the sole general partner of Partnership. RBI’s common shares trade on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the ticker symbol “QSR” and RBI is subject to the applicable governance rules and listing standards of both exchanges. The Partnership exchangeable units trade on the TSX under the ticker symbol “QSP” and Partnership is subject to the applicable governance rules and listing standards of the TSX to the extent not satisfied by RBI. In addition, each of RBI and Partnership is a reporting issuer in each of the provinces and territories of Canada and, as a result, is subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian securities laws. Partnership has received exemptive relief dated October 31, 2014 from the Canadian securities regulators. This exemptive relief effectively allows Partnership to satisfy its Canadian continuous disclosure obligations by relying on the Canadian continuous disclosure documents filed by RBI, for so long as certain conditions are satisfied. For more discussion of this exemptive relief and the disclosure required by such relief, please see Appendix A.

We are providing access to this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Form 10-K” and together with this proxy statement, the “proxy materials”) via the Internet using the “notice and access” system. On or about April 23, 2026, we expect to begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all holders of record of common shares and Partnership exchangeable units as of April 8, 2026. We will also post the proxy materials on the website referenced in the Notice (www.envisionreports.com/RBI2026).

As more fully described in the Notice, all holders of common shares and Partnership exchangeable units may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

In this proxy statement, the words, “RBI”, “we”, “our”, “ours”, “us” and the “Company” refer to Restaurant Brands International Inc. Except as otherwise stated, the information contained herein is given as of April 20, 2026. Unless otherwise indicated, all references to “$” or “dollars” are to the currency of the United States and “Canadian dollars” or “C$” are to the currency of Canada.

The date of this proxy statement is April 23, 2026.

Restaurant Brands International

Executive Summary

EXECUTIVE SUMMARY

Company at a Glance

Restaurant Brands International is one of the world’s largest quick service restaurant companies with nearly $47 billion in annual system-wide sales and over 33,000 restaurants in more than 120 countries and territories as of December 31, 2025. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES® and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees, and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. At RBI, our core values are:

- DREAM BIG -

Life is too short for small dreams.

- OWNERSHIP -

You value things more when you own them.

- MERITOCRACY -

Your growth is based entirely on what you do and how you do it.

- DIVERSITY -

A wide range of voices and perspectives makes us stronger.

- CREATIVITY INNOVATION -

Find ways to do things differently to make them better.

- AUTHENTICITY-

Be a hard working, good person.

We are committed to growing the TIM HORTONS®, BURGER KING®, POPEYES® and FIREHOUSE SUBS® brands by leveraging our core values, employee and franchisee relationships, and our long track records of community support. RBI is reporting results under six operating segments:

•	Tim Hortons - Operations of our Tim Hortons brand in Canada and the U.S.;

•

Burger King - Operations of our Burger King brand in the U.S. and Canada, excluding results of Burger King restaurants acquired as part of the acquisition of Carrols Restaurant Group (the “Carrols Acquisition”);

•	Popeyes Louisiana Kitchen - Operations of our Popeyes brand in the U.S. and Canada, including the Popeyes restaurants acquired as part of the Carrols Acquisition;

•	Firehouse Subs - Operations of our Firehouse Subs brand in the U.S. and Canada;

•	International - Operations of each of our four brands outside the U.S. and Canada, excluding results of Popeyes China and Firehouse Subs Brazil restaurants; and

•	Restaurant Holdings - Operations of Burger King restaurants acquired as part of the Carrols Acquisition and the operations of Popeyes China and Firehouse Subs Brazil restaurants.

Restaurant Brands International	2026 Proxy Statement	|	Page i

Executive Summary

We are actively working to refranchise the vast majority of the Burger King US company restaurants acquired in the Carrols Acquisition and to find long-term local partners for Popeyes China and Firehouse Subs Brazil. We expect to achieve both objectives by the end of 2027, at which point the Restaurant Holdings segment will wind down.

Corporate Governance Highlights

✓	9 of our 10 director nominees are independent under the NYSE listing standards and applicable U.S. and Canadian securities laws

✓	Separate Executive Chair and CEO roles and a Lead Independent Director, with well-defined oversight responsibilities

✓	Each committee of our Board of Directors is comprised solely of independent directors

✓	All directors stand for election annually

✓	Average director tenure is approximately six years with three new directors onboarded since the end of 2022

✓	Robust governance framework under our Board of Directors Corporate Governance Guidelines, as amended (the “Governance Guidelines”)

✓	Annual self-assessments for Board and its committees overseen by our Nominating and Corporate Governance Committee (the “NCG Committee”)

✓	Majority voting for election of directors as provided in the Canada Business Corporations Act

✓	Mix of director skills, cultures and geographies, with directors that live on three continents

Board Highlights

We are overseen by directors with a broad range of skills and experiences to address RBI’s evolving needs and to represent the interests of our shareholders. The following matrix shows the balance of the skills, qualifications, and backgrounds of our director nominees for election at this Meeting, based on each director nominee’s response to our annual director questionnaire, as reviewed by our NCG Committee and our Board, and as reflected in the director nominees’ biographies and qualifications set forth beginning on page 3. The below matrix is intended to depict notable areas of focus for each director nominee, and not having a mark does not mean that a particular director does not possess that qualification or skill. At least annually, our NCG Committee evaluates and reports to our Board on the skills, qualifications, and backgrounds desirable for our Board to best advance our business strategies and serve the interests of all our stakeholders.

Senior Leadership Experience	☑	☑	☑	☑	☑		☑	☑	☑	☑	9

Business Development / M&A Experience	☑	☑	☑	☑	☑	☑		☑		☑	8

Financial Experience	☑	☑	☑		☑	☑	☑	☑		☑	8

Global Experience	☑	☑	☑	☑	☑	☑		☑	☑		8

Human Resource / Compensation Experience	☑	☑			☑	☑			☑	☑	6

Franchise / Brand Marketing / Retail Experience	☑	☑	☑	☑	☑			☑	☑	☑	8

Restaurant Industry / Operations Experience	☑	☑	☑					☑		☑	5

Digital / Technology / Cybersecurity Experience	☑		☑	☑		☑					4

Real Estate Experience			☑		☑	☑					3

Corporate Social Responsibility / Governance Experience		☑			☑				☑	☑	4

Government / Regulatory Experience					☑				☑	☑	3

Page ii	|	2026 Proxy Statement	Restaurant Brands International

Executive Summary

Compensation Highlights

Our executive compensation programs and incentive plans reinforce our culture of ownership, ensure alignment of executives’ and shareholders’ interests, and provide for a strong link between pay and performance. The overall structure of this year’s executive compensation program continued to consist of three primary components – base salary, annual cash incentives, and long-term equity awards.

We strive to create an ownership culture with performance-based long-term equity awards. Our bonus swap program also allows executives to invest in the company by using a portion of their cash bonus to purchase RBI shares, which are matched with restricted stock units that vest over time. The bonus swap program encourages retention of those shares, as the unvested matching equity awards are forfeited if the purchased shares are sold before the matching equity awards fully vest.

What we do	What we don’t do

✓ Pay-for-performance philosophy with large majority of pay at risk for all executives and senior leaders

✓ Incentive program targets directly aligned with key business objectives in the short-term and shareholder value creation in the long-term

✓ Require stock ownership for all senior leaders (Vice Presidents and above); 12x for our CEO

✓ Settle long-term incentives in equity, not cash

✓ Leverage compensation consultant to inform decisions made by the Compensation Committee

✓ Annual say-on-pay advisory vote

✓ Incentive clawback policy

✗

No rewards to executives for excessive and/or unnecessary risk-taking

✗

No hedging, short-selling, margin, and pledging transactions by RBI employees including named executive officers

✗

No pay out of cash dividends with our long-term incentives before vesting of the underlying shares

✗

No uncapped award opportunities

✗

No change in control excise tax gross ups

✗

No repricing of stock options without shareholder approval

✗

No termination for good reason provisions

✗

No single-trigger change in control acceleration

✗

No excessive perquisites or benefits

Compensation Mix

For 2025, 94% of our CEO’s target total direct compensation and an average of 90% of the target total direct compensation for our other named executive officers (“NEOs”) were performance-based and/or equity-based.

Note: Graph above is based on 2025 compensation.

Restaurant Brands International	2026 Proxy Statement	|	Page iii

Executive Summary

Shareholder Engagement

We proactively engage with our shareholders and stakeholders year-round in a number of forums. Leading up to our annual meeting, we engage with shareholders to seek feedback on our disclosures and proposals, and throughout the year, we meet with investors to discuss a broader range of topics such as compensation, corporate governance and sustainability.

During late 2025, we reached out to our top shareholders, representing approximately 65% of our outstanding common shares, inviting them to join discussions with senior members of our investor relations, total rewards, legal and sustainability teams. We ultimately met with 12 shareholders representing approximately 45% of our outstanding common shares, discussing a broad range of business strategy, executive compensation, governance, sustainability and other topics of interest to our investors.

In February 2026, we hosted an investor event to provide a mid-point update on our progress since the introduction of our long-term growth algorithm in 2024. The investor event was hosted by our senior management at our principal executive offices in Miami, Florida, and investors representing nearly 50% of our outstanding common shares attended in person. We shared updates on our execution of our multi-year initiatives, highlighted operational and brand-building priorities, discussed capital allocation, and other exciting plans for the future of our business.

Shareholder feedback we receive throughout the year is shared with our Board and our management, and we actively incorporate our shareholders’ insights into our decision-making. See “Shareholder Engagement” on page 29 for more information.

Sustainability Highlights

We believe that the delicious, affordable, and convenient meals guests love must also be sustainable, and in 2025, we continued to bring that vision to life. This past year we continued to focus our efforts on executing against our sustainable growth strategy, including:

•	advancing our climate targets,

•	increasing our use of sustainable materials and reducing our guest-facing packaging overall,

•	providing guests with high-quality ingredients,

•	fulfilling our commitment to improving animal welfare outcomes, and

•	making a positive impact on the communities we serve.

Our Audit Committee oversees our broad range of sustainability efforts and receives updates at least quarterly. For more information, see “Sustainability – Restaurant Brands for Good” on page 27 and our 2025 Restaurant Brands for Good Report available at rbi.com/sustainability.

Roadmap of Voting Items

Voting Item	Board Recommendation

Item 1. Election of Directors.

We are asking shareholders to vote on each director nominee to the Board. We believe that each of our director nominees possesses the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success.

FOR

Item 2. Shareholder Advisory Vote to Approve Named Executive Officer Compensation.

We believe that compensation is an important tool to further our long-term goal of creating shareholder value. We are seeking approval of a non-binding advisory vote from our shareholders in favor of the compensation of our named executive officers as described in this proxy statement.

FOR

Item 3. Appointment of KPMG LLP as our auditors.

We are asking shareholders to vote on a proposal to appoint KPMG LLP as our independent auditors to serve until the close of the 2027 Annual Meeting and authorize our directors to fix the auditors’ remuneration.

FOR

Page iv	|	2026 Proxy Statement	Restaurant Brands International

BUSINESS OF MEETING

DIRECTOR NOMINEES:

10 director nominees

elected by majority vote

SAY ON EXECUTIVE COMPENSATION:

Support our pay for

performance practices

APPOINTMENT OF AUDITORS:

Recommended by the Board

and approved by shareholders

Restaurant Brands International	2026 Proxy Statement	|	Page 1

Proposal 1 – Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Our by-laws provide that our Board of Directors (the “Board”) be comprised of between 3 and 15 members, with the Board determining the specific number in its discretion. We currently have 10 members of the Board who have a varied set of perspectives, backgrounds, and experiences. We believe our proposed board size and composition is appropriate and allows effective committee organization and the facilitation of efficient meetings and decision-making.

In connection with its periodic review of board composition, the NCG Committee evaluates the skills, experience, and qualifications represented on the Board and considers whether inviting a new director to join the Board would enhance the Board’s overall effectiveness. This year, following that review, the NCG Committee resolved to recommend the nomination of a new director candidate: Marcia Smith. The NCG Committee’s recommendation is based on Ms. Smith’s senior leadership experience and her corporate social responsibility, governance, government relations and regulatory expertise, which the NCG Committee believes would provide complementary skills to the Board.

Therefore, based on the recommendation of the NCG Committee, our Board has nominated Ms. Smith, together with returning director-nominees Messrs. Behring, de Limburg Stirum, Doyle, Hedayat, Lemann, Melbourne,

and Schwartz, and Mses. Farjallat and Sweeney, to be elected to serve on the Board until the close of the 2027 Annual Meeting of Shareholders or until his or her respective successor has been elected or appointed.

Our Board currently has an Executive Chair, Patrick Doyle, and a Lead Independent Director, Ali Hedayat. Mr. Doyle joined RBI as Executive Chairman, an officer position, in November 2022 and was appointed Executive Chair of the Board in January 2023. Mr. Doyle acts as a bridge between the Board and the CEO, offering guidance and strategic direction. Mr. Hedayat has served as Lead Independent Director since June 2023 and as a director since 2016. Mr. Hedayat works closely with Mr. Doyle to provide an informed, independent perspective to all matters of the Board.

Our by-laws provide that at least 25% of the directors shall be resident Canadians, as required by the Canada

Business Corporations Act (the “CBCA”). Messrs. Hedayat and Melbourne, and Mses. Smith and Sweeney are each a resident Canadian as defined by the CBCA.

As we discuss under “Corporate Governance—Board Independence” on page 16 of this proxy statement, our Board conducts an evaluation of the independence of each director and has determined that all of our director nominees, except Mr. Doyle, qualify as “independent” directors under applicable U.S. and Canadian securities laws and the listing standards of the NYSE.

In accordance with the CBCA, a director nominee will be elected only if the number of votes cast in the director nominee’s favor represents a majority of the votes cast for and against them, subject to certain exceptions. See “Corporate Governance—Election of Directors—Majority Voting” beginning page 17 of this proxy statement.

Each of the above listed director nominees has consented to serve as a director if elected, and each director elected will be to serve a one-year term.

Please see the next page for more information on our director nominees.

Recommendation of the Board

The Board recommends a vote “FOR” each of the director nominees.

Page 2	|	2026 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Director Nominees

We believe that each of our director nominees possesses the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success. Our director nominees were nominated because each is of high ethical character, is highly accomplished in his or her field with superior credentials and recognition, has a sound personal and professional reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Further, it is our view that our director nominees complement each other as a group.

Each director nominee’s principal occupation and other pertinent information about particular experiences, qualifications, attributes, and skills that led the NCG Committee and the Board to conclude that such person should serve as a director, appears on the following pages.

Alexandre Behring

Independent

Committees:

Compensation (Chair)

Nominating and Corporate Governance (Chair)

Our director since:

December 2014

(Chair from December 2014 to January 2019 and as Co-Chair from January 2019 to January 2023)

Qualifications:

The Board nominated Mr. Behring due to his experience in executive roles at private equity firms and as CEO for a large railroad and logistics company as well as his experience as Chair of the Boards of RBI and its predecessor as well as the Kraft Heinz Company. In addition, the Board considered his knowledge of strategy and business development, finance, risk assessment, logistics and leadership development. At our 2025 annual meeting, he received 92.4% votes in favor of his re-election.

Business Experience:

Mr. Behring is a Founding Partner and has been Managing Partner (now Co-Managing Partner) and a Board Member of 3G Capital Partners LP, a global investment firm (“3G Capital”), since 2004. Following the acquisition of Burger King Holdings, Inc. by 3G Capital, he served on the board of Burger King Worldwide, Inc. (“BKW”) and its predecessor as chairman from October 2010 until December 2014. Mr. Behring served as Chairman of the Kraft Heinz Company from July 2015 to May 2022. Since 2022 he has served as a director of Hunter Douglas Group, a global leader in the window coverings industry, and since 2025 he has served as a director of Skechers, a leading global footwear company. Mr. Behring also served as a director of Anheuser-Busch InBev, a global brewer, from March 2014 until March 2019.

Previously, Mr. Behring spent ten years at GP Investimentos, one of Latin America’s premier private equity firms, including eight years as a partner and member of the firm’s Investment Committee. He served for seven years, from 1998 until 2004, as Chief Executive Officer of America Latina Logistica (“ALL”), one of Latin America’s largest railroad and logistics companies. He also served as a director of ALL until December 2011.

Mr. Behring is 59 years old and resides in Milan, Italy.

Other U.S. Public Company Board Service Within Last Five Years:

Current: None.

Within Last Five Years: Kraft Heinz Company (July 2015 – May 2022).

Restaurant Brands International	2026 Proxy Statement	|	Page 3

Proposal 1 – Election of Directors

Maximilien de Limburg Stirum
Independent Committees: Audit Conflicts Our director since: June 2020

Qualifications:

The Board nominated Mr. de Limburg Stirum due to his experience in executive roles at private investment firms and his experience in the quick service restaurant industry. In addition, the Board considered his global leadership experience in strategy and business development, finance, and leadership development as well as his insight into corporate governance, accounting, and mergers and acquisitions, with specific geographic expertise for Europe. At our 2025 annual meeting, he received 99.7% votes in favor of his re-election.

Business Experience:

Mr. de Limburg Stirum has served as the Executive Chairman of Société Familiale d’Investissements (“SFI”), an investment holding company, since May 2012 and as Chief Executive Officer and a director of Denarius S.A., a private investment advisor to SFI. Prior to that, he served as Chief Investment Officer of Compagnie Nationale à Portefeuille, an investment firm, from January 1995 to December 2011.

Mr. de Limburg Stirum has served as a director on a number of private company boards. He previously served as a director and audit committee member of Forest and Biomass Holding, an agricultural crops, biomass and timber production company, from May 2015 to December 2018, of Quick Restaurants S.A., a quick service restaurant company in Belgium and of Groupe Flo, a restaurant company in France.

Mr. de Limburg Stirum is 54 years old and resides in Brussels, Belgium.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Page 4	|	2026 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

J. Patrick Doyle
Executive Chair Committees: None Our director since: January 2023

Qualifications:

The Board nominated Mr. Doyle due to his experience as the former CEO of Domino’s Pizza. The Board also considered Mr. Doyle’s experience leading one of the restaurant industry’s most successful transformations by focusing on putting the guest experience first, franchisee profitability, and being the best at digital ordering and food quality. In addition, the Board considered his global leadership experience in strategy and business development, finance, and leadership development as well as his insight into brand marketing and mergers and acquisitions. At our 2025 annual meeting, he received 98.7% votes in favor of his election.

Business Experience:

Mr. Doyle has served as Executive Chair of our Board since January 2023 and as Executive Chairman of RBI since November 2022.

Most recently, he served as an executive partner of the Carlyle Group, a global diversified investment firm, where he focused on the consumer sector from September 2019 through November 2022. Prior to that, he served as the chief executive officer of Domino’s Pizza from March 2010 to June 2018, having served as president from 2007 to 2010, as executive vice president of Domino’s Team USA from 2004 to 2007 and as executive vice president of Domino’s Pizza International from 1999 to 2004. Mr. Doyle served on the board of directors of Best Buy Co., Inc. from November 2014 to June 2024, and as the Chairman of Best Buy’s board from 2020 to June 2024.

Mr. Doyle earned his M.B.A. from The University of Chicago Booth School of Business, and his B.A. from The University of Michigan. Mr. Doyle is 62 years old and resides in Florida, United States.

Other U.S. Public Company Board Service Within Last Five Years:

Current: None.

Within Last Five Years: Best Buy Co., Inc. (Nov 2014 – June 2024)

Restaurant Brands International	2026 Proxy Statement	|	Page 5

Proposal 1 – Election of Directors

Cristina Farjallat
Independent Committees: Compensation Our director since: January 2023

Qualifications:

The Board nominated Ms. Farjallat because of her experience in international executive leadership roles. In addition, the Board considered her knowledge of strategy, business development, marketing, and digital expertise. At our 2025 annual meeting, she received 98.6% votes in favor of her election.

Business Experience:

Ms. Farjallat has served as regional sales director, mid-market Latin America for Meta since March 2020. Prior to joining Meta, Ms. Farjallat served as senior director of marketplace/chief marketing officer for Mercado Livre do Brasil, a marketplace and fintech company, from March 2017 through February 2020. She served as founder and chief executive officer of Tiena Indústria e Comércio de Cosméticos Ltda, a cosmetics company, from January 2009 to October 2016.

Ms. Farjallat served as an advisor to Americanas, a publicly-traded retail, online commerce and fintech company, from December 2021 to April 2023 and served on its digital committee. From June 2021 to December 2021, she served as an independent board member of Lojas Americanas S.A., one of South America’s largest retailers.

Ms. Farjallat earned her MBA from Harvard Business School and her bachelor’s degree from Universidade de São Paulo. Ms. Farjallat is 54 years old and resides in São Paulo, Brazil.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Page 6	|	2026 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Ali Hedayat
Lead Independent Director Committees: Audit (Chair) Nominating and Corporate Governance Conflicts (Chair) Our director since: July 2016

Qualifications:

The Board nominated Mr. Hedayat because of his significant experience in investment banking, service as chief executive officer of a public company, and outside board service. In addition, the Board considered his international experience as well as his knowledge of finance, mergers and acquisitions and corporate governance. At our 2025 annual meeting, he received 97.9% votes in favor of his re-election.

Business Experience:

Mr. Hedayat is the founder and has been Managing Director of Maryana Capital, a financial firm in Toronto, Ontario, Canada, since March 2015. From July 2024 to July 2025, Mr. Hedayat served as the Chief Executive Officer of DRI Capital Inc. (“DRI Healthcare”), the manager of DRI Healthcare Trust, a TSX traded trust with a portfolio of pharmaceutical and biotechnology investments for which Mr. Hedayat has served on the board since June 2020. Mr. Hedayat has served as the Chief Executive Officer of DRI Healthcare Trust since July 2025, when DRI Healthcare Trust internalized the manager function by acquiring the relevant assets of DRI Healthcare. He previously cofounded Edoma Capital in London, a capital fund, where he worked from 2010 until December 2012, and was a partner at Indus Capital, a capital fund in London, from May 2013 until March 2015. Mr. Hedayat held progressively more senior roles at the Goldman Sachs Group from 1997 to 2010, including from 2005 to 2007 as Managing Director of the European Principal Strategies group and from 2007 to 2010 as Managing Director and Co-head of the Americas Principal Strategies group.

Mr. Hedayat previously served on the board of RMM Management, a music royalty company, from August 2020 to July 2021. Mr. Hedayat also served on the board and audit committee of U.S. Geothermal Inc., a renewable energy company, from February 2017 until March 2018 and served on the board and governance and nomination committee of Crius Energy, an independent energy retailer in the United States, from May 2018 through July 2019.

Mr. Hedayat is 51 years old and resides in Ontario, Canada.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Restaurant Brands International	2026 Proxy Statement	|	Page 7

Proposal 1 – Election of Directors

Marc Lemann
Independent Committees: None Our director since: June 2021

Qualifications:

The Board nominated Mr. Lemann due to his business, investment and mergers and acquisitions knowledge, including his experience in digital technology, venture financing, and real estate. At our 2025 annual meeting, he received 95.6% votes in favor of his re-election.

Business Experience:

Mr. Lemann is an investor and entrepreneur with a broad range of business and investment experience. He is the founder and director of Maai Ltd., which has invested in ventures and public equities since January 2018. Mr. Lemann also served as a member of the general partner of Growth Interface Fund, a long-only public equities fund, from December 2017 until December 2024. He is a co-founder and, since February 2016, a director of Go4it Capital, a venture capital firm that has invested in sports technology, digital media, health and wellbeing ventures. Mr. Lemann also co-founded Go4it Esportes e Entretenimento S.A., a sports agency and business incubator in Brazil, and served as a director from October 2015 until January 2022. Since April 2025, Mr. Lemann has also served as a board member of Stichting Anheuser-Busch InBev, a private foundation.

Since April 2022, Mr. Lemann has served as a member of the board of directors of São Carlos Empreendimentos e Participações S.A., a commercial real estate investment and management company in Brazil that is publicly held and listed on the Brazilian stock exchange, having previously served as an alternate board member from April 2020 to April 2022.

Mr. Lemann graduated from Columbia University with a Bachelor of Arts majoring in economics. Mr. Lemann is 34 years old and resides in Switzerland.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Page 8	|	2026 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Jason Melbourne
Independent Committees: Audit Compensation Conflicts Our director since: September 2020

Qualifications:

The Board nominated Mr. Melbourne due to his experience in executive roles at a large financial services company. In addition, the Board considered his knowledge of finance and capital markets as well as his knowledge of the Canadian market. At our 2025 annual meeting, he received 98.6% votes in favor of his re-election.

Business Experience:

Mr. Melbourne has been the Head of Canadian Capital Markets at Canaccord Genuity since June 2023 and is a member of its global operating committee. Prior to this role, Mr. Melbourne was Global Head of Distribution at Canaccord Genuity from October 2020 to June 2023. He previously served as Global Head of Canadian Equities from May 2010 to October 2020 and as Principal, Sales & Trading for Genuity Capital Markets beginning in January 2005. Prior to his time at Canaccord Genuity, he was Director of Sales and Trading at CIBC World Markets from June 2001 to January 2005.

Mr. Melbourne has served on the board of directors at Lay-Up, a youth basketball foundation that strives to empower youth with the confidence and life skills to become the community leaders of tomorrow, since March 2018, and Huron College – University of Western Ontario, since September 2021. From November 2019 to March 2021, he served on the board of directors of the Ontario Lottery and Gaming Corporation, an agency that develops world-class gaming entertainment in the Province of Ontario.

Mr. Melbourne is 54 years old and resides in Ontario, Canada.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Restaurant Brands International	2026 Proxy Statement	|	Page 9

Proposal 1 – Election of Directors

Daniel S. Schwartz
Independent Committees: None Our director since: December 2014 (Co-Chair from January 2019 to January 2023)

Qualifications:

The Board nominated Mr. Schwartz because of his experience as the CEO and Co-Chair/Executive Chairman of RBI and its predecessors. In addition, the Board considered his knowledge of strategy and business development, finance, marketing and consumer insights, risk assessment, mergers and acquisitions, leadership development and succession planning. At our 2025 annual meeting, he received 98.8% votes in favor of his re-election.

Business Experience:

Mr. Schwartz served as the Chief Executive Officer of RBI and its predecessor BKW from June 2013 until January 2019 and as Executive Chairman from January 2019 through June 2019. Mr. Schwartz joined Burger King Holdings, Inc., the predecessor to BKW, in October 2010 as Executive Vice President, Deputy Chief Financial Officer. From January 2011 until March 2013, he served as Chief Financial Officer of BKW and from March 2013 until June 2013, he served as Chief Operating Officer.

Mr. Schwartz is co-Managing Partner of 3G Capital, a global investment firm. Since 2022, he has served as a director of Hunter Douglas Group, a global leader in the window coverings industry, and since 2025, he has served as a director of Skechers, a leading global footwear company.

Mr. Schwartz is 45 years old and resides in Florida, United States.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Page 10	|	2026 Proxy Statement	Restaurant Brands International

Proposal 1 – Election of Directors

Marcia Smith
Independent Committees: None Our director since: New Director Nominee

Qualifications:

The Board nominated Ms. Smith due to her extensive experience in sustainability, environmental stewardship, community engagement, government relations and corporate affairs, developed throughout her career including more than a decade as a senior executive of a major publicly traded Canadian resource company. In addition, the Board considered her experience as an entrepreneur and her leadership role as a public company independent director and committee chair.

Business Experience:

Ms. Smith served as Senior Vice President, Sustainability and External Affairs of Teck Resources Limited (“Teck”), a Canadian mining company dual-listed on the TSX and NYSE with global operations, from 2012 until 2022, and subsequently as Senior Vice President and Advisor to the President and CEO from 2022 until her retirement in March 2023. During her tenure at Teck, Ms. Smith held global responsibility for government relations, strategic and crisis communications, external stakeholder engagement, health and safety, environmental stewardship, community engagement and social performance. She played a key role in shaping the company’s sustainability strategy and associated investor-facing disclosure. Prior to joining Teck, Ms. Smith served as Managing Partner of the Vancouver and Victoria offices of NATIONAL Public Relations Inc., a Canadian public affairs agency, from 2001 to 2010, following its acquisition of Labrador Communications Ltd., a public affairs company which Ms. Smith co-founded in 1993.

Since 2018, Ms. Smith has served as a member of the board of directors of Aritzia Inc., a leading Canadian fashion retailer and design house listed on the TSX with locations across North America, where she is the chair of the compensation and nominating committee and a member of the audit committee.

Ms. Smith is 64 years old and resides in British Columbia, Canada.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Restaurant Brands International	2026 Proxy Statement	|	Page 11

Proposal 1 – Election of Directors

Thecla Sweeney
Independent Committees: Nominating and Corporate Governance Our director since: January 2022

Qualifications:

The Board nominated Ms. Sweeney due to her experience as a CEO and as a director of multiple companies in various industries and as a consultant. In addition, the Board considered her knowledge of retail, operations, strategy and business development, and finance. At our 2025 annual meeting, she received 98.5% votes in favor of her re-election.

Business Experience:

Ms. Sweeney is a partner and co-founder of Alphi Capital Inc., a private investment firm formed in August 2022. Prior to founding Alphi, from 2004 to 2022, Ms. Sweeney was a member of the investment team at Birch Hill Equity Partners, a leading Canadian mid-market private equity firm focused on investments in the consumer, healthcare and telecom industries. In the 12 years that Ms. Sweeney was a partner at Birch Hill, she spent the last four as an Operating Partner and Executive Chair and Chief Executive Officer for Motion LP, a privately-held provider of complex mobility and accessibility solutions in Canada. Prior to joining Birch Hill, Ms. Sweeney worked on the start-up of Porter Airlines, was a consultant at Bain & Company and spent three years in the Chairman’s Office of George Weston Limited.

Since March 2023, she has served on the board of Dollarama Inc., a publicly-traded Canadian value retailer, and since June 2025, she has served on the board of directors of RedBlue HeatPumps & Refrigeration, a privately held provider of HVAC, plumbing and electrical service. She served on the board of directors of Motion LP from 2014 to January 2023. From 2010 to April 2022, she served on the board of Mastermind LP, a privately-held specialty toy retailer. From 2019 to July 2022 she served on the board of FlexNetworks LP, a privately-held telecom business.

Ms. Sweeney is 54 years old and resides in Ontario, Canada.

Other U.S. Public Company Board Service Within Last Five Years:

None.

Page 12	|	2026 Proxy Statement	Restaurant Brands International

In this section, you can read about

Governance Guidelines	Page 14
Board Leadership Structure	Page 15
Board Independence	Page 16
Annual Election of Directors by Majority Voting	Page 17
Annual Board and Committee Evaluations	Page 17
Board Meetings and Practices Meeting Attendance Director Term Limits and Director Tenure Director Orientation and Continuing Education Director Stock Ownership Guidelines	Page 17 Page 17 Page 18 Page 18 Page 18
Board Committees	Page 18
Risk Management	Page 23

Additional Corporate Governance Policies

  Executive Compensation Clawback Policies

  Code of Ethics/Conduct

  Whistleblowing Policy

  Insider Trading and Anti-Hedging Policies

  Related Party Transaction Policy

Page 25 Page 25 Page 25 Page 26 Page 26 Page 26
Sustainability and Corporate Responsibility Restaurant Brands for Good Executive Officer Demographics	Page 27 Page 27 Page 27
Shareholder Engagement	Page 28
Communication with our Board	Page 29
Certain Relationships and Related Transactions	Page 30
Non-Management Director Compensation	Page 30

CORPORATE

GOVERNANCE

MAJORITY INDEPENDENT BOARD

Elected by

majority vote

Restaurant Brands International	2026 Proxy Statement	|	Page 13

Corporate Governance

CORPORATE GOVERNANCE

Governance Guidelines

Our Board supervises and directs the management of our business and affairs and believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders.

Our Governance Guidelines provide a framework for corporate governance in accordance with applicable U.S. and Canadian securities laws, the CBCA and the NYSE listing standards and the requirements under our organizational documents. Highlights of our Governance Guidelines include the following:

•	A majority of members of the Board must be independent as defined by the NYSE listing standards and applicable U.S. and Canadian securities laws.

•	Our board strives for a balance of characteristics among directors in terms of their geography, thought, viewpoints, backgrounds, skills, experience, and expertise.

•

The committees of the Board are the Audit Committee, the Compensation Committee, the NCG Committee and the Conflicts Committee. The Board may create and maintain other committees from time to time. Committee membership assignments are determined by the Board, on recommendation of the NCG Committee, taking account of our needs, individual attributes, and other relevant factors.

•

Each director serving on the Audit Committee will be an independent director as determined in accordance with the listing standards of the NYSE and meet the enhanced independence standards for audit committee members as set forth in U.S. and Canadian securities laws. Each director serving on the Conflicts Committee will be an independent director as defined under the partnership agreement (as defined in Appendix A of this proxy statement).

•	Executive sessions or meetings of directors without management present will be held as part of each regularly scheduled Board meeting.

•

A director may not accept a position on the board or audit committee of any other public company without first reviewing the matter with the Executive Chair of the Board, subject to limitations on the number of other public company boards or audit committees as set forth in our Governance Guidelines.

•	Director orientation programs are provided to all new directors either prior to or within a reasonable period after their nomination or election to the Board.

•

The Board, with the assistance of the NCG Committee, will conduct an annual performance self- evaluation of the full Board to determine whether the Board and its committees are functioning effectively.

The NCG Committee oversees and evaluates the Board’s performance and its compliance with our Governance Guidelines and other corporate governance regulations and principles. In addition, the NCG Committee periodically reviews our Governance Guidelines, and, if appropriate, will recommend changes to the Board. Our Governance Guidelines are available in the “Investors—Corporate Governance” section of our website at www.rbi.com, as well as under the RBI issuer profile on SEDAR+ at www.sedarplus.ca. No other information on our website or any other website referenced in this document is incorporated into this proxy statement, and such information should not be considered part of this proxy statement. Any request for a copy of the Governance Guidelines may be directed to Restaurant Brands International Inc., 5707 Waterford District Drive, Miami, Florida 33126, Attention: Corporate Secretary. Upon receipt of a request, a copy will be provided free of charge.

Page 14	|	2026 Proxy Statement	Restaurant Brands International

Corporate Governance

Board Leadership Structure

Our governing documents provide us with the flexibility to determine a leadership structure that is in the best interests of RBI. Our Board currently has an Executive Chair, Patrick Doyle, and a Lead Independent Director, Ali Hedayat. Mr. Doyle joined RBI as Executive Chairman, an officer position, in November 2022 and has served as Executive Chair of our Board since January 2023. Mr. Hedayat has served as Lead Independent Director since June 2023. RBI has had a lead independent director role since October 2020. Joshua Kobza has served as our Chief Executive Officer, or CEO, since March 2023. The positions of Executive Chair of the Board and CEO are filled by different individuals and our CEO does not sit on the Board.

The primary responsibilities of our Executive Chair, CEO and Lead Independent Director are as follows:

Executive Chair	CEO	Lead Independent Director

regular engagement with the CEO to review business issues, results, strategy and key projects	engagement with Executive Chair and senior management on strategic priorities	presiding at Board meetings when the Executive Chair is not present, including executive sessions of independent directors, or when a motion involving the Executive Chair is being discussed

focus on big growth unlocks, franchisee success, investor and media engagement	executing RBI’s current strategic plans and initiatives	serving as a liaison between the Executive Chair, CEO and the independent directors

leading strategic discussions at full meetings of the Board	overseeing and directing operations, with objective of enhancing long-term shareholder value	approving Board meeting agendas, including scheduling to assure that there is sufficient time for discussion of all agenda items

participation in quarterly business reviews and annual senior leadership meetings	lead annual offsite business review, annual senior leadership meetings, and monthly and quarterly business reviews for each business unit	consulting with the Executive Chair on materials provided to the Board

market visits with members of senior management	visit markets regularly to connect with franchisees and field teams	serving as a Board representative, if requested, in communications and consultation with major shareholders and other stakeholders, in coordination with management

mentor senior leadership team including CEO, CFO and business unit Presidents	participate in investor and media engagement opportunities	calling meetings of independent directors

Our Board has not developed written position descriptions for the Executive Chair or the CEO, nor adopted a formal policy regarding the need to separate or combine the offices of the Executive Chair and Chief Executive Officer, because the Board believes it is important to retain flexibility to allocate the responsibilities of the offices of the Executive Chair and CEO in any way that it deems in the best interests of RBI at a given point in time. Given the particular experience of Messrs. Doyle and Kobza, the Board believes the leadership structure set forth above is appropriate at this time because it separates the leadership of the Board from the duties of day-to-day leadership of the company. Mr. Doyle has extensive experience in the industry and is able to provide the Board and our senior executives, including our CEO, with unparalleled perspective, guidance, advice and leadership regarding RBI’s business, operations and strategy. As Mr. Doyle does not have daily operational responsibilities,

Restaurant Brands International	2026 Proxy Statement	|	Page 15

Corporate Governance

he is able to focus on leading the Board in fulfilling its oversight and governance responsibilities. Mr. Doyle acts as a bridge between the Board and the CEO, offering guidance and strategic direction. Mr. Doyle also works collaboratively with our Lead Independent Director Mr. Hedayat. While Mr. Doyle, as Executive Chairman, is an officer of RBI and therefore not independent under the NYSE rules or Canadian securities laws, he does not serve as CEO, is not responsible for the daily operations of the company and does not receive any salary or bonus in connection with his service to RBI.

Our Governance Guidelines established the role of Lead Independent Director to ensure the presence of a lead independent voice on the Board in the event the Executive Chair is determined not to be independent. The Lead Independent Director is selected by the independent directors of the Board on recommendation of the NCG Committee. As Mr. Doyle is not independent under applicable listing standards, upon his appointment as Executive Chair the Board elected Mr. Hedayat to serve as Lead Independent Director.

Our Governance Guidelines and the charter of each committee set forth the role of the relevant committee Chair. The Chair of each committee is responsible for setting the frequency and length of the meetings, setting meeting agendas consistent with the committee’s charter, and reporting on the activities of that committee to the full Board on a periodic basis.

Our Board approves, on an annual basis, corporate goals and objectives and parameters within which the CEO operates our business. Our Compensation Committee also establishes annual performance goals to measure the CEO’s individual achievement for purposes of our annual bonus program. The Compensation Committee annually evaluates the CEO against these objectives and our corporate goals, and the Board approves the CEO’s annual bonus based on its own review of the CEO’s performance and the recommendation of the Compensation Committee. For a further discussion of the corporate goals and objectives and the measures by which our CEO is evaluated, please see our Compensation Discussion & Analysis beginning on page 34 of this proxy statement.

Board Independence

It is the policy of the Board that a majority of directors must (i) be independent with no direct or indirect material relationship or business conflict with RBI and (ii) otherwise meet the definition of an “independent” director under U.S. and Canadian securities laws and listing standards of the NYSE and the TSX.

Under the NYSE listing standards, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the listed company. While the focus of the inquiry is independence from management, the board is required to consider all relevant facts and circumstances in making an independence determination.

Our Board has affirmatively determined that the following director nominees and former directors have no material relationship with RBI and otherwise qualify as independent based on the foregoing criteria: Messrs. Behring, de Limburg Stirum, Hedayat, Lemann, Melbourne, and Schwartz, and Mses. Farjallat, Fribourg, Smith and Sweeney.

National Instrument 58-201–Corporate Governance Guidelines (“NI 58-201”), provides guidance on corporate governance practices with respect to director independence, which reflect best practices established by the Canadian Securities Administrators (the “CSA”), but are not intended to be prescriptive. Such best practices provide, among other things, that: (i) a company’s board of directors should have a majority of independent directors; (ii) the chair of the board should be an independent director; (iii) the board should appoint a nominating committee composed entirely of independent directors; and (iv) the board should appoint a compensation committee composed entirely of independent directors. Determinations in respect of “independence” for these purposes are similar to the requirements under the NYSE listing standards.

In conducting its evaluations of Messrs. Behring and Schwartz, the Board considered their affiliation with 3G Capital and 3G Restaurant Brands Holdings General Partner Ltd. (collectively, the “3G Funds”). The 3G Funds currently beneficially own Partnership exchangeable units representing approximately 22% of the combined voting interest in RBI. Under applicable NYSE listing standards, ownership of even a significant amount of stock, by itself, is not a bar to an independence finding; and Canadian rules similarly note that without another relationship,

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Corporate Governance

shareholding alone need not interfere with the ability to exercise independent judgement. While 3G Funds hold a large equity stake in RBI, the Board finds that there are no material relationships or commercial arrangements between Messrs. Behring and Schwartz, on the one hand, and RBI on the other that compromise the independence of Mr. Behring or Mr. Schwartz or provide any different incentives than those associated with equity ownership.

Additionally, in conducting its evaluation of Mr. Schwartz, the Board considered his role as the former CEO of RBI and its predecessor BKW, noting that it has been more than six years since his departure from the role of CEO.

In conducting its evaluation of Mr. Lemann, the Board considered his father’s relationship with 3G Capital, noting that Mr. Lemann does not have any voting or other arrangement with his father or the 3G Funds with respect to RBI shares.

Annual Election of Directors by Majority Voting

There are 10 positions available on the board for a one-year term ending at the next annual meeting of shareholders and 10 director nominees listed in this circular. Shareholders can vote FOR or AGAINST each individual nominee.

Under the majority voting requirements under the CBCA, if there is only one director nominee for each position available on the board, a director nominee will be elected only if the number of votes cast in the director nominee’s favor represents a majority of the votes cast for and against them, subject to certain exceptions described below. If there are more director nominees than positions available on the board, the director nominees receiving the highest number of votes FOR will be elected until all such positions have been filled.

If a director nominee that is an incumbent director does not receive a majority of votes in their favor and positions remain available on the Board, the director nominee will be permitted to remain as a director until the earlier of the 90th day after the day of the election and the day on which their successor is appointed or elected. In addition, elected directors may also reappoint such an incumbent director even if they do not receive majority support in the most recent election in certain instances specified in the CBCA.

Annual Board and Committee Evaluations

For the Board and its standing committees, our Board undertakes an annual evaluation process that is overseen by the NCG Committee. This process includes obtaining the directors’ feedback on how each standing committee and the Board is structured and functioning, including whether each contains the appropriate mix of members, skills, experience, and other characteristics. Additionally, the evaluation requests that directors specifically identify ways the Board and such committees could improve effectiveness and functioning. The results of these assessments are reviewed by the entire Board. Additionally, the Board and its committees annually review the Governance Guidelines, committee charters and other policies for relevant updates.

Board Meetings and Practices

Board, Committee and Annual Meeting Attendance

During 2025, the Board held a total of five meetings. Each incumbent director attended at least 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. During 2025, the Audit Committee met five times, the Compensation Committee met once and the NCG Committee met once.

In accordance with our Governance Guidelines, the Executive Chair of the Board will generally determine the frequency and length of Board meetings and will set the agenda for each Board meeting, in consultation with the Lead Independent Director. Board members are encouraged to suggest the inclusion of additional items on an agenda, and any director may request that an item be placed on an agenda. Board meetings are generally held pursuant to a pre-determined schedule, with additional meetings scheduled as necessary.

Restaurant Brands International	2026 Proxy Statement	|	Page 17

Corporate Governance

The Lead Independent Director presides over regular sessions of independent directors.

We encourage all directors to attend the annual meetings of our shareholders, but attendance is not required. Our 2025 Annual General Meeting was attended by one director.

Director Term Limits and Director Tenure

All directors are elected at the annual meeting of our shareholders for a term of one year. The Board does not believe it should expressly limit a director’s tenure on the Board or set an arbitrary retirement age policy. RBI values the contribution of directors who over time have developed greater insight into our company and operations and therefore provide an increasing contribution to the Board as a whole as well as the new perspectives of directors who more recently joined the Board. As an alternative to term limits or a retirement policy, prior to recommending to the Board that one or more current directors be submitted to the shareholders for re-election, the NCG Committee reviews the performance of the directors potentially standing for election or re-election and makes appropriate recommendations to the Board concerning their candidacies.

Overall, the average tenure of the nominees to our Board, as of the date of the Meeting, is approximately six years, with four directors joining since the beginning of 2022, three directors with a tenure of four to seven years and three directors with a tenure of more than seven years.

Director Orientation and Continuing Education

We provide access to appropriate orientation programs, sessions, or materials for new members of the Board for their benefit generally within a reasonable period of time after their election to the Board. When a new director joins the Board, we provide orientation sessions, including written materials and presentations by various members of senior management regarding our business, strategic plans, and policies. Though not required, we and our Board encourage directors to participate in relevant outside continuing education programs; for example,

Mr. Lemann attended learning sessions on business growth in April, June and October 2025.

Director Stock Ownership Guidelines.

We have in place stock ownership guidelines for non-employee directors to codify our practice of encouraging ownership by members of the Board. Under these guidelines, each non-employee director is required to own RBI equity with a market value of five times the annual base cash retainer within five years of the director’s election to the Board. Restricted stock units (“RSUs”) count as shares owned for purposes of the stock ownership requirements. As of December 31, 2025, all of our non-employee directors either met or were on track to meet this requirement.

Role of Our Board Committees

The Board has three standing committees, the Audit Committee, the Compensation Committee, and the NCG Committee, as well as one non-standing committee, the Conflicts Committee. Each of these committees operates under a written charter. These charters set forth the responsibilities of each committee and are available in the “Investors—Corporate Governance” section of our website at www.rbi.com, and such information is also available in print to any shareholder who requests it through our Corporate Secretary.

Page 18	|	2026 Proxy Statement	Restaurant Brands International

Corporate Governance

Set forth below is a description of the responsibilities of each of our current Board committees and its current membership.

Audit Committee

Audit Committee Members	Audit Committee Functions
• Ali Hedayat (Chair) • Maximilien de Limburg Stirum • Jason Melbourne Audit Committee Report: page 63

›

Oversee the quality and integrity of our consolidated financial statements and related disclosures, including:

•

overseeing our systems of disclosure controls and procedures, and internal control over financial reporting; and

•

reviewing and approving the Audit Committee report that is required by the SEC to be included in our annual proxy statement;

›

Oversee our relationship with the independent auditor, including:

•

reviewing the qualifications, independence, performance and compensation of our independent auditor; and

•

identifying any audit issues or difficulties and management’s response;

›

Oversee the performance of our internal audit function;

›

Oversee risk assessment and risk management, including:

•

risks related to tax strategy, cash investing strategy, cybersecurity, data privacy and sustainability, including climate risk; and

•

workforce practices and risks that affect the brands and operations;

›

Oversee our compliance with all legal and regulatory requirements and our compliance program, including:

•

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and

›

Review and assess the effectiveness of our sustainability strategies, policies, practices and programs.

Directors serving on our Audit Committee may not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Audit Committee.

The Board has determined that each member of the Audit Committee is financially literate according to the NYSE listing standards and Canadian securities laws, and meets the enhanced independence standards for audit committee members required by the SEC and other applicable independence standards. The Board has determined that Mr. Hedayat is qualified as an audit committee financial expert within the meaning of SEC rules and has accounting and related financial management expertise within the meaning of the NYSE listing standards. For more information regarding the business experience of Mr. Hedayat, see his biography under “Proposal 1 – Election of Directors.”

The discussion leader for executive sessions of the Audit Committee is generally the chair of the Audit Committee, Mr. Hedayat. The Audit Committee reviewed and discussed cybersecurity risks during two of its five meetings in 2025.

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Corporate Governance

Compensation Committee

Compensation Committee Members	Compensation Committee Functions
• Alexandre Behring (Chair) • Crista Farjallat • Jason Melbourne Compensation Committee Report: page 49

›

Oversee and set our compensation and benefits policies generally;

›

Evaluate the performance of our CEO and the employees who report directly to the CEO (the “CEO Direct Reports”);

›

Oversee and set compensation for the CEO, the CEO Direct Reports and the members of the Board;

›

Administer equity compensation plans and stock ownership policies for employees and non-employee directors; and

›

Review our management succession plan.

The Compensation Committee establishes, reviews, and approves executive compensation based on, among other factors, an evaluation of the performance of the CEO and CEO Direct Reports in light of corporate goals and objectives relevant to executive compensation, including annual performance objectives, and makes recommendations to the Board with respect to the CEO’s compensation.

The Compensation Committee annually reviews succession planning for the CEO and CEO Direct Reports. This involves reviewing potential internal candidates for each of these roles, noting those that are ready in the short term and those that require additional development. The Board provides opportunities for directors to get to know employees who have been identified as succession candidates by inviting them to make presentations to the Board. For further details on executive compensation, see the CD&A, beginning on page 35 of this proxy statement.

Non-management director compensation is determined by the Board, upon recommendation of the Compensation Committee, taking into account general and specific demands of Board and committee service, Company performance, comparisons with other organizations of similar size and complexity, competitive factors, other forms of compensation received by directors, if any, and other factors which it deems relevant, all with the intent of aligning directors’ interests with the long-term interests of our shareholders. Other than Mr. Doyle, there are currently no management directors serving on the Board. For more details on director compensation, see the discussion under the heading “Director Compensation” below on page 31.

Pursuant to its charter, the Compensation Committee may delegate to one or more officers of RBI the authority to make grants and awards of stock rights or options to any persons other than the CEO, any CEO Direct Report, and any person covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee has delegated this authority to the CEO. In addition, as permitted under applicable law and the NYSE listing standards, the Compensation Committee may delegate its authority to one or more subcommittees or the Chair of the Compensation Committee when it deems appropriate and in the best interests of RBI.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of executive officer compensation, including such compensation consultant’s fees and other retention terms. The Compensation Committee has engaged F.W. Cook to assist with developing a peer group to benchmark compensation.

The Board has determined that each member of the Compensation Committee (i) meets the independence requirements of the NYSE listing standards, including the heightened independence requirements specific to compensation committee members and (ii) meets the definition of a non-employee director under the Exchange Act.

Our Board believes that the Compensation Committee charter outlines an objective process for determining executive compensation based on objective criteria such as evaluating the performance of our executive officers in light of defined performance objectives. The discussion leader for executive sessions of the Compensation Committee is generally the chair of the Committee, Mr. Behring.

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Corporate Governance

Compensation Committee Interlocks and Insider Participation

In 2025, Messrs. Behring and Melbourne and Ms. Farjallat served on our Compensation Committee. In 2025, none of these directors was an officer (as defined in Rule 3b-2 under the Exchange Act) or employee of RBI, or formerly an officer of RBI. In 2025, none of our executive officers served on the compensation committee or board of any company that employed any person that served as a member of the Compensation Committee or our Board.

Nominating and Corporate Governance Committee

NCG Committee Members	NCG Committee Functions
• Alexandre Behring (Chair) • Ali Hedayat • Thecla Sweeney

›

Identify individuals qualified to serve as members of the Board and recommend the proposed director nominees to the Board;

›

Advise the Board with respect to its composition, governance practices and procedures;

›

Review and monitor criteria for the selection of new directors and nominees for vacancies on the Board, including procedures for reviewing potential director nominees proposed by shareholders;

›

Establish, monitor and recommend to the Board changes to the various committees and the qualifications and criteria for membership on each committee;

›

Recommend to the Board the directors to serve on each standing committee and assist the Board in evaluating independence of those directors;

›

Recommend to the Board any action to be taken in connection with director resignations;

›

Oversee and evaluate the Board’s performance and our compliance with corporate governance regulations, guidelines and principles; and

›

Periodically review and recommend changes to our Governance Guidelines, articles of incorporation and by-laws as they relate to corporate governance issues.

The Board is responsible for selecting and nominating directors for election, acting on the recommendation of the NCG Committee and giving attention to the following qualifications and criteria:

›	High personal and professional ethics, integrity, practical wisdom and mature judgment;

›	Board training or prior public company board service, and/or senior executive experience in business, government, or education;

›	Expertise and skills that are useful to RBI and complementary to the background and experience of other Board members, as determined by the Board from time to time;

›

Balance among directors in terms of geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, corporate environment (including different stakeholders in the quick service restaurant industry and the broader restaurant industry), accounting, finance, international, marketing, technology and digital, human resources, and legal services;

›	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

›	Commitment to serve on the Board over a period of several years to develop knowledge about RBI and its operations and provide continuity of Board members;

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Corporate Governance

›	Willingness to represent our best interests and objectively appraise management’s performance;

›	Tenure with the Board, past contributions to the Board, and/or whether advanced age may impact the expected continued capacity to serve as a director; and

›	Anticipated future needs of the Board.

Director Qualifications and Nomination

The NCG Committee believes that the Board should possess a broad range of skills, knowledge, business experience, and backgrounds that provides effective oversight of our business and creates long-term value for shareholders. In connection with the selection of any new director nominee, the NCG Committee will assess the skills and experience of each individual director and the Board, as a whole. The NCG Committee will then seek to identify those qualifications and experience sought in any new candidate that will maintain a balance of knowledge, experience and capabilities on the Board and produce an effective Board.

Selection of candidates is based on, first, the needs of RBI, and second, identification of persons responsive to those needs. We do not have a formal, written policy relating to the identification and nomination of directors who are Aboriginal peoples, persons with disabilities or members of visible minorities. The NCG Committee believes that its goal is to assemble the best Board possible that will bring to us a variety of perspectives and skills derived from high quality business and professional experience. This includes considering the contributions of longer-tenured director nominees who have developed deep institutional knowledge with our business and culture as well as newer director nominees who offer fresh perspectives and market insights, a mix which the NCG Committee reviews annually in lieu of establishing fixed retirement ages or term limits. There are no specific, minimum qualifications that must be met by each director nominee; however, the NCG Committee will evaluate a candidate’s experience, integrity and judgment as well as other factors deemed appropriate in adding value to the composition of the Board as set forth in the Governance Guidelines. Pursuant to its charter, the NCG Committee has the sole authority to retain and terminate any search firm assisting the NCG Committee in identifying director nominee candidates, and has sole authority to approve a search firm’s fees and other retention terms.

We generally believe that a less formulaic approach to board composition, together with a rigorous search for qualified candidates based on the above qualifications and criteria, will best serve our needs. Our Board believes it is paramount to maintain flexibility in the nominating process in order to ensure that the most qualified available candidates are selected as circumstances dictate and the needs of the company evolve. There are currently three female directors on the Board, Mses. Farjallat, Fribourg and Sweeney, representing 30% of our current directors. Assuming all director nominees are elected to the Board, we expect to continue to have three female directors on the Board following the Meeting. There is one member of our board who identifies as a member of a visible minority, Mr. Melbourne, representing 10% of our current directors. None of our directors or nominees identify as Aboriginal persons or persons with disabilities.

Additionally, two of our directors identify as Latino/a and one as of Middle Eastern descent.

As noted above, the Board is responsible for selecting and nominating director candidates based on the NCG Committee’s recommendation. The Board believes that its Governance Guidelines outline objective qualifications and criteria (described above) that promote its objective selection and nomination of director candidates. Potential director candidates recommended by shareholders are evaluated in the same manner as other candidates recommended to the NCG Committee.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE listing standards and applicable Canadian securities laws.

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Corporate Governance

Conflicts Committee

Conflicts Committee Members	Conflicts Committee Functions
• Ali Hedayat (Chair) • Maximilien de Limburg Stirum • Jason Melbourne

›

Consent to, approve and/or direct a number of actions under the partnership agreement (described in Appendix A to this proxy statement) where a real or potential conflict of interest could exist or arise between RBI, on the one hand, and Partnership or holders of Partnership exchangeable units, on the other.

In addition to the three standing committees, the Board, as the general partner of Partnership, has established a Conflicts Committee which is required to consent to, approve and/or direct a number of enumerated actions under the partnership agreement where a real or potential conflict of interest could exist or arise between RBI, on the one hand, and Partnership or holders of Partnership exchangeable units, on the other. Each of the members of the Conflicts Committee is “independent” (as such term is defined in the partnership agreement) in accordance with the requirements of the partnership agreement.

Risk Management

Board Role in Management of Risk

Board of Directors

•  Oversees RBI’s strategy and risk management and maintains ultimate risk oversight responsibility

•  Receives regular reports from each committee chair regarding the risk areas that the Board has delegated to the committees

•  Delegates to the Audit Committee oversight over RBI’s enterprise risk management (“ERM”) program

•  Holds quarterly and annual Board-level discussions with management on key business risks, which may vary based on business conditions and currently include cybersecurity, sustainability and food safety risks

•  Regularly interacts with management

i	i	i

Audit Committee	Compensation Committee	NCG Committee

Oversees risks related to:

•  Financial statements, accounting and audit

•  Financial reporting; disclosure controls

•  Internal audit and controls

•  Legal and regulatory compliance

•  Taxes

•  Liquidity and cash investing

•  Cybersecurity and data privacy

•  Sustainability

•  Workforce practices

•  Brands and operations

•  Related party transactions

	Oversees risks related to: • Compensation policies and practices • Executive and director compensation • Talent development and retention • Management succession planning	Oversees risks related to: • Board and committee composition • Corporate governance policies and practices • Public policy engagement
i

Management • Assesses and manages RBI’s risk exposures on a daily basis, including through our ERM program

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Corporate Governance

Board Oversight of Strategy

The full Board oversees strategy and strategic risk through engagement with management, taking into consideration our key priorities and our business environment, including global trends, disruptors and regulatory developments. RBI’s strategic initiatives are subject to rapidly evolving business dynamics, so the Board regularly receives updates on key strategic initiatives throughout the year to ensure progress is being made against goals, understand where adjustments or refinements to strategy may be appropriate and stay current on issues impacting the business.

Enterprise Risk Management

Our Audit Committee primarily oversees our ERM program, including the processes to identify, monitor and control risk exposures based on our annual assessments of the likelihood and severity of potential risks. The Audit Committee conducts quarterly deep-dive reviews of the Company’s long-term strategic plans and the risks identified by the ERM program. During these reviews, management reports to the Audit Committee on the key commercial and strategic risks facing the Company, and the Audit Committee provides feedback on whether management has identified the key risks and is taking appropriate actions to mitigate risk.

Disclosure Controls

Our management conducts quarterly evaluations of the effectiveness of our disclosure controls and procedures and discloses its conclusions in our periodic reports. Prior to such public disclosure, our management discusses those evaluations and conclusions with the Audit Committee in connection with its review of our periodic reports.

Cybersecurity Risk Management

While our Board may review and assess cybersecurity risks as part of its overall risk oversight, our Audit Committee primarily oversees our cybersecurity risk through:

›

Regular reports from our Chief Information Security Officer (“CISO”) regarding technological risk exposure, cybersecurity risk management strategy and data protection. In 2025, our CISO reported to the Audit Committee in two of the regularly scheduled meetings.

›	Regular reports from our Vice President of Internal Audit function regarding the results of periodic audits of our cybersecurity program.

›	Periodic evaluation of our information security strategies to ensure their effectiveness and, if appropriate, a review from third-party experts.

As an integral part of our overall ERM program, we maintain cybersecurity policies, standards, processes, and practices that are based on recognized frameworks established by the National Institute of Standards and Technology and include the following components:

›	Deployment of technical safeguards, including firewalls, intrusion prevention and detection systems, anti-malware functionality and access controls;

›	Comprehensive incident response and recovery plans and regular testing of such plans, including through tabletop exercises, threat modeling and vulnerability testing;

›	Regular assessments, audits and reviews of our cybersecurity systems and measures by independent third parties, with results reported to the Audit Committee;

›	Management of risks presented by third parties, including vendors, service providers, franchisees and other external users of our systems, as well as by the systems of third parties;

›	Regular and mandatory employee training and awareness programs, as well as employee email phishing testing and training campaigns; and

›	Cross-functional collaboration, as well as controls and procedures to provide for prompt escalation of certain cybersecurity events.

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Corporate Governance

Our ongoing cybersecurity risk mitigation program includes maintaining up-to-date detection, prevention, and monitoring systems and contracting with outside cybersecurity firms to provide continuous monitoring of our systems as well as threat-detection services.

Compensation Risk Management

Based on a review and analysis of our incentive plans, policies and programs, the Compensation Committee believes these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. The Compensation Committee considered the following factors as part of its review:

›	Rigorous oversight from the Board, Compensation Committee, CEO and senior management with discretion to award and/or reduce payouts if excessive risk is taken;

›	Linkage of individual performance targets to the strategic plan established for the CEO by the Board and cascaded through a comprehensive process;

›	Properly balanced pay mix between fixed and variable compensation;

›	Equity awards which align management and shareholder interests to long-term sustainable growth, with awards in the form of restricted stock units and performance stock units; and

›	Bonus swap program that encourages share retention by requiring the forfeiture of unvested bonus matching RSUs if purchased shares are sold before such bonus matching RSUs fully vest.

Additional Corporate Governance Policies

Executive Compensation Clawback Policies

The Compensation Committee maintains a clawback policy which requires RBI to seek to recoup incentive awards made to RBI’s executive officers if the financial results on which such awards were based are subsequently restated.

Effective November 30, 2023, the policy was amended and restated to require with respect to incentive-based compensation received or deemed received after October 2, 2023 that, in the event of a restatement, the Compensation Committee determine the amount of incentive-based compensation that exceeds the amount that would have been received based on restated amounts. Under the policy, the Company must demand repayment or return of such amounts from executive officers. For compensation received prior to October 2, 2023, the prior policy will apply and requires RBI to seek to recoup amounts to the extent such incentive compensation was within a two-year period and the executive officer’s intentional misconduct contributed to the restatement.

Our 2023 Omnibus Plan and our Amended and Restated 2014 Omnibus Incentive Plan each provide that any awards granted under such plan on or after January 1, 2017 are subject to recoupment pursuant to the clawback policy and applicable law. In addition, our award agreements for stock options, performance-based restricted stock units (“PSUs”) and RSUs provide that, in certain circumstances, the award and any proceeds or other benefits a participant may receive may be subject to forfeiture and/or repayment to RBI.

Code of Ethics/Conduct

›	Code of Business Ethics and Conduct. Our Board has adopted a Code of Business Ethics and Conduct applicable to all non-restaurant employees of RBI and its subsidiaries.

›

Code of Ethics for Executive Officers. Our Board has adopted a Code of Ethics applicable to our senior executives to promote the highest ethical standards in RBI’s operation of its global business and the activities of senior management. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website or on a Current Report on Form 8-K following the amendment or waiver. Our senior executives certify compliance with the Code of Ethics for Executive Officers on an annual basis.

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Corporate Governance

›
Code of Conduct for Directors. Our Board has adopted a Code of Conduct to acknowledge its responsibility for promoting an ethical culture through the actions of Board members and the effective oversight of our compliance programs, policies, and procedures. Our Board members certify compliance with the Code of Conduct for Directors on an annual basis.

Each of the Code of Business Ethics and Conduct, the Code of Ethics for Executive Officers and the Code of Conduct for Directors is available in the “Investors—Corporate Governance” section of our website at www.rbi.com.
Our General Counsel and Chief Ethics and Compliance Officer monitors compliance with the Codes and reports any violations to the Board. Furthermore, each of the Code of Ethics for Executive Officers and the Code of Conduct for Directors contemplates that questions or concerns under the Code, as applicable, can be brought directly to the Chair of the Board or our General Counsel.
Whistleblowing Policy
We have in place the Restaurant Brands International Inc. Whistle Blowing Policy in order to provide for the receipt and treatment of complaints received by RBI with respect to violations of the Code of Business Ethics and Conduct, as well as other RBI policies and controls. According to the Whistle Blowing Policy, the General Counsel is responsible for conducting the investigation of complaints received and reporting to the Audit Committee. The Audit Committee is responsible for overseeing the secure reporting process and determining what action should be taken with respect to a material complaint. The Restaurant Brands International Inc. Whistle Blowing Policy is available in the “Investors—Corporate Governance” section of our website at www.rbi.com.
Insider Trading and Anti-Hedging Policies
RBI has an insider trading policy and
pre-clearance
procedures in place that govern the purchase, sale, and other dispositions of our securities by directors, officers, and employees. Our insider trading policy limits the timing and types of transactions in our securities by executive officers, directors, and employees, including our NEOs, requires pre-clearance
of any transactions in our securities with the General Counsel and prohibits short selling. Our insider trading policy also prohibits our officers and employees from hedging or pledging our securities or holding our securities in margin accounts but has exceptions with respect to certain broker assisted exercise or settlement of equity awards. Directors are required to pre-clear
any hedging or pledging transactions pursuant to the insider trading policy. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.
It is also RBI’s policy to comply with all applicable insider trading laws, rules and regulations and applicable New York Stock Exchange and Toronto Stock Exchange rules with respect to any transactions in its securities.
Related Party Transaction Policy
The Board has a written related person transactions policy in place, which is administered by the Audit Committee. This policy applies to any transaction or series of related transactions or any material amendment to any such transaction with a value of at least $75,000 per fiscal year and involving a related person and RBI or any subsidiary. However, under U.S. securities laws, RBI may not make any loan or other extension of credit to any of its directors or executive officers.
For purposes of the policy, “related persons” consist of (i) executive officers, (ii) directors and director nominees, (iii) any person known to us to be a beneficial owner of more than five percent of any class of our voting securities, (iv) immediate family members of any persons listed in clauses (i)-(iii) above or (v) an entity that is owned or controlled by a person listed in clauses (i)-(iv) above, or in which such person serves as an executive officer or partner, or owns 5% or more of the equity interests thereof. In reviewing related person transactions, the Audit Committee takes into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No member of the Audit Committee may participate in any review, consideration, or approval of any related person transaction in which the director or any of his or her immediate family members is the related person. All related person transactions will be disclosed in filings as required under applicable securities laws.

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Corporate Governance

Sustainability and Corporate Responsibility

Restaurant Brands for Good

Our vision is that the delicious, affordable, and convenient meals you love can also be sustainable.

With over 33,000 restaurants and a global network of franchisees and suppliers, we know it is important to align all key stakeholders within and outside of our organization to drive our sustainability priorities forward. This work begins with an effective governance structure which allows for both top-down guidance as well as bottom-up prioritization and execution from our business units.

The Board has delegated oversight of sustainability to the Audit Committee, which discusses sustainability on a quarterly basis, and the Board also receives an update at least annually from the sustainability steering committee. RBI’s sustainability steering committee includes our Chief Corporate Officer and our Chief Procurement Officer, who are jointly accountable for the sustainability framework and strategy. Our Chief Corporate Officer reports to our Chief Executive Officer.

Managing sustainability is a division between corporate strategy and brand-led initiatives. A corporate-level team tracks stakeholder expectations and trends, identifies sustainability initiatives to support the business strategy, and highlights best practices both internally across the group and externally from our peers. The team maintains regular contact with senior leadership, guiding them on long term social and environmental trends and the expectations of global stakeholders and engaging them to incorporate sustainability priorities as part of their business objectives. They also lead the company’s sustainability reporting and work with a number of other business lines to oversee the preparation of sustainability disclosures. Brand sustainability leaders, in partnership with their leadership teams, work together with franchisees to define and develop the brand level business plan and to execute and market sustainability initiatives.

The importance of sustainability at RBI is also reflected in metrics linked to annual employee performance incentives across our business, including incentive plans for RBI’s senior leaders. The incentive designs relating to sustainability include, but are not limited to, reductions in annual bonus performance resulting from failure to deliver on sustainability commitments, including goals relating to emissions reduction, animal welfare, supply chain, plastic reduction, and ingredient review.

Restaurant Brands for Good is our framework for sustainable business, with a long-term focus on improving ingredients, reducing our environmental impact, sourcing responsibly and investing in people and communities. It is about serving great food that our guests and our people love and will feel good about. Additional information about the sustainability initiatives of RBI and our brands as well as our progress to date is available at rbi.com/sustainability, including our 2025 Restaurant Brands for Good Report available therein.

Executive Officer Demographics

We do not have a requirement of a specified percentage of representation of women, Aboriginal peoples, persons with disabilities or members of visible minorities in executive officer or other positions. However, we believe including a range of candidates in the hiring process will lead to a more representative employee population at all levels. In selecting the best candidates for executive positions, we believe a number of factors should be considered including merit, talent, experience, expertise, leadership capabilities, innovative thinking, background and strategic agility. Of our eleven executive officers as of the date hereof, four individuals (36%) are diverse, including two female executive officers (18%), one which identifies as Asian (9%) and one which identifies as Latino (9%). None of our executive officers identify as Aboriginal persons or persons with disabilities.

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Corporate Governance

Shareholder Engagement

We actively engage with our shareholders and other stakeholders throughout the year. We take shareholder feedback and insights into consideration as we review and evolve our practices and disclosures, and further share them with our Board as appropriate.

This year-round effort supplements the ongoing communication between our management and shareholders through various engagement channels including direct meetings and analyst conferences.

We have made responsive changes as a result of our discussions with shareholders in the past. In 2024, we received a shareholder proposal requesting that shareholder meetings be conducted either hybrid or online and not only in person. Based on this proposal we have held hybrid meetings since 2024 and are also holding a hybrid meeting in 2026. In response to prior shareholder discussions in 2024, we undertook a water risk assessment focused on mitigating water risks, continued our work in reducing virgin plastics in guest-facing single-use plastics in the U.S. and Canada, and updated our Governance Guidelines to codify the responsibilities and selection of the Lead Independent Director.

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Corporate Governance

Fall 2025 Engagement

Key Engagement Topics

Executive compensation program	Board independence, leadership structure, board skills and background	Human capital management and related initiatives

Business strategy and performance	Capital allocation strategy	Environmental sustainability, animal welfare, nutrition and natural resources

In the latter months of 2025, we continued our robust shareholder engagement program by reaching out to our top shareholders representing approximately 65% of our outstanding common shares. We ultimately engaged with shareholders representing approximately 45% of our outstanding common shares. In these meetings, we discussed a broad range of business strategy, executive compensation, governance, human capital, sustainability and capital allocation topics, including the possibility of resuming share repurchases. Investors were generally satisfied with the company’s current practices across these topics and gave us constructive and positive feedback on a number of our programs and initiatives. At our Investor Day in February 2026, we announced our intention to become an Investment Grade company and our decision to resume share repurchases.

During these engagements we also discussed RBI’s progress and commitments on a variety of sustainability topics, including animal welfare, plastics and packaging and nutrition. In particular, we discussed undertaking a water risk assessment focused on risk within the supply chain, progress in reducing virgin plastics in guest-facing single-use plastics in the U.S. and Canada, and efforts to enhance traceability and reduce emissions in key commodities such as beef. We also highlighted continued progress on nutrition, including menu improvements and the removal of artificial colors and flavors.

Communication with our Board

Shareholders and other parties interested in communicating directly with the Board, the Executive Chair or the Lead Independent Director of the Board may do so by email to boardofdirectors@rbi.com or by writing to: Board of Directors, c/o Jill Granat, General Counsel and Corporate Secretary, Restaurant Brands International Inc., 5707 Waterford District Drive, Miami, Florida 33126. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder.

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Corporate Governance

The Board’s approved process for handling correspondence received by RBI and addressed to the Executive Chair, the Lead Independent Director or to non-management members of the Board provides that the General Counsel and Corporate Secretary reviews all such correspondence and forwards copies of correspondence that, in the opinion of the General Counsel and Corporate Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. The General Counsel and Corporate Secretary may screen frivolous or unlawful communications and commercial advertisements.

Certain Relationships and Related Transactions

3G Secondary Offering

We are party to a registration rights agreement with 3G Special Situations Fund II, L.P. which provides it and any permitted transferee the ability to require us to register RBI common shares for resale, in certain circumstances and subject to limitations, either (i) upon demand, (ii) pursuant to a shelf registration statement or (iii) by “piggybacking” on another offering that we are conducting. Pursuant to this registration rights agreement, we are required to pay all expenses of any such registration, other than transfer taxes and underwriting discounts and commissions.

In November 2025, RBI filed a registration statement and paid related filing fees to the SEC in connection with a secondary offering of RBI common shares held by 3G Capital, a permitted transferee under the agreement (the “Secondary Offering”). RBI did not sell any common shares in the Secondary Offering and did not receive any proceeds from the sale of the common shares.

Other Related Transactions

In 2025, we refranchised five Burger King restaurants to Midwest Crown Partners, LLC, an entity controlled by the son in law of Patrick Doyle, our Executive Chairman, for a sale price of approximately $2.6 million. Mr. Doyle has no governance rights or control over the buyer entity and is not responsible for supervision, oversight or retention of the franchising relationship. Having considered the material facts and terms of the transaction, the Audit Committee approved the transaction pursuant to our Related Party Transaction Policy.

Employee Indebtedness

None of our current or former directors or executive officers has any amount of indebtedness outstanding to us. As of March 31, 2026, the aggregate amount of indebtedness outstanding by all current and former employees of RBI and any of its subsidiaries, and their respective associates relates to loans for taxes due upon exit from a jurisdiction that are repaid upon the later settlement or exercise of the equity and totals:

Purpose	Aggregate Indebtedness (C$) to RBI or its Subsidiaries
Other	4,234 (1)

(1)

The reported aggregate indebtedness consists of loans denominated in U.S. dollars and was converted from these currencies to the Canadian dollar equivalent using the following exchange rates published by the Bank of Canada for March 31, 2026: 1 U.S. dollar = 1.3971 Canadian dollars.

Non-Management Director Compensation

The compensation for non-management directors of the Board (which does not include Mr. Doyle) is comprised of the following:

›

Initial Equity Grant. Under our director compensation program, each non-management director (which does not include Mr. Doyle) is entitled to receive a one-time grant of stock options when first appointed to the Board. For 2025, this amount was at a notional value of $1,000,000 and it remains the same for 2026. These options vest on the fifth anniversary of the grant date and expire on the tenth anniversary of the grant date, subject to partial vesting upon termination without cause or for death or disability.

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Corporate Governance

›

Retainer Fees. For 2025, non-management directors (which does not include Mr. Doyle) other than the Lead Independent Director, Mr. Hedayat, were entitled to receive an annual retainer of $50,000. The Lead Independent Director was entitled to receive an annual retainer of $70,000. Each member of the Audit Committee, Compensation Committee, NCG Committee and Conflicts Committee was entitled to receive an annual committee fee of $10,000. The retainer component of the director compensation arrangement is the same for 2026.

Non-management directors have the opportunity to elect to defer their annual retainer and committee fees and, in lieu of the cash fees, to receive a grant of restricted share units (RSUs) with a value of two times the forgone fees. The RSUs are fully vested at the time of grant and will be settled upon termination of board service.

The following table summarizes compensation paid to each of our directors during 2025.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total Compensation ($)

Alexandre Behring	—	140,000	140,000

Maximilien de Limburg Stirum	—	140,000	140,000

J. Patrick Doyle (3)	—	—	—

Cristina Farjallat	—	120,000	120,000

Jordana Fribourg	—	100,000	100,000

Ali Hedayat	—	200,000	200,000

Marc Lemann	—	100,000	100,000

Jason Melbourne	—	160,000	160,000

Daniel Schwartz	—	100,000	100,000

Thecla Sweeney	—	120,000	120,000

(1)

All of our non-management directors elected to defer their retainer and committee fees for 2025 and to receive restricted share units (RSUs) in lieu of cash with a value of two times the forgone fees. All of the directors made this election prior to December 31, 2024. The RSUs were granted on December 31, 2025 based on the $68.75 NYSE closing price (or, for the Canadian resident directors, C$94.13 TSX closing price) of a common share of RBI on the date prior to the grant date, December 30, 2025, and were fully vested on the grant date. The number of RSUs granted to each of the directors was determined based on the amount of the director’s retainer and committee fees, if applicable, multiplied by two and divided by $68.75 (or, for the Canadian resident directors, C$94.13).

(2)

The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2025 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding these awards, refer to Note 15 to our audited consolidated financial statements for the year ended December 31, 2025, which are included in our 2025 Form 10-K filed with the SEC and on SEDAR+ at www.sedarplus.ca.

(3)	As our Executive Chairman, an officer position, Mr. Doyle is not a non-management director and therefore does not receive any additional compensation for his service on the Board.

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Corporate Governance

The table below sets forth the aggregate number of RSUs and unexercised stock options held by each director as of December 31, 2025.

	Aggregate Number of RSUs Outstanding as of December 31, 2025(4)	Aggregate Number of Options Outstanding as of December 31, 2025(5)
	(#)	(#)

Alexandre Behring(1)	134,688	—

Maximilien de Limburg Stirum	10,804	17,934

J. Patrick Doyle(2)	1,049,288	2,000,000

Cristina Farjallat	5,029	15,218

Jordana Fribourg	4,025	13,118

Ali Hedayat	21,299	—

Marc Lemann	6,708	15,358

Jason Melbourne	10,568	18,860

Daniel Schwartz(3)	13,828	—

Thecla Sweeney	6,299	17,841

(1)	As of December 31, 2025, all of the RSUs and the shares were held by CLBB Investments Holdings Fund Ltd., of which Mr. Behring and his family control and own the equity.
(2)

Mr. Doyle received his equity awards upon his appointment in 2023. His RSU amount consists of 220,903 RSUs and 828,385 PSUs. The remaining vestings for his RSUs are expected to occur on November 21, 2026 and November 21, 2027. His PSUs have a performance period beginning November 21, 2022 and ending May 21, 2028, and may be earned from 50% for the threshold performance to 200% for maximum performance, based on meeting performance targets tied to the appreciation of the price of RBI common shares.

(3)	As of December 31, 2025, 1,549 of the RSUs were held by Miami Restaurant Holdings, LLC. Mr. Schwartz holds all voting and dispositive power over securities held by the entity.
(4)	As of December 31, 2025, all RSUs (other than those held by Mr. Doyle) are earned but will only settle upon termination of Board service.
(5)

As of December 31, 2025, the vesting dates for outstanding options held by each director are as follows: options held by Mr. Doyle vest on November 21, 2027; options held by Ms. Farjallat vest on February 24, 2028; options held by Ms. Fribourg vest on June 15, 2028; options held by Mr. Lemann vest on June 25, 2026; and options held by Ms. Sweeney vest on January 1, 2027. The options held by Mr. de Limburg Stirum and Mr. Melbourne were fully vested as of December 31, 2025.

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In this section, you can read about

Compensation Discussion & Analysis	Page 34
Compensation Committee Report	Page 48
2025 Summary Compensation Table	Page 49
2025 All Other Compensation Table	Page 51
2025 Grants of Plan-Based Awards Table	Page 52
2025 Outstanding Equity Awards at Fiscal Year-End Table	Page 54
2025 Option Exercises and Stock Vested Table	Page 55
2025 Pension Benefits	Page 56
Potential Payments Upon Termination or Change in Control Table	Page 56
Proposal 2 – Advisory Vote on Executive Compensation	Page 59

EXECUTIVE

COMPENSATION

COMPENSATION

DISCUSSION AND

ANALYSIS

Compensation

Committee Report

EXECUTIVE

COMPENSATION

TABLES

PROPOSAL 2

Advisory “say on

pay vote” on executive

compensation

Restaurant Brands International	2026 Proxy Statement	|	Page 33

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion & Analysis

This Compensation Discussion and Analysis (“CD&A”), outlines our compensation philosophy and objectives and describes our executive pay programs for 2025 and the compensation of our named executive officers, whom we refer to as our NEOs:

›	Joshua Kobza, Chief Executive Officer

›	Sami Siddiqui, Chief Financial Officer

›	Axel Schwan, President, Tim Hortons Canada and U.S.

›	Thomas Curtis, President, Burger King U.S. and Canada

›	Jill Granat, General Counsel

Unless otherwise specified, all dollar amounts set forth in this CD&A are in U.S. dollars.

2025 Performance and Financial Highlights

Our performance in 2025 reflects the progress we’ve made in strengthening our brands and our system, driven by consistent execution from our teams and franchisees. By staying focused on the fundamentals, we delivered our third consecutive year of roughly 8% organic Adjusted Operating Income growth and built a stronger, more focused foundation for the long term.

$46.8B Global System-wide Sales	2.4% Global Comparable Sales	2.9% Global Net Restaurant Growth

$2.2B Income from Operations	$2.63 Diluted Earnings per Share from Continuing Operations	$3.69 Adjusted Diluted Earnings per Share*

$2.6B Adjusted Operating Income*	$1.7B Net Cash from Operating Activities from Continuing Operations	$1.4B Free Cash Flow*

*	Refer to Appendix B for a reconciliation of Non-GAAP financial measures.

RBI’s Executive Compensation Program

Pay-for-Performance Compensation Philosophy

Our compensation philosophy is rooted in our values of ownership and meritocracy and aligns with our shareholders’ interest in long-term value creation:

›	Talent: attracting and retaining top talent around the globe;

›	Performance: connecting executive outcomes directly to company performance;

›	Wealth Creation: tying wealth creation to significant, long-term equity ownership; and

›	Risk Management: mitigating compensation-related retention risk.

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Compensation Discussion and Analysis

Governance and Best Practices

Consistent with our philosophy, our compensation programs complement each other to provide a clear link between what we pay our NEOs and RBI’s performance over both short- and long-term periods. This is clearly reflected in the governance and execution of our compensation program.

What we do	What we don’t do

✓ Pay-for-performance philosophy with large majority of pay at risk for all executives and senior leaders

✓ Incentive program targets directly aligned with key business objectives in the short-term and shareholder value creation in the long-term

✓ Require stock ownership for all senior leaders (Vice Presidents and above); 12x for our CEO

✓ Settle long-term incentives in equity, not cash

✓ Leverage compensation consultant to inform decisions made by Compensation Committee

✓ Annual say-on-pay advisory vote

✓ Incentive clawback policy

✗

No rewards to executives for excessive and/or unnecessary risk-taking

✗

No hedging, short-selling, margin, and pledging transactions by RBI employees including named executive officers

✗

No payment of cash dividends with our long-term incentives before vesting of the underlying shares

✗

No uncapped award opportunities

✗

No change in control excise tax gross ups

✗

No repricing of stock options without shareholder approval

✗

No termination for good reason provisions

✗

No single-trigger change in control acceleration

✗

No excessive perquisites or benefits

Role of Compensation Committee

The Compensation Committee is responsible for establishing and overseeing our compensation philosophy and for setting our executive compensation and benefits policies and programs generally. The Compensation Committee assists the Board in overseeing all items as defined in its charter and has access to members of management and independent compensation consultants to assist in approving items under its purview.

Each year, our Compensation Committee evaluates our incentive compensation program for alignment with our strategic priorities and expectations for our business. For 2025, Frederic W. Cook & Co., Inc. (“F.W. Cook”) was retained as a compensation consultant. F.W. Cook assists with peer group selection and analysis and provides data on competitive benchmarking, along with recommendations for pay levels and practices.

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Compensation Discussion and Analysis

How compensation decisions are made

RBI Management		Compensation Consultant		Compensation Committee

•

Provides inputs regarding RBI’s business strategy and performance against business objectives

•

CEO provides initial recommendations regarding compensation program structure and design

•

Proposes individual performance goals for Individual Achievement under Annual Bonus Program

•

Provides additional information as requested by the Compensation Committee

▶

•

Assists with peer group selection and analysis

•

Reviews and advises on management recommendations

•

Advises the Compensation Committee on governance trends

•

Provides data on competitive benchmarking and independent recommendations for pay levels and practices

▶

•

Reviews and approves plan design, metrics, goals, and overall incentive compensation funding levels

•

Reviews and approves individual targets and compensation for executives based on market and benchmarking data

•

Assesses performance in relation to defined goals and approves achievement of executive incentive compensation

Shareholder Engagement and Consideration of Shareholder Advisory Vote

As part of its compensation setting process, the Compensation Committee takes into consideration the feedback that it receives from shareholders during our off-season engagement and reviews the results of the prior year’s shareholder advisory vote. During 2025, we heard from shareholders that they were fundamentally comfortable with our executive compensation structure and pleased that it was creating an ownership mindset within senior management. However, they asked that we provide more transparency regarding the scope of participation in the bonus swap program. As a result, we have added additional disclosure under “Participation in the 2025 Bonus Swap Program” in the Annual Bonus Swap section of this CD&A.

In addition, at the 2025 annual meeting of shareholders, approximately 97.5% of the votes cast were voted in favor of RBI’s executive compensation. The Compensation Committee intends to continue to review the results of the advisory vote and will consider all executive compensation feedback obtained from shareholder engagements.

Based on the feedback of the off-season shareholder engagement and the Say-On-Pay vote, the Compensation Committee decided to retain the prior year’s executive compensation program structure for 2025.

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Compensation Discussion and Analysis

Compensation Peer Group

To ensure the executive pay program is competitive in attracting, motivating and retaining qualified individuals to work at RBI, we maintain a compensation peer group for market comparisons and to guide our decision-making process regarding executive compensation. For 2025, the Compensation Committee reviewed and approved the following Peer Group based on the recommendations provided by F.W. Cook for use in determining compensation competitiveness of our NEOs and other executives under their purview. The peer group was selected with a mix of restaurants, hospitality, and consumer packaged goods companies. The Compensation Committee strives to select, based on F.W. Cook’s recommendation, companies that operate in similar industries, have global brand recognition, are subject to U.S. disclosure requirements, and are of a similar size (based on market capitalization, EBITDA, systemwide sales, and corporate sales with values approximately one-third to three times the size of RBI).

Restaurants	Hospitality, Travel & Leisure	Packaged Food & Consumer Goods
• Chipotle Mexican Grill, Inc. • Domino’s Pizza, Inc. • McDonald’s Corporation • Starbucks Corporation • The Wendy’s Company • Yum! Brands, Inc. • Darden Restaurants, Inc.	• Hilton Worldwide Holdings, Inc. • Hyatt Hotels Corporation • Marriott International Inc. • Las Vegas Sands Corp. • Royal Caribbean Cruises Ltd.	• Kraft Heinz Company • Kimberly-Clark Corporation • Kellanova

Compensation Elements

Our compensation program is market-competitive and is based on a pay-for-performance philosophy. The following provides an overview of each element of our compensation program and describes both the process for determining each element and how such compensation relates to RBI’s pay-for-performance philosophy and meritocratic principles.

Category	Type	Element	Description
Cash-based	Fixed	**Base Salary**	Ongoing cash compensation based on the executive officer's role and responsibilities, individual job performance, and experience. Balances external market practice with internal equity for executives with comparable scope & responsibilities
Cash-based	Performance-based	**Annual Cash Incentive (Annual Bonus Program)**	Annual cash incentive with target award amounts for each executive officer, payout determined by performance against short-term financial and strategic targets Short-Term Performance Link: Actual cash payouts are linked to annual achievement of business (75%) and individual (25%) performance targets, and can range from 0-175% of target
Equity-based	Performance-based	**Matching Restricted Share Units (tied to Bonus Swap Program)**	Our Bonus Swap Program provides an opportunity for our senior leaders to purchase RBI shares with a portion of their Annual Cash Incentive and receive a matching award of Restricted Stock Units which vest ratably over 4 years Short-Term Performance Link: Awarded based on Annual Bonus Program achievement Long-Term Performance Link: Tied to value of RBI's common stock over vesting period
Equity-based	Performance-based	**Performance Share Units (PSUs)**	Equity awards for senior leaders, top performers, and/or key hires to align their compensation with long-term value creation. Cliff vesting following a three-year performance period Short-Term Performance Link: Awarded based on annual performance Long-Term Performance Link: Tied to value of RBI's common stock over vesting period; earned amount subject to relative Total Shareholder Return (TSR) vs. S&P 500 and can be earned from 0% -150%

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Compensation Discussion and Analysis

Target Compensation Mix

As further disclosed below on page 42 under “2025 Target Compensation Decisions,” a significant percentage of our NEOs’ annual compensation is “at risk,” such that the compensation will vary based on performance. For 2025, 94% of our CEO’s target total direct compensation and an average of 90% of the target total direct compensation for our other NEOs were performance-based and/or equity-based.

Base Salary

We pay an annual base salary to each of our NEOs in order to attract and retain them by providing a competitive fixed rate of cash compensation. Our Compensation Committee approves the NEO base salary at the beginning of the year, based on its annual peer group benchmarking and a review of a variety of factors including the NEOs’ skills, experience, scope of responsibilities, tenure in the position, performance level, internal pay equity, and future potential.

Annual Cash Incentive (Annual Bonus Program)

The Annual Bonus Program is designed to incentivize completion of specific and measurable consolidated and business unit-specific objectives, as approved by the Compensation Committee at the beginning of the year.

Earned annual bonus is calculated using the below framework:

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Compensation Discussion and Analysis

In all cases, actual bonus payout is subject to:

›	attainment of threshold performance of Adjusted Operating Income (“AOI”) and individual achievement;

›	a reduction if certain expense targets or compliance requirements are not met; and

›

an upward or downward adjustment of up to 20% based on a qualitative evaluation of RBI’s performance and the executive’s performance, as recommended by the CEO and approved by the Compensation Committee, subject to the overall bonus payout cap.

In early 2025, the Compensation Committee modified the Annual Bonus Program structure for 2025 for each of Messrs. Kobza and Siddiqui and Ms. Granat to include up to a 20% positive or negative modifier based on the outcome of our efforts to find a suitable joint venture partner for our Burger King China business. The Compensation Committee determined that it would evaluate final performance, specifically considering partner quality, committed capital and terms of the master development agreement. The Compensation Committee, in its sole discretion, would evaluate the quality of the outcome based on the factors above and on such basis would determine the final adjustment. See page 44 under “2025 Annual Bonus Program Payout” for further discussion of the Compensation Committee’s evaluation.

Annual Bonus Program – Bonus Swap Program

To further foster a culture of ownership, RBI provides its executives with an opportunity to invest a portion of their annual cash bonus into RBI common shares (“Investment Shares”) and leverage that investment through the issuance of bonus matching RSUs (“Matching RSUs”). We consider these Matching RSUs to be a key part of our executive team’s Long-Term Incentive compensation.

Eligible employees (including our NEOs) were offered an opportunity to use either 25% or 50% of their calculated net bonus for 2025 (after deducting an amount based on a theoretical tax rate of 40% in the U.S.) to purchase Investment Shares. The number of Investment Shares purchased was calculated by multiplying the theoretical net bonus and the swap election percentage and then dividing by the closing price on the trading day prior to the date of purchase reported on the TSX (denominated in Canadian dollars) for Canadian participants or on the NYSE (denominated in U.S. dollars) for all other participants:

*While our NEOs had the option to use 25% or 50% of their net bonus to purchase our shares, all our NEOs elected to use 50%.

The number of Matching RSUs a participant receives was calculated by multiplying the gross annual bonus earned, the election percentage, and a multiplier associated with the participant’s level in the organization (2.25x for our NEOs), divided by the closing price of our stock on the trading day prior to the date of purchase.

*As all our NEOs used 50% of their net bonus to purchase our shares, a corresponding 50% election percentage was applied to each NEO’s gross bonus in calculating the number of applicable matching RSUs.

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Compensation Discussion and Analysis

Dividend equivalents accrue on the Matching RSUs in additional RSUs having a fair market value as of the applicable dividend payment date equal to the value of the dividend that would have been distributed if a Matching RSU was an issued and outstanding common share. The Dividend Equivalents are subject to the same terms and conditions as the Matching RSUs to which they relate and will be settled on the relevant settlement date of the Matching RSUs. Note that Matching RSUs related to the 2025 Annual Bonus program are granted in 2026 and will be reported in the Summary Compensation Table in the 2027 Proxy Statement.

Participation in the 2025 Bonus Swap Program

›	Over 93% of our employees at the “director” pay level and above participated in the 2025 Bonus Swap Program.

›

Over 73% of our eligible employees own equity in RBI through participation in our bonus swap program, amounting to over $350 million in RBI stock, and our senior leadership (our CEO and the CEO Direct Reports) also have a substantial share of their net worth in RBI securities.

›	In February 2026, each of our NEOs elected to swap 50% of their 2025 net bonus for RBI Investment Shares, with the total figures shown below:

	Shares Purchased (#)	Value of Shares Purchased ($)

Joshua Kobza Chief Executive Officer	8,149	560,732.69

Sami Siddiqui Chief Financial Officer	3,843	264,436.83

Axel Schwan President, Tim Hortons	2,498	171,887.38

Thomas Curtis President, Burger King	2,055	141,404.55

Jill Granat General Counsel	3,719	255,904.39

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Compensation Discussion and Analysis

Long Term Incentive Compensation
Consistent with our values of ownership and meritocracy, our Compensation Committee believes equity-based compensation should be an important component of our compensation structure. Equity awards to NEOs are in the form of PSUs to ensure long-term alignment with shareholders. The PSUs awarded as part of our annual long-term incentive program are three-year cliff vesting awards based on relative TSR compared to the S&P 500. However, from time-to-time
we have granted special PSU awards which are typically of longer duration to incentivize and reward our senior executives. Design of our 2025 PSU awards, along with details of PSU awards vesting in 2025, are further detailed below.
Given the wide range of investment alternatives available to our shareholders, our Compensation Committee believes that measuring our TSR against a broad market index such as S&P 500 aligns our executive compensation more appropriately than measuring against a narrower set of restaurant-specific peer group.
Timing of Equity Awards
RBI’s Compensation Committee generally makes grants to executives, including named executive officers, at a meeting early in the calendar year and delegates to the CEO the ability to make grants to a broad group of other employees. Such grants are issued at a set grant date that is generally a week or more after the release of financial information for the prior fiscal year so that such grants are made after the market has incorporated any material non-public
information. Additional grants may be made by the Compensation Committee or its delegate at such other times as necessary for business purposes related to employee promotion, retention, or new hires. Although RBI does not have a formal policy with respect to the timing of equity-based awards, we determine a specific calendar of trading blackout dates each year, and awards of options and other stock appreciation rights are not granted in proximity to the release of material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Benefits and Perquisites
In addition to base salary, annual cash bonuses and long-term equity incentives, we provide the following executive benefit programs to our NEOs and other executives:
Executive Life Insurance Program
The Executive Life Insurance Program provides life insurance coverage which is paid by us and allows our U.S. executives to purchase additional life insurance coverage at their own expense. Coverage for our NEOs is limited to the lesser of $1.3 million or 2.75 times base salary.
Other Benefits
We maintain a benefits program consisting of retirement income and health and welfare plans, which are available to the NEOs on the same basis as all other full-time employees. Our health and welfare plans consist of life, disability and health insurance benefit plans that are available to all eligible full-time employees. We also provide a 401(k) plan that is available to all eligible full-time U.S. employees. The 401(k) plan includes a matching feature of up to four percent of the employee’s base salary, subject to IRS limits.
RBI provides tax support in the form of tax equalization and tax preparation services to each of the NEOs, so that they can continue to focus on the business regardless of where they need to travel. We also pay for annual comprehensive physicals for employees at the level of vice president and above. Additionally, we offer, at our cost, long term disability insurance of up to 60% of eligible earnings, not to exceed $10,000 per month. From time to time, RBI provides other limited perquisite benefits. Further details are provided in the 2025 All Other Compensation Table.

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Compensation Discussion and Analysis

Compensation Program Evolution

The Compensation Committee completes an annual review of the incentive compensation plan to continue to align our executives with the short and long-term interests of our shareholders. Many factors are considered in the review, including feedback from shareholders, business results, and market trends in order to continue to retain our leaders.

Below timeline provides a summary of the actions we have taken to design our executive compensation plans to continue to align the interests of our senior leaders with those of our shareholders.

2025 Compensation Decisions and Performance Results

2025 Target Compensation Decisions

The Compensation Committee annually reviews the compensation of our NEOs and other executives under their purview. After review, the Compensation Committee approved the following salaries and bonus targets and target total direct compensation (“TDC”) for our NEOs for 2025:

					Long-Term Incentives
	Base Salary ($)	Target Bonus (%)	Target Bonus ($)	Target Cash Compensation ($)	Matching RSUs ($)	PSUs ($)	Target Total Direct Compensation ($)

Joshua Kobza Chief Executive Officer	950,000	200%	1,900,000	2,850,000	2,137,500	10,000,000	14,987,500

Sami Siddiqui Chief Financial Officer	685,000	130%	890,500	1,575,500	1,001,813	4,500,000	7,077,313

Axel Schwan President, Tim Hortons	625,000	130%	812,500	1,437,500	914,063	4,000,000	6,351,563

Thomas Curtis President, Burger King	625,000	130%	812,500	1,437,500	914,063	4,000,000	6,351,563

Jill Granat General Counsel	630,000	140%	882,000	1,512,000	992,250	2,750,000	5,254,250

2025 Base Salary and Target Bonus Decisions

There were no changes in 2025 to the base salary or the target annual bonus percentage (the “Bonus Target”) for any of our NEOs. The Bonus Target is multiplied by the NEO’s base salary to calculate the target annual bonus amount payable at the 100% achievement level.

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Compensation Discussion and Analysis

2025 Annual Bonus Program Results

As described in the Annual Bonus Program overview section, the business performance component of the Annual Bonus Program is determined based upon performance in four key financial metrics: comparable sales, net restaurant growth, franchisee profitability, and Adjusted Operating Income. The business performance totals 75% of each NEO’s overall achievement. The individual performance component totals 25% of each NEO’s overall achievement and is assessed against multiple quantitative and qualitative metrics (“Key Performance Indicators”) that are relevant to each executive’s span of control. For the 2025 compensation for each of Messrs. Kobza and Siddiqui and Ms. Granat, the Compensation Committee approved the inclusion of a 20% positive or negative modifier, based on the outcome of our efforts to find a suitable joint venture partner for our Burger King China business.

Business Performance

Performance is evaluated relative to 100% achievement levels which are set at the beginning of the year and approved by the Compensation Committee along with threshold and maximum payout levels. For 2025, the Compensation Committee set the performance threshold for the performance curve to 0% (by linear interpolation) to better reflect the relative performance compared to our peers in the face of macroeconomic headwinds. The Compensation Committee maintained 50% as the threshold achievement level for NRG.

The assessed business performance achievement for those operating segments that relate to our NEO’s compensation are set forth below. Messrs. Kobza and Siddiqui and Ms. Granat are evaluated against the business performance of RBI as a whole, Mr. Schwan is evaluated against the business performance of our Tim Hortons (Canada & US) segment, and Mr. Curtis is evaluated against the business performance of our Burger King (US & Canada) segment.

Business Performance Scorecard	Joshua Kobza Sami Siddiqui Jill Granat **RBI**	Axel Schwan **Tim Hortons**	Thomas Curtis **Burger King**
	0% Payout / 100% Payout / 200% Payout	0% Payout / 100% Payout / 200% Payout	0% Payout / 100% Payout / 200% Payout
Same Store Sales *Focuses leadership on topline growth for existing locations*	*Weight: 20%* 2.4% Threshold 0% / Target 4.5% / Max. 7.8%	*Weight: 25%* 2.7% Threshold 0% / Target 4.0% / Max. 7.0%	*Weight: 25%* 1.5% Threshold 0% / Target 4.0% / Max. 7.0%
Net Restaurant Growth[1] *Emphasizes the importance of unit growth in new & existing markets*	*Weight: 15%* 916 Threshold 573 / Target 1,429 / Max. 1,773	*Weight: 15%* 47 Threshold (1) / Target 95 / Max. 110	*Weight: 10%* (57) Threshold (70) / Target (30) / Max. 50
Franchisee Profitability[2] *Directly aligns leadership with the success of our franchise partners*	*Weight: 10%* 35% Threshold 0% / Target 100% / Max. 200%	*Weight: 10%* C$295K Threshold C$275K / Target C$323K / Max. C$371K	*Weight: 15%* $185K Threshold $200K / Target $216K / Max. $230K
Adjusted Operating Income[1] [3] *Ensures continued focus on operating efficiency and shareholder value creation*	*Weight: 30%* 2,567 Threshold 2,380 / Target 2,600 / Max. 2,742	*Weight: 20% TH + 5% RBI* 1,079 Threshold 1,023 / Target 1,060 / Max. 1,115	*Weight: 20% BK + 5% RBI* 534 Threshold 543 / Target 559 / Max. 593
Business Performance Scorecard Achievement	**72.3%**	**88.4%**	**26.3%**

(1)	RBI performance targets for NRG and AOI were set to exclude the results of Burger King China.

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Compensation Discussion and Analysis

(2)

RBI scorecard reflects weighted average of brand performance based on 20% each of our 5 franchisor segments (TH, INT, BK, PLK, FHS); performance is estimated based on self-reported franchisee results and reflects rounding.

(3)

AOI scorecard reflects the following adjustments to the AOI (excluding Restaurant Holdings segment results) reported in our 2025 Form 10-K: (a) adds back Restaurant Holdings segment results to the AOI for BK and RBI, (b) excludes the impact of foreign exchange rates and (c) includes the impact of advertising fund interest income.

Individual Performance

As described in the Annual Bonus Program section, the individual performance component is assessed against multiple Key Performance Indicators that are relevant to each executive’s span of control. The Compensation Committee reviews the Key Performance Indicators for each executive and ensures that they are aligned with the priorities and strategic direction of the Company. No individual Key Performance Indicator was material to the NEO’s compensation for 2025.

The below table provides additional information regarding our 2025 NEOs and the material elements of their compensation.

2025 Performance Highlights

Joshua Kobza Chief Executive Officer

•

Built a visible path towards 5%+ Net Restaurant Growth (“NRG”) by 2028

•

Successfully completed the Burger King China (“BK China”) joint venture transaction (as further described below) as well as a number of franchising and development deals in the International segment, strengthening our NRG

•

Increased our adjusted diluted Earnings per Share (“adj. EPS”)* by 10.7% year-over-year to $3.69, furthering our long-term target of delivering strong double-digit total shareholder returns

•

Strengthened operational performance in our home markets, reinforcing our portfolio, improving guest experience and helping to drive continued comparable sales growth

Sami Siddiqui Chief Financial Officer

•

Successfully completed the BK China joint venture transaction (as further described below) as well as a number of franchising and development deals in the International segment, strengthening our NRG

•

Increased our adj. EPS* by 10.7% year-over-year to $3.69, furthering our long-term target of delivering strong double-digit total shareholder returns

•

Generated $1.4 billion of Free Cash Flow*

•

Lowered net leverage ratio* to 4.2x, in furtherance of our goal of achieving Investment Grade rating by 2028

Axel Schwan President, Tim Hortons

•

Achieved a record level guest satisfaction for our Tim Hortons (Canada & US) segment across a range of consumer environments, supported by operational improvements and consistent execution, outperforming the industry in Canada on 2025 comparable sales

•

Successfully executed digital initiatives, including expanding kiosks to over 800 restaurants and reaching all-time highs in digital orders and payments in Q4 2025

•

Opened the highest number of new restaurants in the US since 2014

Thomas Curtis President, Burger King

•

Drove momentum of our Reclaim the Flame initiative (Burger King’s comprehensive growth strategy that has delivered comparable sales outperformance against industry since launching in 2022); increased modern image penetration to 58% in 2025 despite a challenging cost environment, with such remodels delivering sales uplifts in the teens

•

Accelerated the refranchising of Carrols Burger King restaurants ahead of schedule and exceeded the 2025 refranchising guidance, further supporting our goal of becoming a 99% franchised business

Jill Granat General Counsel

•

Successfully completed the BK China joint venture transaction (as further described below) as well as a number of franchising and development deals in the International segment, strengthening our NRG

•

Led a number of legal initiatives to support our long-term growth

*	Refer to Appendix B for a reconciliation of Non-GAAP financial measures.

2025 Annual Bonus Program Payout

After reviewing the Business Performance Achievement and the Individual Achievement, the Compensation Committee then evaluated the extent to which the Burger King China Modifier was met. In evaluating this modifier, the Compensation Committee took into consideration that (1) in the period that RBI owned the Burger King China operations, the RBI senior management was able to identify and engage a new local team, strengthened operations to build a foundation for long-term growth and launched an elevated marketing campaign, all of which drove growing comparable sales during the year, (2) based on such improvements, we

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Compensation Discussion and Analysis

were able to run a successful competitive process resulting in a joint venture with one of the leading Chinese investment firms with a track record of scaling consumer brands in China, (3) the new joint venture partner committed to doubling Burger King China’s footprint to 2,500 restaurants in the next five years and invested $350 million of primary capital at closing to ensure strong funding for such commitment and (4) the joint venture agreement was signed in November 2025 and completed in January 2026, within the one-year target. Based on such factors, the Compensation Committee approved the application of the 20% up modifier to the overall achievement of Messrs. Kobza and Siddiqui and Ms. Granat in the 2025 Annual Bonus Program.

As described in the Annual Bonus Program section above, the 2025 Bonus Program contemplated that an upward or downward adjustment of up to 20% could be made to an NEO’s payout under the 2025 Bonus Program based on a qualitative evaluation of RBI’s performance and the executive’s performance. As so previously authorized, the Compensation Committee exercised its discretion in approving a 20% increase to the Annual Bonus payout for 400+ eligible Burger King US and Canada employees, including Mr. Curtis. In deciding to exercise such discretion, the Compensation Committee considered the need to continue to retain and incentivize Burger King employees in light of (1) the business’s relative outperformance to its peers amid notable macroeconomic pressures, including a record high beef inflation and a tougher consumer environment, (2) the momentum of the brand’s comprehensive Reclaim the Flame growth strategy, continued progress on remodels and delivery of compelling sales uplifts despite significant cost pressures, (3) continued positive feedback from franchisees with continuing support for the BK management team and the Reclaim the Flame plan and (4) successful execution of a balanced menu platform and marketing strategy in 2025, including significant same store sales in the latter part of the year materially exceeding QSR peers, despite industry pressures on value.

Based on (1) the business performance metrics, (2) the individual performance, (3) the application of the Burger King China Modifier and (4) the adjustment for all employees evaluated on the performance of Burger King US and Canada, including Mr. Curtis, the 2025 Bonus Program payouts for each of our NEOs were as follows. The below tabular amounts reflect rounding.

	2025 Target Annual Bonus ($)	Annual Bonus Payout ($)	Payout (% of Target)

Joshua Kobza Chief Executive Officer	1,900,000	1,869,276	98%

Sami Siddiqui Chief Financial Officer	890,500	881,460	99%

Axel Schwan President, Tim Hortons C & US	812,500	686,351	84%

Thomas Curtis President, Burger King US & C	812,500	471,525	58%

Jill Granat General Counsel	882,000	853,201	97%

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Compensation Discussion and Analysis

2025 Long Term Incentive Decisions

Annual LTI Grants Made in 2025

For 2025, the Compensation Committee approved the long-term incentive awards set forth below, all in the form of PSUs:

	PSU Awarded ($)	Change from 2024

Joshua Kobza Chief Executive Officer	10,000,000	The Compensation Committee approved an increase of 1,000,000 from the 2024 award to reflect Mr. Kobza’s tenure and performance

Sami Siddiqui Chief Financial Officer	4,500,000	The Compensation Committee approved an increase of 1,000,000 to reflect Mr. Siddiqui’s contribution to our performance

Axel Schwan President, Tim Hortons C & US	4,000,000	—

Thomas Curtis President, Burger King US & C	4,000,000	—

Jill Granat General Counsel	2,750,000	The Compensation Committee approved an increase of 250,000 to reflect Ms. Granat’s performance and expertise

The 2025 long-term incentive awards were granted to the applicable NEOs with a grant date of February 28, 2025, in the form of PSUs that cliff vest March 15, 2028. The three-year relative TSR performance for the 2025 PSU is measured against the S&P 500 for the performance period ending February 28, 2028. Target performance is achieved between 50th and 60th percentile. Linear interpolation is applied if RBI relative TSR ranking is between 25th and 50th percentile, or between 60th and 75th percentile. Regardless of relative TSR ranking, performance is capped at 100% if RBI’s TSR is negative for the performance period.

Special LTI Award

In addition to the annual long-term incentive awards, the Compensation Committee approved an additional one-time target award of 73,507 performance based RSUs for Mr. Siddiqui. As Mr. Siddiqui had not received a promotional award upon being appointed Chief Financial Officer, the Compensation Committee believed that this was the appropriate time to reward his strong performance since assuming the role and to align his incentives for shareholder value creation with those of Mr. Kobza and Mr. Doyle. The performance measures and measurement periods for purposes of determining the number of PSUs are based on stock price and are materially the same as those previously awarded to Mr. Kobza and Mr. Doyle.

Grants Vested in 2025 (2022 PSUs)

The PSUs granted in 2022 vested on February 25, 2025, based on Company performance for the three-year performance period beginning December 31, 2021 and ending December 31, 2024. The performance measures for purposes of determining the number of PSUs earned consisted of three-year compound annual growth rates for organic Adjusted EBITDA, comparable sales and NRG, which are subject to a multiplier based on our relative total shareholder return (“rTSR”) against the S&P 500 Index.

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Compensation Discussion and Analysis

Final performance approved by the Compensation Committee is shown below. The amounts earned by each NEO are included in amounts reflected in the “Stock Vested” table below.

LTIP Measure (3-year CAGR)	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	Result	Performance

Same Store Sales	30%	1.1%	4.3%	5.6%	6.0%	150.0%*

Net Restaurant Growth	20%	1.5%	5.9%	6.9%	3.9%	77.3%

EBITDA	50%	1.9%	7.7%	9.9%	8.9%	128.2%
Relative TSR	Multiplier	25th Percentile	40-60th Percentile	75th Percentile	63rd Percentile	1.09x

*Capped at Max. Payout						135.8%

Grants with Performance Period ended in 2025 (2023 PSUs)

The PSUs granted in 2023 (the “2023 PSUs”) were earned based on relative TSR versus the S&P 500 for the period from January 1, 2023 to December 31, 2025. When the 2023 PSUs were granted, the Compensation Committee established (i) a threshold performance level at the 25th percentile, at or above which 50% of the target would be earned and below which no shares would be earned, (ii) a target performance level at the 50th percentile, at or above which 100% of the target would be earned, and (iii) a maximum performance level at the 85th percentile, at or above which 150% of the target would be earned, and the Compensation Committee provided that amounts earned between the threshold, target and the maximum performance levels would be based on linear interpolation. In January 2026, the Compensation Committee determined that the relative TSR for the relevant period was at the 40th percentile, resulting in an earned 80% of the target PSUs on the vesting date in February 2026.

Compensation Policies and Governance Practices

Stock Ownership Guidelines

To further align the interests of RBI’s leadership team with those of its shareholders and ensure a long-term perspective, the Compensation Committee has defined minimum stock ownership guidelines for Executives. Effective January 2021, the minimum ownerships levels are as follows:

CEO	● ● ● ● ● ● ● ● ● ● ● ●	12x Annual Salary

Executive Vice Presidents & C-Suite Pay Bands 9 & 10	● ● ● ● ● ●	6x Annual Salary

Senior Vice Presidents Pay Band 8	● ● ● ●	4x Annual Salary

Vice Presidents Pay Band 7	● ●	2x Annual Salary

Executives have five years from the adoption date of the policy or from their initial promotion into an eligible position to achieve the required ownership levels. Until ownership levels are met, executives must retain 50% of net after tax shares received from options exercises (excluding shares used to fund the purchase price) and vesting of RSUs and PSUs.

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Compensation Discussion and Analysis

Executive officers that were subject to the prior guidelines from 2017 must currently meet the requirements of 5x base salary for the CEO and 3x base salary for Pay Bands 9 & 10 (unless they have been in position for less than five years) and then meet the new requirements within five years from January 2021 or, if later, the start date in the applicable position. The Compensation Committee may allow exceptions to these guidelines in the event of hardship or other extraordinary circumstances.

These guidelines provide that (1) outstanding RBI common shares and Partnership exchangeable units directly owned, (2) outstanding RBI common shares and Partnership exchangeable units held by an executive’s spouse or dependent children or by a trust held for the benefit of the executive’s spouse and/or children where executive and/or spouse is trustee or investment advisor, and (3) RSUs held by executive, net of assumed 45% tax rate may be included in determining whether an officer has met the minimum ownership requirement. As of March 1, 2025, unvested PSUs and unexercised stock options no longer count towards the requirement.

As of February 27, 2026, the total value of equity held by Mr. Kobza, our Chief Executive Officer, in accordance with the policy was $71.1 million or 74.9x his base salary rate, consisting of $68,896,762 in common shares, $1,858,535 in after tax RSUs, and $388,166 in Partnership units (based on the closing price of our common shares on the NYSE that day of $71.71). All NEOs have met the guidelines as of February 27, 2026.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have approved the inclusion of the Compensation Discussion & Analysis in this Proxy Statement.

COMPENSATION COMMITTEE

Alexandre Behring, Chair
Cristina Farjallat
Jason Melbourne
April 23, 2026

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Executive Compensation

EXECUTIVE COMPENSATION

The following tables provide information on the compensation of our NEOs for our 2025 fiscal year. Our NEOs include the individual who served as our CEO during 2025, the individual who served as CFO during 2025 and our three other most highly compensated officers who were serving as executive officers at the end of 2025.

2025 Summary Compensation Table

The following table, footnotes, and related narrative show information regarding the “total compensation” of each NEO for 2025, 2024, and 2023 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Change in pension value and NQ Deferred Comp Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Joshua Kobza	2025	950,000		12,317,912	(1)	1,869,276	—	22,592	15,159,780

CEO	2024	941,667		11,626,221		1,131,572	—	770,408	14,469,867

	2023	890,000		26,007,809		2,054,471	—	15,261	28,967,541

Sami Siddiqui	2025	685,000		11,543,173		881,460	—	34,829	13,144,462

CFO	2024	660,000		4,673,265		581,841	—	18,619	5,933,725

Axel Schwan President, Tim Hortons Canada & US	2025	602,094	(5)	5,054,418		686,351	—	504,332	6,847,195
	2024	600,572		5,147,115		695,196	—	574,285	7,017,168
	2023	548,884		6,440,533		895,261	—	575,119	8,459,797

Thomas Curtis President, Burger King US & Canada	2025	625,000		4,878,536		471,525	—	21,214	5,996,275
	2024	612,500		5,752,202		543,783	—	20,941	6,929,427
	2023	550,000		3,842,261		973,135	—	20,399	5,385,795

Jill Granat	2025	630,000		3,572,000		853,201	5,380	28,809	5,089,390

General Counsel	2024	625,000		3,689,683		567,687	—	163,426	5,045,797

(1)

On an aggregated basis for each NEO, this column shows the grant date fair value of the long-term equity awards granted to such NEO, which include our Matching RSUs and PSUs under our Long-term Incentive Program. Such grant date fair value is computed in accordance with FASB ASC Topic 718, as further described below. For additional information on the valuation assumptions regarding the restricted stock unit awards, refer to Note 15 to our financial statements for the year ended December 31, 2025, which are included in our 2025 Form 10-K filed with the SEC. The amounts in this column do not reflect compensation actually received by the NEO nor do they reflect the actual value that will be recognized by the NEO.

•

Grant date fair value of Matching RSUs: Matching RSUs were granted to the NEOs in calendar years 2025, 2024, and 2023 under the Bonus Swap Program in connection with such NEOs’ bonus election for the bonus earned for 2024, 2023, and 2022 performance, respectively, under the Annual Bonus Program. The grant date fair value for the Matching RSUs is calculated in accordance with FASB ASC 718 based on the closing price of RBI’s common stock reported on the NYSE on the trading day preceding the date of grant. Under the Bonus Swap Program, the grant date fair value of the Matching RSUs for the NEOs were calculated by (1) multiplying a NEO’s gross bonus by the Swap Election Percentage of 50%, (2) multiplying this amount by a multiplier of 2.25, and (3) dividing the total by the closing price of an RBI common share reported on the NYSE on the trading day preceding the grant date.

•

Grant date fair value of PSUs: The grant date fair values of such PSUs were computed under FASB ASC 718 using Monte Carlo valuation for each award as of the grant date, based on the probable outcome of the applicable performance targets as of the grant date, which we assumed to be 100% achievement of such performance target. The fair value amounts reported also include the incremental fair values of $378,000 for PSUs granted to Mr. Kobza on 2/22/2023 and $92,619 for PSUs granted to Mr. Siddiqui on 5/15/2025, calculated in each case in accordance FASB ASC 718, associated with amendments to such awards approved by the Compensation Committee in December 2025 to align the performance periods of these two grants with the previously reported PSUs granted to Mr. Doyle. The grant date fair value for each PSU award may differ based on the applicable data, assumptions, and estimates used in the Monte Carlo model.

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Executive Compensation

For the PSUs granted in 2025, the Monte Carlo model also incorporated the following assumptions:

		Monte Carlo Model Assumptions
Grant Date	Performance Period End Date	Expected Term (years)	Expected Volatility	Risk-Free Interest Rate

02/28/25	02/28/28	3	22.06%	3.95%
05/15/25	05/21/28	3	22.53%	3.91%

We used RBI’s historical stock prices as the basis for the volatility assumptions. The risk-free interest rate was based on U.S. Treasury rates in effect at the time of grant. The expected term was based on the time remaining in the performance period on the grant date.

If we assume that the highest level of performance conditions will be achieved with respect to the PSUs granted in 2025 (and thus the maximum number of shares will be issued under such PSUs), using the fair value of RBI’s common stock on the business day prior to the grant date for such shares, the maximum value of PSUs granted in 2025 would be as follows: Mr. Kobza, $16,000,386; Mr. Siddiqui, $19,356,709; Mr. Schwan, $6,400,154; Mr. Curtis, $6,400,154; and Ms. Granat, $4,400,097, respectively.

(2)

The amounts reported in this column reflect cash incentive compensation earned for 2025, 2024 and/or 2023 performance under our Annual Bonus Program. As described under page 37 of “Compensation Discussion and Analysis,” the NEOs’ cash incentive payments under the Annual Bonus Program are based on our performance relative to predetermined goals for the year. The threshold, target, and maximum amounts for each NEO’s cash incentive payout opportunity for 2025 are shown in the table entitled “Grants of Plan-Based Awards in 2025” on page 52.

We make payments under this program in the first quarter of the calendar year following the calendar year in which the bonus was earned after finalization of our audited financial statements. The 2025 annual cash incentive payments were made in February 2026. As discussed above under “Annual Bonus Program—Bonus Swap Program” on page 39, in February 2026, each of the NEOs elected to swap 50% of their calculated non-equity incentive plan compensation (the maximum permitted pursuant to the program) to purchase RBI common shares. The amounts representing 50% of 2025 non-equity compensation forgone and used to purchase RBI common shares in February 2026 on were as follows: Mr. Kobza—$934,638; Mr. Siddiqui—$440,730; Mr. Schwan—$343,176; Mr. Curtis—$235,763 and Ms. Granat—$426,601. These amounts are not reflected in the 2025 Summary Compensation Table.

(3)	Amount represents the change in Ms. Granat’s pension value.
(4)	Details of the amounts set forth in this column related to 2025 are included in the 2025 All Other Compensation Table.
(5)	Unless otherwise stated, amounts paid to Mr. Schwan were converted to U.S. dollars based on the 12-month average exchange rate, as follows: 1 CAD = 0.7158 USD.

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Executive Compensation

2025 All Other Compensation

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the 2025 Summary Compensation Table.

Named Executive Officer	Year	Company Contribution to Retirement and 401(k) Plans ($)(2)	Tax Equalization ($)(3)	Expatriate Benefits ($)(4)	Other ($)(5)	Total ($)

Joshua Kobza	2025	14,000	—	—	8,592	22,592

Sami Siddiqui	2025	14,000	1,072	—	19,757	34,829

Axel Schwan(1)	2025	15,863	253,457	220,198	14,814	504,332

Thomas Curtis	2025	14,000	—	—	7,214	21,214

Jill Granat	2025	14,000	—	—	14,809	28,809

(1)	Unless otherwise stated, amounts paid to Mr. Schwan were converted to U.S. dollars based on the 12-month average exchange rate, as follows: 1 CAD = 0.7158 USD.
(2)	These amounts represent RBI’s match to the retirement plan of each respective NEO.
(3)

Pursuant to the prior Multi-Party Employment Agreements with Mr. Kobza, Mr. Siddiqui, and Ms. Granat, we tax equalized each executive’s compensation to the U.S., including with respect to vesting of equity awards. These provisions remained unchanged in the new Offer Letters entered into with these executives in January 2026 which replaced the prior Multi-Party Employment Agreements. See discussion of Offer Letters above under “Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Table - Offer Letters”. Due to the timing of certain tax equalizations and related processes, in 2025 net tax equalization payments to Mr. Kobza and Ms. Granat were zero, and net tax equalization payments to Mr. Siddiqui were significantly reduced. Pursuant to our Offer Letter with Mr. Schwan, we have agreed to tax equalize cash bonus compensation to U.S. income tax rates.

(4)	Represents cash allowance for expatriate living costs and expenses paid to Mr. Schwan.
(5)

Includes the cost of premiums for the Executive Life Insurance Program for Messrs. Kobza, Siddiqui, Schwan and Curtis and Ms. Granat, as well as the tax preparation costs for Messrs. Kobza, Siddiqui and Schwan and Ms. Granat.

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Executive Compensation

Grants of Plan-Based Awards in 2025

The following table provides information about cash (non-equity) and equity compensation awarded to our NEOs in 2025.

Name				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Award Type	Grant Date	Approval Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joshua Kobza	Cash Incentive	—	01/30/25	1,900,000	3,325,000	—	—	—	—	—
	PSUs	02/28/25	01/30/25	—	—	76,698	153,397	230,095	—	10,666,947
	RSUs	02/28/25	01/30/25	—	—	—	—	—	19,527	1,272,965

Sami Siddiqui	Cash Incentive	—	01/30/25	890,500	1,558,375	—	—	—	—	—
	PSUs	02/28/25	01/30/25	—	—	34,514	69,028	103,542	—	4,800,081
	PSUs	05/15/25	04/30/25	—	—	36,753	73,507	147,014	—	6,088,585
	RSUs	02/28/25	01/30/25	—	—	—	—	—	10,040	654,508
Axel Schwan	Cash Incentive	—	01/30/25	812,500	1,421,875	—	—	—	—	—
	PSUs	02/28/25	01/30/25	—	—	30,679	61,359	92,038	—	4,266,793
	RSUs	02/28/25	01/30/25	—	—	—	—	—	12,082	787,626

Thomas Curtis	Cash Incentive	—	01/30/25	812,500	1,421,875	—	—	—	—	—
	PSUs	02/28/25	01/30/25	—	—	30,679	61,359	92,038	—	4,266,793
	RSUs	02/28/25	01/30/25	—	—	—	—	—	9,384	611,743
Jill Granat	Cash Incentive	—	01/30/25	882,000	1,543,500	—	—	—	—	—
	PSUs	02/28/25	01/30/25	—	—	21,092	42,184	63,276	—	2,933,398
	RSUs	02/28/25	01/30/25	—	—	—	—	—	9,796	638,601
(1)

The amounts shown in these columns reflect the range of possible cash payouts under our 2025 Annual Bonus Program. The actual cash incentive amounts earned under our 2025 Annual Bonus Program are the amounts reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The 2025 annual cash incentive payments were made in February 2026.

(2)

As described in the CD&A beginning on page 34, cash payouts under our 2025 Annual Bonus Program are linked to annual achievement of Business (weighed at 75%) and Individual (weighed at 25%) performance targets, and the payout can range from 0% to 175% of the target based on the overall achievement. Target amounts assume that the Business Achievement was 100% and Individual Achievement was 100%. Maximum amounts assume that the Business Achievement was 200% and Individual Achievement was 100%.

(3)

Represents the number of PSUs granted in 2025 (i) to the NEOs pursuant to the 2025 Long-Term Incentive Program and (ii) to Mr. Siddiqui with respect to his special long-term incentive program granted in May 2025. With respect to the PSUs granted to the NEOs on 2/28/2025, the threshold, target and maximum share amounts reflect the number of shares that may be earned assuming that the applicable performance criteria is met at 50%, 100% and 150%, respectively. With respect to the PSUs granted to Mr. Siddiqui under our 2023 Omnibus Incentive Plan on 5/15/2025, the threshold, target and maximum share amounts reflect the number of shares that may be earned assuming that the applicable performance criteria is met at 50%, 100% and 200%, respectively. See Notes 4 and 5 to the 2025 Outstanding Equity Awards at Fiscal Year-End Table for more information.

(4)

Represents the number of Matching RSUs awarded in February 2025 in connection with the 2024 Annual Bonus Program. The Matching RSUs are discussed in greater detail in the CD&A beginning on page 34. See also Note 2 to the 2025 Summary Compensation Table and Note 3 to the 2025 Outstanding Equity Awards at Fiscal Year-End Table for more information.

(5)

This column represents the aggregate grant date fair value of the Matching RSUs and PSUs, calculated at target, awarded during 2025, measured in accordance with FASB ASC 718. See Note 1 to the 2025 Summary Compensation Table for further information.

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Executive Compensation

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Table

Offer Letters

On January 30, 2026, RBI entered into new Offer Letters with each of Messrs. Kobza and Siddiqui and Ms. Granat, which replaced their then-existing respective tri-party Employment and Post-Employment Covenants Agreements (collectively, the “Multi-Party Employment Agreements”), for reasons relating to internal organizational restructuring. The Offer Letters did not make any substantive change in the terms of each executive’s employment. The Offer Letters set forth the same salary and target bonus opportunity that each executive was already receiving. The Offer Letters retain RBI’s obligation (i) that each of the executives is tax equalized to the U.S. to help neutralize any financial impact on the executive’s remuneration attributable to different tax and social security implications or consequences associated with the executive’s role; and (ii) that RBI will pay for tax preparation services for such executive. Either RBI or the executive may terminate the employment relationship at any time. If RBI terminates the employment of an executive under the Offer Letter without cause, the executive may be eligible to receive, in RBI’s sole discretion, severance payments pursuant to RBI’s then-current policies relating to employment termination applicable to employees at the executive’s grade level, if any.

We are party to existing Offer Letters with Mr. Schwan and Mr. Curtis with respect to their roles as President, Tim Hortons, Canada & United States, and President, Burger King, United States & Canada, respectively. Each Offer Letter provides for an annual base salary, which may be increased from time to time, and a minimum target bonus opportunity under our annual incentive bonus program. Mr. Schwan’s offer letter also provides for certain tax equalization measures similar to those provided to our other NEOs.

Either RBI or Mr. Curtis may terminate the employment relationship at any time. If RBI terminates the employment of Mr. Curtis under the Offer Letter without cause, Mr. Curtis may be eligible to receive, in RBI’s sole discretion, severance payments pursuant to RBI’s then-current policies relating to employment termination applicable to employees at Mr. Curtis’ grade level, if any.

Either RBI or Mr. Schwan may terminate the employment relationship, provided that, if RBI terminates the employment of Mr. Schwan under the Offer Letter without cause, Mr. Schwan is eligible to receive those minimum payments and benefits to which he is entitled under the Ontario Employment Standards Act, 2000.

Non-Competition and Confidentiality

Each of the NEOs has agreed in his or her Offer Letter (i) not to compete with us during the term of his or her employment and for one year after the termination of employment, (ii) not to solicit our employees or franchisees during the term of his or her employment and for one year after termination, and (iii) to maintain the confidentiality of our information. If the executive breaches any of these covenants, we will cease providing any severance (if applicable) or other benefits to him or her, except for Mr. Schwan’s receipt of all minimum payments and benefits to which he is entitled under the Ontario Employment Standards Act, 2000.

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Executive Compensation

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information concerning unexercised options, unvested time-based RSUs and unvested PSUs for each NEO outstanding as of the end of December 31, 2025. Each stock option, RSU and PSU is shown separately for each NEO.

		OPTION AWARDS				STOCK AWARDS(1)
Name	Grant Date	Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Type	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Joshua Kobza	05/05/17	200,000	56.92	5/4/2027	Option	—	—	—	—
	02/22/23	—	—	—	PSU(2)	—	—	328,603	22,420,588
	02/22/23	—	—	—	RSU(3)	7,097	484,210	—	—
	02/23/24	—	—	—	PSU(4)(5)	—	—	126,766	8,649,225
	02/23/24	—	—	—	RSU(3)	16,276	1,110,537	—	—
	02/28/25	—	—	—	PSU(4)(5)	—	—	157,620	10,754,396
	02/28/25	—	—	—	RSU(3)	15,048	1,026,735	—	—

	Total	200,000	—	—	—	38,421	2,621,482	612,989	41,824,209

Sami Siddiqui	02/24/17	80,000	55.55	02/23/27	Option	—	—	—	—
	02/21/20	20,000	66.31	02/20/30	Option	—	—	—	—
	02/22/23	—	—	—	PSU(4)(6)	32,635	2,226,681	—	—
	02/22/23	—	—	—	RSU(3)	2,437	166,286	—	—
	02/23/24	—	—	—	PSU(4)(5)	—	—	49,297	3,363,559
	02/23/24	—	—	—	RSU(3)	7,400	504,921	—	—
	02/28/25	—	—	—	PSU(4)(5)	—	—	70,928	4,839,433
	05/15/25	—	—	—	PSU(2)	—	—	74,846	5,106,762
	02/28/25	—	—	—	RSU(3)	7,737	527,915	—	—

	Total	100,000	—	—	—	50,209	3,425,803	195,071	13,309,754

Axel Schwan	02/23/18	40,000	58.44	02/22/28	Option	—	—	—	—
	02/22/19	30,000	64.75	02/21/29	Option	—	—	—	—
	02/21/20	56,000	66.31	02/20/30	Option	—	—	—	—
	02/22/23	—	—	—	PSU(4)(6)	65,270	4,453,362	—	—
	02/22/23	—	—	—	RSU(3)	4,295	293,037	—	—
	02/23/24	—	—	—	PSU(4)(5)	—	—	56,340	3,844,068
	02/23/24	—	—	—	RSU(3)	7,092	483,913	—	—
	02/28/25	—	—	—	PSU(4)(5)	—	—	63,048	4,301,772
	02/28/25	—	—	—	RSU(3)	9,310	635,251	—	—

	Total	126,000	—	—	—	85,967	5,865,563	119,388	8,145,840

Thomas Curtis	02/22/23	—	—	—	PSU(4)(6)	39,162	2,672,017	—	—
	02/22/23	—	—	—	RSU(3)	2,488	169,724	—	—
	02/23/24	—	—	—	PSU(4)(5)	—	—	63,382	4,324,576
	02/23/24	—	—	—	RSU(3)	7,709	526,002	—	—
	02/28/25	—	—	—	PSU(4)(5)	—	—	63,048	4,301,772
	02/28/25	—	—	—	RSU(3)	7,232	493,422	—	—
	Total	—	—	—	—	56,591	3,861,165	126,430	8,626,348
Jill Granat	05/05/17	50,000	56.92	05/04/27	Option	—	—	—	—
	02/21/20	25,000	66.31	02/20/30	Option	—	—	—	—
	02/22/23	—	—	—	PSU(4)(6)	29,371	2,004,013	—	—
	02/22/23	—	—	—	RSU(3)	3,929	268,075	—	—
	02/23/24	—	—	—	PSU(4)(5)	—	—	35,212	2,402,542
	02/23/24	—	—	—	RSU(3)	7,762	529,624	—	—
	02/28/25	—	—	—	PSU(4)(5)	—	—	43,345	2,957,447
	02/28/25	—	—	—	RSU(3)	7,549	515,085	—	—

	Total	75,000				48,611	3,316,797	78,557	5,359,989

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Executive Compensation

(1)

The market value of the RSUs and the PSUs is calculated by multiplying the closing price of RBI’s common stock as reported on the NYSE on December 31, 2025 ($68.23) by the number of units. The number of units include dividend equivalents on (i) unvested RSUs and (ii) on unvested PSUs that accrued (in the form of additional units) on such awards during the vesting period. The dividend equivalents will convert to shares if and when the underlying RSUs or PSUs vest.

(2)

These PSUs represent the right to receive a variable number of shares based on RBI’s share price performance in the performance period of May 2025 to May 2028. The number of units and the market value is reflected at target. To the extent earned, these PSUs granted to Mr. Kobza will cliff vest on May 21, 2028, and these PSUs granted to Mr. Siddiqui will cliff vest on May 21, 2030.

(3)

Matching RSUs granted in connection with the Bonus Swap Program for the fiscal year immediately preceding the year of the grant date (the “grant year”). Matching RSUs vest ratably on December 15th, over the four consecutive years starting with the grant year. Unvested Matching RSUs will be forfeited if any of the Investment Shares in connection with which these RSUs were granted are sold prior to the full vesting of these RSUs.

(4)	The PSUs represent the right to receive a variable number of shares based on RBI’s relative total shareholder return measured over the applicable 3-year performance period.
(5)

For these PSUs, the number of units and the market value is reflected at target for the PSUs issued 2/23/2024 and for the PSUs issued 2/28/2025. These PSUs have a 3-year performance period running from the grant date, and to the extent earned, will vest on March 15th of the last year of the performance period.

(6)

The PSUs had a performance period from December 2022 to December 2025 and cliff vested at 80% of target on February 22, 2026 based on the Compensation Committee’s determination in January 2026 of the results of the performance condition.

Stock Vested in 2025

The following table shows, on an aggregated basis for each NEO, information regarding the vesting of restricted stock units and the value realized on the vesting of such restricted stock units during the fiscal year ended December 31, 2025. No NEOs exercised any options during 2025.

	Stock Awards(1)
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Joshua Kobza	453,416	28,836,035

Sami Siddiqui	137,610	7,532,388

Axel Schwan	178,073	7,832,363

Thomas Curtis	70,752	4,611,083

Jill Granat	122,099	6,256,674

(1)

These columns reflect the aggregate amount of stock vested in 2025 from (1) 2020 PSUs that had a performance period that ended December 31, 2021 and vested on February 21, 2025 (the fifth anniversary of the grant date) (2) 2022 PSUs that had a performance period that ended on December 31, 2024 and vested on February 25, 2025 and (3) time-based RSUs with annual installments that vested in 2025.

(2)

The value realized on vesting is calculated by multiplying the number of shares acquired on vesting (which includes the vesting of the dividend equivalents that accrued, in the form of additional units, on such awards during the vesting period) by the closing price of our shares reported on the NYSE on the applicable vesting date.

(3)

Of these amounts, shares were withheld by us to cover tax withholding obligations as follows: Mr. Kobza, 177,719 shares; Mr. Siddiqui, 45,950 shares; Mr. Schwan, 65,371 shares; Mr. Curtis, 27,966 shares; and Ms. Granat, 38,056 shares.

Restaurant Brands International	2026 Proxy Statement	|	Page 55

Executive Compensation

Pension Benefits

The Burger King Retirement Plan is a funded defined benefit plan open to Burger King Corporation employees who were employed prior to July 1, 2001. Eligible employees with continuing employment continue to be eligible for the plan. Benefits were frozen as of December 31, 2005 (or earlier), and no benefits were accrued after that date. Ms. Granat is the only NEO eligible for this plan.

Named Executive Officer	Plan Name	Number of Years of Eligible Credited Service as of December 31, 2025	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)

Jill Granat	The Burger King Retirement Plan	27	63,945	—

(1)

The present value represents the value of the benefit payable at age 62 (or immediately if over age 62) and is based on the ICR 2025 mortality table and the 2025 plan year segment rates of 5.23% and 5.19%.

Potential Payments Upon Termination or Change in Control

The table below sets forth the potential payments that would be due to our named executive officers if they had been terminated on December 31, 2025. Payments for change in control assume both a change in control and termination of employment consistent with our double-trigger requirement to apply for payments related to a change in control event. We do not provide for any specific payments upon the occurrence of only a change in control.

Messrs. Kobza, Siddiqui, Schwan, Curtis and Ms. Granat

The amounts Messrs. Kobza, Siddiqui, Schwan, and Curtis and Ms. Granat would have been entitled to receive upon termination of employment on December 31, 2025 (1) without cause, (2) without cause after a Change in Control or (3) as applicable solely with respect to outstanding equity grants, due to death or disability, would have been governed by:

›	the terms of their respective employment agreements, which are described earlier under the heading “Compensation Discussion and Analysis – Offer Letters”;

›	the Restaurant Brands International Inc. U.S. Severance Pay Plan (the “RBI U.S. Employee Severance Plan”), applicable to our NEOs other than Mr. Schwan;

›	the 2025 Annual Bonus Program, as amended;

›	the terms of their respective outstanding equity grants under our 2014 Omnibus Plan and 2023 Omnibus Plan; and

›	applicable legal or statutory requirements, including the Ontario Employment Standards Act, 2000 with respect to Mr. Schwan.

None of the employment agreements with our NEOs provide for any termination payments if the employee terminates his or her employment for “good reason.”

Page 56	|	2026 Proxy Statement	Restaurant Brands International

Executive Compensation

Programs

RBI U.S. Employee Severance Plan. Pursuant to the RBI U.S. Employee Severance Plan adopted on October 21, 2016 and updated on November 1, 2016, eligible employees of U.S. subsidiaries of RBI whose employment is involuntarily terminated due to a reduction in staff, position elimination, facility closing, closure of a business unit, organizational restructuring, or such other circumstances as RBI deems appropriate, are entitled to two weeks of base pay for every year worked, with an eight-week minimum and an eight-month maximum for employees at the level of vice president and above. In addition, employees are entitled to receive continued group medical, dental and vision coverage at the active employee rate for the longer of three months or the employee’s severance pay period, subject to certain conditions. The employee’s right to receive these benefits is subject to his or her execution of a general release of claims in favor of his or her employer and entry into other separation documents.

Executive Retirement Program. In 2025, the Compensation Committee approved an amended Executive Leader Retirement Policy which provides that the CEO or any CEO Direct Report of at least age 63 and with the requisite employment tenure is eligible, if he or she desires to retire, to continue service in an advisory role for an additional two years after retirement pursuant to an agreement that (i) sets forth the material terms for such advisory role, including the training of a successor, (ii) requires that he or she devote at least 20% of his or her time to the role, (iii) requires that he or she not accept other employment, (iv) includes customary post-employment covenants and (v) includes any other terms as the Compensation Committee may approve. As of December 31, 2025, all of our NEOs were under age 63.

Equity Award Agreements

All of the equity awards provide that subject to terms and conditions imposed by the Compensation Committee in accordance with the 2023 Omnibus Plan and the 2014 Omnibus Plan, the awards will vest in full upon a termination Without Cause within 12 months following a Change in Control, as defined in the applicable plan.

Matching Restricted Share Units – Pursuant to the award agreements governing the issuances of our Matching RSUs granted, all unvested Matching RSUs will be forfeited if the employee’s employment is terminated, subject to continued vesting through a statutory notice period under the Ontario Employment Standards Act, 2000 for eligible Ontario-based employees, including Mr. Schwan.

Stock Options – Pursuant to the award agreements governing the issuances of stock options, the employee, or his or her beneficiary, as applicable, may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination Without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Performance Share Units – Pursuant to the 2023, 2024 and 2025 PSU award agreements with the NEOs, if the executive’s employment is terminated for any reason (other than death or disability) prior to one year before the vesting date of the award, he or she will forfeit the entire award. If his or her employment is terminated on or after such date (but prior to the vesting date), (i) “Without Cause”, or (ii) by reason of the employee’s Retirement (each as defined in the applicable award agreement), the PSUs will be deemed to have been vested 67% on such date. If his or her employment is terminated by reason of death or disability, the PSUs will be deemed vested one-third on each of the first through third anniversary of the grant date.

Restaurant Brands International	2026 Proxy Statement	|	Page 57

Executive Compensation

Named Executive Officer	Compensation Type	Death ($)	Disability ($)	Termination Without Cause ($)	Termination without Cause After Change in Control ($)
Joshua Kobza	Salary	—	—	475,000(1)	475,000(1)
	Bonus	1,869,276(2)	1,869,276(2)	1,869,276(2)	1,869,276(2)
	Stock Units	14,838,643(3)	14,838,643(4)	8,968,235(5)	44,445,692(6)
	Value of Benefits Continuation	—	—	12,982	12,982

	Total	16,707,919	16,707,919	11,325,493	46,802,950
Sami Siddiqui	Salary	—	—	316,154(1)	316,154(1)
	Bonus	881,460(2)	881,460(2)	881,460(2)	881,460(2)
	Stock Units	3,949,927(3)	3,949,927(4)	1,484,454(5)	16,735,558(6)
	Value of Benefits Continuation	—	—	4,263	4,263

	Total	4,831,387	4,831,387	2,686,331	17,937,435
Axel Schwan	Salary	—	—	276,442(1)	276,442(1)
	Bonus	686,351(2)	686,351(2)	686,351(2)	686,351(2)
	Stock Units	5,445,201(3)	5,445,201(4)	2,968,908(5)	14,011,403(6)
	Value of Benefits Continuation	—	—	661 (7)	661(7)

	Total	6,131,552	6,131,552	3,932,362	14,974,857
Thomas Curtis	Salary	—	—	156,250(1)	156,250(1)
	Bonus	471,525(2)	471,525(2)	471,525(2)	471,525(2)
	Stock Units	4,417,807(3)	4,417,807(4)	1,781,345(5)	12,487,514(6)
	Value of Benefits Continuation	—	—	3,534	3,534

	Total	4,889,332	4,889,332	2,412,654	13,118,823
Jill Granat	Salary	—	—	420,000(1)	420,000(1)
	Bonus	853,201(2)	853,201(2)	853,201(2)	853,201(2)
	Stock Units	2,958,369(3)	2,958,369(4)	1,336,009(5)	8,676,787(6)
	Value of Benefits Continuation	—	—	580	580

	Total	3,811,570	3,811,570	2,609,790	9,950,568

(1)

Pursuant to the offer letters with Messrs. Kobza, Siddiqui, Curtis and Ms. Granat, severance will be determined under the provisions of the policies relating to termination of employment applicable to employees at the executive’s grade level as in effect at the time of termination, which is the RBI U.S. Employee Severance Plan. Pursuant to the offer letter with Mr. Schwan, severance will be determined pursuant to the applicable statutory requirements under the Ontario Employment Standards Act, 2000. The severance payment for Mr. Kobza is 26 weeks of base pay, the severance payment for Mr. Siddiqui is 24 weeks of base pay, the severance payment for Mr. Schwan is 23 weeks of base pay, the severance payment for Mr. Curtis is 3 months of base pay, and the severance payment for Ms. Granat is 8 months of base pay.

(2)

Based upon amounts actually paid under the 2025 Annual Bonus Program as amended. In addition, pursuant to their employment agreements and our policy, we will make appropriate tax equalization payments on these non-equity incentive compensation amounts to the appropriate authority on behalf of Mr. Kobza, Mr. Siddiqui, Mr. Schwan and Ms. Granat. These amounts are not included in the amounts shown.

(3)

In the case of termination for Death, the PSUs granted in 2023, and 2024 will vest as if one-third was earned on each of the first through third anniversary of the grant date. The PSUs granted in 2025 will vest as if the months elapsed from March 1, 2025 to the termination date divided by 36 are earned. The CEO award granted in 2023 will vest at 40% as of February 22, 2025, and an additional 20% on February 22, 2026, and additional 20% on February 22, 2027 and the final 20% on May 21, 2028. The CFO award granted in 2025 will vest at 0% if termination occurs prior to May 21, 2027. Amounts reflect the fair market value of $68.23 per share, which is the closing price of a common share as reported on the NYSE on December 31, 2025.

(4)

In the case of termination for Disability, the PSUs granted in 2023, and 2024 will vest as if one-third was earned on each of the first through third anniversary of the grant date. The PSUs granted in 2025 will vest as if the months elapsed from March 1, 2025 to the termination date divided by 36 are earned. The CEO award granted in 2023 will vest at 40% as of February 22, 2025, and an additional 20% on February 22, 2026, and additional 20% on February 22, 2027 and the final 20% on May 21, 2028. The CFO award granted in 2025 will vest at 0% if termination occurs prior to May 21, 2027. Amounts reflect the fair market value of $68.23 per share, which is the closing price of a common share as reported on the NYSE on December 31, 2025.

(5)

In the case of termination without cause, the PSUs granted in 2023, 2024, and 2025 will be deemed 67% vested if the executive’s employment is terminated within one year of the vesting date of the award. If the executive’s employment is terminated prior to one year before the vesting date of the award, the entire award will be forfeited. The CEO award granted in 2023 will vest at 40% as of February 22, 2025, and an additional 20% on February 22, 2026, and additional 20% on February 22, 2027 and the final 20% on May 21, 2028. The CFO award granted in 2025 will vest at 0% if termination occurs prior to May 21, 2027. Amounts reflect the fair market value of $68.23 per share, which is the closing price of a common share as reported on the NYSE on December 31, 2025.

(6)

In the case of termination Without Cause within twelve months after a Change in Control (as defined in the 2023 Omnibus Plan and 2014 Omnibus Plan), all outstanding Matching RSUs, RSUs and PSUs would vest.

(7)	Amounts calculated pursuant to the applicable statutory requirements under the Ontario Employment Standards Act, 2000.

Page 58	|	2026 Proxy Statement	Restaurant Brands International

Proposal 2

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by SEC rules, we are asking shareholders to approve, on a non-binding advisory basis, the 2025 compensation to our named executive officers as described in the “Executive Compensation” section of this proxy statement beginning on page 50. Under the TSX rules, this non-binding advisory approval of the 2025 compensation provided to named executive officers is optional. At the 2025 annual general meeting of shareholders, our shareholders approved, on an advisory basis, the compensation of our named executive officers.

Shareholders are urged to read the CD&A section as well as the 2025 Summary Compensation Table and related compensation tables and narratives. We believe that compensation is an important tool to further our long-term goal of creating shareholder value. As such, our compensation philosophy is based on pay-for-performance and meritocratic principles, which incorporate our achievement of specific financial goals as well as achievement by employees of individual performance goals. As discussed in detail in the CD&A, our compensation programs are designed to foster long-term value creation for our shareholders by:

›	attracting and retaining top talent;

›	connecting executive outcomes to company performance;

›	placing a significant portion of compensation at risk if performance goals are not achieved;

›	promoting our core value of ownership by aligning the interests of the CEO and the CEO Direct Reports with those of our shareholders through sizable, long-term equity ownership; and

›	mitigating compensation-related retention risk.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the shareholders of Restaurant Brands International Inc. APPROVE, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in Restaurant Brands International Inc.’s Management Information Circular and Proxy Statement for the 2026 Annual General Meeting of Shareholders.”

This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “For” than “Against”. While this vote is advisory and non-binding, our Board and Compensation Committee will review the voting results and consider shareholder feedback in their continuing evaluation of our compensation program.

Recommendation of the Board

The Board recommends a vote “FOR” adoption of the resolution approving the compensation of our named executive officers.

Restaurant Brands International	2026 Proxy Statement	|	Page 59

Proposal 3

PROPOSAL 3 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, negotiating and setting the compensation, retention, and oversight of RBI’s independent registered public accounting firm. To execute this responsibility, the Audit Committee annually reviews KPMG’s qualifications, performance, independence, and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the Audit Committee considers a number of factors, including:

›	Recent and historical audit performance, including the results of a management survey concerning KPMG’s service;

›	The relevant experience, expertise and capabilities of KPMG and the audit engagement team in relation to the nature and complexity of our business;

›	A review of the firm’s independence and internal quality controls;

›

Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings and recommendations of the Public Company Accounting Oversight Board (“PCAOB”);

›	The appropriateness of KPMG’s fees for audit and non-audit services; and

›

The length of time that KPMG has served as our independent registered public accounting firm, the benefits of maintaining a long-term relationship and controls and policies for ensuring that KPMG remains independent.

The Audit Committee has selected, and the Board has ratified the selection of, KPMG to audit our 2026 consolidated financial statements and our internal control over financial reporting and to serve until the close of the 2027 Annual Meeting. KPMG has served as our independent registered public accounting firm since December 12, 2014, and has provided other audit-related and non-audit services to us as shown below.

Additionally, KPMG served as the independent auditors of BKW and its predecessors from 1989 until December 12, 2014 and provided to BKW other audit-related and non-audit services. In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to RBI. For lead audit and audit quality control reviewing partners, the maximum number of consecutive years of service in those roles is five years. The process for selection of RBI’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee and the Board believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of RBI and our shareholders, and we are asking our shareholders to vote on a proposal to appoint KPMG as our independent auditors to serve until the close of the 2027 Annual General Meeting.

We expect one or more representatives of KPMG to be present at the Meeting. The representatives will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

Page 60	|	2026 Proxy Statement	Restaurant Brands International

Proposal 3

Accounting Firm Fees

The following table presents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements and the audit of RBI’s internal control over financial reporting (“ICOFR”) for 2025 and 2024. In addition, the table presents fees billed for audit-related services, tax services (which includes tax compliance and tax consulting services) and all other services rendered by KPMG to RBI for 2025 and 2024.

	2025	2024
	($ in thousands)
Audit fees(1)	7,014	7,181
Audit-related fees(2)	249	226
Tax fees
Tax compliance fees(3)	24	—
Tax consulting fees(4)	520	80

Total tax fees	544	80
All other fees(5)	—	—

Total fees	7,807	7,487

(1)

Audit fees primarily consist of fees for the audit of the consolidated financial statements, ICOFR and the review of the interim condensed consolidated financial statements. This category also includes fees for statutory audits required by the tax authorities of various countries and accounting consultations, as well as fees for the preparation and review of documents relating to debt and secondary equity offerings, including the preparation of comfort letters.

(2)	Audit-related fees are primarily the fees for financial statement audits of advertising funds and real-time implementation assessment of an enterprise resource planning system in 2025.
(3)	Tax compliance fees primarily consist of fees for tax compliance services.
(4)	Tax consulting fees primarily consist of fees for tax planning and advice.
(5)	All other fees are fees for services other than those in the above categories.

Pursuant to our written charter, our Audit Committee pre-approves all audit services and permitted non-audit services to be performed by our independent registered public accounting firm. Consistent with the policies and procedures of our written charter, our Audit Committee approved all of the services rendered in 2024 and 2025. The Audit Committee has adopted a pre-approval policy under which the Audit Committee delegated to its chair the authority to approve services of up to $500,000 per engagement, subject to approval and ratification by the full Audit Committee at its next scheduled meeting

Recommendation of the Board

The Board recommends a vote “FOR” the appointment of KPMG as our independent registered public accounting firm to serve until the close of the 2027 Annual Meeting.

Restaurant Brands International	2026 Proxy Statement	|	Page 61

Proposal 3

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of RBI on behalf of the Board. Management has primary responsibility for RBI’s consolidated financial statements, financial reporting process and internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of RBI’s consolidated financial statements in accordance with the standards of the PCAOB (United States) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee’s responsibility is to select the independent auditors (subject to approval of the full Board) and monitor and oversee the accounting and financial reporting processes of RBI, including RBI’s internal control over financial reporting, and the audits of the consolidated financial statements of RBI.

During the course of 2025 and the first quarter of 2026, the Audit Committee regularly met and held discussions with management and KPMG, the independent registered public accounting firm. In the discussions related to RBI’s audited consolidated financial statements for fiscal 2025, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and KPMG the audited consolidated financial statements, management’s annual report on internal control over financial reporting and the results of KPMG’s testing and the evaluation of RBI’s internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee discussed with KPMG those matters required to be discussed by the independent auditors with the Audit Committee under PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as modified or supplemented. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG the firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of specific non-audit services by the independent auditor is compatible with maintaining its independence and believes that the services provided by KPMG for 2025 were compatible with, and did not impair, its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for fiscal year 2025 for filing with the SEC and on SEDAR+ (www.sedarplus.ca).

This report has been furnished by the members of the Audit Committee:

Ali Hedayat, Chair

Maximilien de Limburg Stirum

Jason Melbourne

April 23, 2026

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

Page 62	|	2026 Proxy Statement	Restaurant Brands International

Other Information

SECURITY OWNERSHIP

This table shows ownership information for (i) any person or company known by us to beneficially own, or control or direct, directly or indirectly, more than 5% of our common shares or more than 5% of the Partnership exchangeable units, (ii) each of our directors and nominees, (iii) each of the executive officers named in the Summary Compensation Table on page 49 and (iv) all directors and executive officers as a group. This information is presented as of April 8, 2026. The percentage ownership under the columns entitled “Common Shares” and “Partnership Exchangeable Units” specifies the percentage of the applicable class represented by the number of common shares or Partnership exchangeable units so owned, controlled or directed and is based upon 347,282,917 common shares, and 109,352,921 Partnership exchangeable units outstanding as of the close of business on April 8, 2026. The percentage of “Total Voting Power” is calculated assuming that the holders of all of the Partnership exchangeable units properly provide voting instructions.

Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act.

Except as indicated in the footnotes to this table, to the best of our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all common shares or Partnership exchangeable units shown as beneficially owned by them. Except as otherwise indicated, the address of each individual or entity named in this table is c/o Restaurant Brands International Inc., 5707 Waterford District Drive, Miami, Florida 33126.

Name of Beneficial Owner	Common Shares (#)		% of Class of Common Shares	Partnership Exchangeable Units (#)		% of Class of Partnership Exchangeable Units	Total Shares Beneficially Owned (#)	Total Voting Power

3G Funds(1)	—		—	99,157,902		90.7%	99,157,902	21.7%

Capital World Investors(2)	44,253,362		12.7%	—		—	44,253,362	9.7%

Pershing Square Funds(3)	23,142,542		6.7%	3,942,553		3.6%	27,085,055	5.9%

BlackRock(4)	22,790,938		6.6%	—		—	22,790,938	5.0%

Named Executive Officers, Directors and Director Nominees:

Alexandre Behring	282,688	(5)	*	—		—	282,688	†

Maximilien de Limburg Stirum	28,738	(6)	*	—		—	28,738	†

J. Patrick Doyle	693,855	(7)	*	—		—	693,855	†

Cristina Farjallat	5,029	(8)	*	—		—	5,029	†

Jordana Fribourg	4,025	(8)	*	—		—	4,025	†

Ali G. Hedayat	21,871	(9)	*	—		—	21,871	†

Marc Lemann	21,708	(10)	*	—		—	21,708	†

Jason Melbourne	29,428	(11)	*	—		—	29,428	†

Daniel S. Schwartz	1,396,034	(12)	*	137,996	(13)	*	1,534,030	†

Marcia Smith	—		—	—		—	—	—

Thecla Sweeney	7,649	(14)	*	—		—	7,649	†

Joshua Kobza	960,769		*	5,413		*	966,182	†

Sami Siddiqui	295,994	(15)	*	—		—	295,994	†

Axel Schwan	323,481	(16)	*	—		—	323,481	†

Thomas Curtis IV	102,216		*	—		—	102,216	†

Jill Granat	504,845	(17)	*	52,965		*	557,810	†

All executive officers and directors as a group (20 persons)	5,374,144	(18)	1.5%	206,108		*	5,580,252	1.2%

*	Represents beneficial ownership of less than one percent (1%) of the class of outstanding common shares or Partnership exchangeable units, as applicable.

Restaurant Brands International	2026 Proxy Statement	|	Page 63

Other Information

†	Represents beneficial ownership of less than one percent (1%) of the combined voting power of the outstanding common shares and Partnership exchangeable units.
(1)

According to the Schedule 13D/A (Amendment No. 23) filed on December 3, 2025 by 3G Restaurant Brands Holdings General Partner Ltd., a Cayman Islands exempted company (“3G RBH GP”) and 3G Restaurant Brands Holdings LP, a Cayman Islands limited partnership (“3G RBH”, and together with 3G RBH GP, the “3G Funds”). The 3G Funds own an aggregate of 99,157,902 Partnership exchangeable units with voting rights in respect of the common shares on a one vote per unit basis. Each of the 3G Funds shares voting and investment power with respect to all 99,157,902 Partnership exchangeable units. The principal business address of the 3G Funds is c/o 3G Capital, Inc., 600 Third Avenue 37th Floor, New York, New York 10016.

(2)

According to the Form 62-103F3 filed with SEDAR+ on April 2, 2026 by Capital World Investors (“Capital World”). According to the Schedule 13G/A (Amendment No. 5) filed on February 9, 2024 by Capital World, Capital World is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc. and Capital Group Investment Management Private Limited. According to the Schedule 13G/A, Capital World’s divisions of each of the investment management entities collectively provide investment management services under the name Capital World Investors. The principal business address of Capital World is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)

According to a Schedule 13D/A (Amendment No. 3) filed on July 18, 2024 by Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”), Pershing Square Holdco, L.P., a Delaware limited partnership (“PS Holdco”), Pershing Square Holdco GP, LLC, a Delaware limited liability company (“PS Holdco GP”), and PS Holdco GP Managing Member, LLC, a Delaware limited liability company (“ManagementCo”), and William A. Ackman, a citizen of the United States of America, (Mr. Ackman together with PSCM, PS Holdco, PS Holdco GP and ManagementCo, the “Pershing Square Funds”). PSCM’s serves as investment advisor to certain affiliated funds, including Pershing Square, L.P., a Delaware limited partnership (“PSLP”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PSI”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey. PS Holdco’s primarily serves as a holding company for the business of PSCM. PS Holdco GP’s serves as the sole general partner of PS Holdco. ManagementCo’s serves as the sole member of PS Holdco GP and other Pershing Square entities. Mr. Ackman is (i) the Chief Executive Officer of PSCM, (ii) a director of PS Holdco GP and (iii) a member of ManagementCo. Of the total amount beneficially owned, each of PSCM, PS Holdco, PS Holdco GP, ManagementCo and Mr. Ackman shares voting and investment power with respect to 23,142,542 common shares, and 381,005 common shares issuable on exchange of Partnership exchangeable units, and Mr. Ackman has sole voting and investment power with respect to 3,561,548 Partnership exchangeable units. The principal business address of Pershing Square Funds is 787 Eleventh Avenue, 9th Floor, New York, New York 10019.

(4)

According to the Schedule 13G/A (Amendment No. 1) filed on January 21, 2026 by Blackrock, Inc., a Delaware corporation, with respect to the securities beneficially owned, or deemed to be beneficially owned, by certain business units Blackrock, Inc. and its subsidiaries and affiliates (“Blackrock”). Of the 22,790,938 common shares beneficially owned, Blackrock has (a) sole voting power with respect to 21,600,193 common shares, and (b) sole investment power with respect to all 22,790,938 common shares. The principal business address of Blackrock is c/o Blackrock, Inc., 50 Hudson Yards New York, NY 10001.

(5)

This amount includes (i) 134,688 RSUs that settle upon termination of board service which are held by CLBB Investments Holdings Fund Ltd. (“CLBB Investments”) and (ii) 148,000 common shares held by CLBB Investments. Mr. Behring is the owner of CLBB Investments. Mr. Behring disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(6)

This amount represents (i) 10,804 RSUs that settle upon termination of board service and (ii) 17,934 common shares issuable pursuant to options that are fully vested and exercisable as of April 8, 2026.

(7)

This amount includes 500,000 common shares held by Lodgepole 231 LLC of which Mr. Doyle is the sole member and investment manager. Mr. Doyle disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(8)	This amount represents RSUs that settle upon termination of board service.
(9)	This amount includes 21,299 RSUs that settle upon termination of board service.
(10)

This amount includes (i) 6,708 RSUs that settle upon termination of board service and (ii) 15,000 common shares held by Maai Ltd., of which the Mr. Lemann is the sole owner. Mr. Lemann disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(11)

This amount represents (i) 10,568 RSUs that settle upon termination of board service and (ii) 18,860 common shares issuable pursuant to options that are fully vested and exercisable as of April 8, 2026.

(12)

This amount includes (i) 13,828 RSUs that settle upon termination of board service, 1,549 of which are held by Miami Restaurant Holdings LLC (“MRH”), (ii) 527,636 common shares held by MRH, and (iii) 854,570 common shares held by Ameco Food Holdings LLC (“Ameco”). Mr. Schwartz holds all voting and dispositive power over the securities held by Ameco and MRH. Mr. Schwartz disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.

(13)

This amount includes (i) 14,296 Partnership exchangeable units held by MRH and (ii) 123,700 Partnership exchangeable units held by Ameco. Mr. Schwartz holds all voting and dispositive power over the securities held by Ameco and MRH. Mr. Schwartz disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.

(14)	This amount includes 6,299 RSUs that settle upon termination of board service.
(15)

This amount includes (i) 258,855 shares held indirectly by a revocable trust, of which Mr. Siddiqui is the settlor and trustee for the benefit and (ii) 20,000 common shares issuable pursuant to options that are fully vested and exercisable as of April 8, 2026.

(16)	This amount includes 126,000 common shares issuable pursuant to options that are fully vested and exercisable as of April 8, 2026.
(17)	This amount includes 25,000 common shares issuable pursuant to options that are fully vested and exercisable as of April 8, 2026.
(18)

Includes in the aggregate (i) 213,248 RSUs that settle upon the termination of board service by respective board members and (ii) 402,294 common shares issuable pursuant to options that are exercisable as of or within 60 days after April 8, 2026.

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Other Information

Section 16(a) Reports

Compliance with Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own 10% or more of a class of our equity securities to file ownership reports with the SEC. Based solely on a review of the reports filed with the SEC and written representations from our executive officers and directors, we believe that during 2025 all Section 16(a) filing requirements were complied with on a timely basis, except for a delay of three business days in the filing of a Form 3 by Mr. Perdue upon his appointment as President of Popeyes U.S. & Canada, which was attributable to SEC Form ID processing delays that occurred during the November 2025 U.S. federal government shutdown.

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Other Information

Pay Versus Performance
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“
CAP
”, as defined by SEC rules) and certain financial performance measures for the last five completed fiscal years. These financial metrics include total shareholder return (TSR), net income metric, and a company-selected measure of Adjusted Operating Income (AOI).
We selected AOI as the most important in linking compensation actually paid to our NEOs for 2025 to our performance, as it was the predominant metric used in our 2025 incentive plans as described in the Compensation Discussion & Analysis earlier in this Proxy Statement.

Year (1)	Summary Compensation Table Total for First PEO (Jose Cil)	Compensation Actually Paid to First PEO (2) (Jose Cil)	Summary Compensation Table Total for Second PEO (Joshua Kobza)	Compensation Actually Paid to Second PEO (2) (Joshua Kobza)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (millions)	Adj. Operating Income (3) (millions)
2025	$0	$0	$15,159,780	$18,060,728	$7,769,331	$8,272,769	$133	$136	$1,075	$2,584
2024	$0	$0	$14,469,867	($28,120,726)	$6,093,196	$203,860	$122	$136	$1,445	$2,402
2023	$2,919,736	$22,058,277	$28,967,541	$77,213,418	$7,215,978	$12,712,740	$142	$130	$1,718	$2,200
2022	$17,051,342	$27,404,712	$0	$0	$36,433,352	$57,793,584	$114	$113	$1,482	$2,084
2021	$13,968,789	$13,978,748	$0	$0	$6,914,601	$6,379,416	$103	$123	$1,253	$1,977

(1)
Mr. Cil is the PEO for 2021, 2022, and two months of 2023. Mr. Kobza is the PEO for the remainder of 2023 onwards. The other NEOs for each year are: for 2025 and 2024 – Messrs. Siddiqui, Schwan, Curtis, and Ms. Granat; for 2023 – Messrs. Dunnigan, Shear, Schwan, and Curtis; for 2022 – Messrs. Doyle, Dunnigan, Kobza, and Shear; for 2021 – Messrs. Dunnigan, Kobza, Shear, and Curtis.

(2)
Dollar amounts shown in this column represent compensation actually paid calculated by adjusting amounts in summary compensation table in accordance with SEC rules. As required, the dollar amounts include unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts do not fully represent the actual final amount of compensation earned or actually paid to the CEO or other NEO during the applicable years. Adjustments made are shown in below tables.

(3)
For 2025, our Company Selected Measure is Adjusted Operating Income, consistent with our Short-Term Incentive Program. In prior years, we used Adjusted EBITDA. For more details, refer to our Compensation Discussion and Analysis, beginning on page 35. Adjusted Operating Income (AOI) is a non-GAAP measure, and reconciliation to Operating Income is provided in Appendix B.

CEO Equity Adjustments

All values in $US	2021	2022	2023 First CEO (Jose Cil)	2023 Second CEO (Joshua Kobza)	2024	2025
Summary Compensation Table Total	13,968,789	17,051,342	2,919,736	28,967,541	14,469,867	15,159,780
Less: Stock and Option Award values reported in SCT	(10,769,665)	(13,575,946)	(2,571,384)	(26,007,809)	(11,626,221)	(12,317,912)
Plus: Fair Value of Stock and Options Awards Granted in Year	7,792,950	15,204,487	2,223,970	57,461,293	8,143,340	12,915,993
Plus/Less: Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(341,716)	4,528,849	13,737,077	11,220,283	(38,966,723)	2,179,228
Less: Fair Value as of Vesting Date of Equity Award Granted and Vested in Year	1,423,917	734,069	699,434	477,567	536,046	355,528
Plus/Less: Change in Fair Value of Stock and Options Awards from Prior Years that Vested in Year	(111,328)	157,046	893,104	533,178	(701,420)	(249,530)
Less: Fair Value of Stock and Option Awards that fail to meet vesting conditions during Year	—	—	—	—	—	—
Plus: Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	2,015,801	3,304,865	4,156,340	4,561,366	24,385	17,640
Compensation Actually Paid	13,978,748	27,404,712	22,058,277	77,213,418	(28,120,725)	18,060,728

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  Other Information

Average of Other NEO Equity Adjustments

All values in $US	2021	2022	2023	2024	2025
Summary Compensation Table Total	6,914,601	36,433,352	7,215,978	6,093,196	7,769,331
Less: Stock and Option Award values reported in SCT	(4,942,911)	(34,402,665)	(5,205,781)	(4,777,605)	(6,262,032)
Plus: Fair Value of Stock and Options Awards Granted in Year	3,640,557	53,815,223	6,230,469	2,912,303	6,532,198
Plus/Less: Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(250,129)	1,328,710	3,053,515	(2,935,383)	122,358
Less: Fair Value as of Vesting Date of Equity Award Granted and Vested in Year	585,031	264,387	282,346	205,059	187,996
Plus/Less: Change in Fair Value of Stock and Options Awards from Prior Years that Vested in Year	(144,704)	(524,058)	208,276	(177,972)	(82,304)
Less: Fair Value of Stock and Option Awards that fail to meet vesting conditions during Year	—	—	—	(1,127,307)	—
Plus: Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	576,970	878,635	927,936	11,353	6,643
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	—	—	—	216	(1,345)
Compensation Actually Paid	6,379,416	57,793,584	12,712,740	203,860	8,272,769
Disclosure of Most Important Measures Linking Compensation Actually Paid in 2025 to Company Performance
The most important measures used by RBI to link compensation actually paid to our NEOs for 2025 to our performance are disclosed below. For further information on these performance metrics and their function in our executive compensation program, refer to the Compensation Discussion & Analysis beginning on page 34.

•	Adjusted Operating Income

•	Same Store Sales (or Comparable Sales)

•	Net Restaurant Growth

•	Franchisee Profitability

•	Total Shareholder Return
Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The following graphs further illustrate the relationship between the pay and performance figures included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between RBI total shareholder return and that of the S&P 500 Restaurants Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. Dollar amounts are shown in millions.

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  Other Information

Page 68	|	2026 Proxy Statement	Restaurant Brands International

Other Information

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (excluding our CEO) and the annual compensation of our CEO. We selected December 31, 2025 as the determination date for identifying the median employee.

As of December 31, 2025, our CEO led our global workforce of approximately 53,500 employees working in locations around the world, including full-time and part-time employees, with approximately 33,700 located in the United States, approximately 2,100 located in Canada, and approximately 17,700 located internationally as of December 31, 2025.

To identify the median employee based on a determination date of December 31, 2025, we:

•	Excluded 15,980 employees of the Burger King China, a business we acquired in February 2025 and divested to a joint venture in January 2026.

•	Excluded all employees in the following countries under the de minimis exemption: Singapore (98), Brazil (95), Mexico (19), and Uruguay (1);

•	Calculated annual total cash compensation for all remaining employees excluding the CEO for 2025;

•	Identified the middle 21 employees using year-to-date payroll converted to US dollars as a consistently applied compensation measure;

•	Calculated annual total compensation for the 21 middle employees based on the same methodology used for the Summary Compensation Table; and

•	Re-ranked the middle 21 employees to select the median employee.

The annual total compensation of our CEO for 2025 was $15,159,780 (including $10,666,947 arising from the grant date fair value of PSUs). The total annual compensation for our median employee, a part-time restaurant crew member at a company owned Burger King location in the U.S., was $11,075. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2025 is 1,369 to 1.

We believe this pay ratio disclosure is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported. This information is being provided in response to SEC disclosure requirements. Neither the Compensation Committee nor RBI’s management uses the pay ratio measure in making any compensation decisions.

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Questions and Answers About the Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

ABOUT THIS PROXY STATEMENT

For the 2026 Annual General Meeting of Shareholders to be held on June 3, 2026

This proxy statement is provided in connection with RBI soliciting proxies for use at the Meeting of the shareholders of RBI to be held in person on June 3, 2026 at 8:00 a.m. (Eastern Time), or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the Notice of Meeting.

We expect to mail an Important Notice Regarding Internet Availability of Proxy Materials for the 2026 Annual General Meeting of Shareholders (the “Notice”) on or about April 23, 2026. The proxy materials are available at www.envisionreports.com/RBI2026.

Registered shareholders and duly appointed proxyholders can attend the meeting at the Tim Hortons headquarters at 130 King Street West, Suite 300, Toronto, Ontario, M5X 1E1.

After the Meeting, we will post answers to all properly submitted questions on our investor relations website (www.rbi.com) along with a recording of the Meeting.

A summary of the information shareholders will need to attend and vote at the Meeting is provided below.

HYBRID MEETING FORMAT

We are conducting a hybrid shareholder meeting, allowing participation both online and in person. Registered shareholders and duly appointed proxyholders can attend the Meeting in person at the Tim Hortons headquarters at 130 King Street West, Suite 300, Toronto, Ontario, M5X 1E1 or online at https://meetings.lumiconnect.com/400-918-435-853 where they can participate, vote, or submit questions during the Meeting’s live webcast. Non-registered (beneficial) shareholders and holders of partnership units who have not duly appointed themselves as proxyholder will be able to attend the Meeting online as guests, but guests will not be able to vote or ask questions at the Meeting. After the Meeting, we will post a recording of the Meeting webcast on our investor relations website (www.rbi.com).

A summary of the information shareholders will need to attend and vote at the Meeting is provided below.

GENERAL VOTING INFORMATION

Who may vote at the Meeting?

There are two classes of voting shares eligible to vote at the Meeting:

›	our common shares; and

›	our special voting share.

You may vote if you were the record holder or beneficial owner of shares of either of these two classes as of the close of business on April 8, 2026 (the “Record Date”).

If you are a record holder or beneficial owner of Partnership exchangeable units as of the close of business on the Record Date, you are entitled to vote indirectly through the special voting share which is held by Computershare Trust Company of Canada (the “Trustee”, “Computershare” or the “Transfer Agent”), pursuant to a voting trust agreement, dated December 12, 2014, among RBI, Partnership and the Trustee (the “voting trust agreement”).

See “—What are my voting rights if I hold Partnership exchangeable units” for more information about the voting rights associated with Partnership exchangeable units. Holders of common shares vote together as a single class with the holder of the special voting share, except as otherwise provided by law.

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Questions and Answers About the Meeting and Voting

How many votes are eligible to be cast at the Meeting?

A total of 456,635,838 votes are eligible to be cast at the Meeting. As of the close of business on the Record Date, we had outstanding 347,282,917 common shares and one special voting share. The Trustee, as holder of the special voting share, may vote up to the number of Partnership exchangeable units outstanding (and not held by RBI and its subsidiaries) as of the close of business on the Record Date, or 109,352,921 votes.

What are my voting rights if I hold common shares?

Each common share is entitled to one vote.

What are my voting rights if I hold Partnership exchangeable units?

If you are a record holder of Partnership exchangeable units, you may vote indirectly by sending voting instructions to the Trustee who holds the special voting share and may vote the number of Partnership exchangeable units outstanding as of the close of business on the Record Date for which it has received voting instructions from the holders thereof in accordance with those instructions. If the Trustee does not receive such instructions, those voting rights will not be exercised. However, a record holder of Partnership exchangeable units may obtain a proxy from the Trustee entitling the holder or its designee to attend and vote at the Meeting, as described below. A record holder of Partnership exchangeable units is entitled to give voting instructions to the Trustee (or obtain a proxy, as applicable) for a number of votes equal to the number of Partnership exchangeable units that the holder held as of the close of business on the Record Date. See “— Attending the Meeting” below for instructions on attending and voting at the Meeting and the attached Appendix A for further details as to the voting rights associated with the Partnership exchangeable units.

How many votes must be present to hold the Meeting?

Two persons holding or representing by proxy at least a majority of the votes eligible to be cast at the Meeting, or 228,317,920 votes, will constitute a quorum. Common shares and the special voting share represented in person at the Meeting or by proxy, including such shares which withhold or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. If we do not have a quorum, we will adjourn the Meeting and reconvene the Meeting at a later date. At any such reconvened Meeting, two persons holding or representing by proxy at least twenty-five percent of the votes eligible to be cast at the Meeting will constitute a quorum.

What is the difference between a shareholder of record and a beneficial owner?

If your common shares are registered directly in your name with the Transfer Agent, you are considered a “registered shareholder” and the “shareholder of record” with respect to those shares. If your shares are held by a brokerage firm, bank, trustee, or other intermediary, you are considered the “beneficial owner” of shares held in “street name”.

What am I voting on and how does the Board recommend that I vote?

You will be voting on the following proposals at the Meeting. Our Board’s recommendation for each of these proposals is set forth below:

Voting Item	Board Recommendation

Item 1. Election of ten directors specifically named in this proxy statement, each to serve until the close of the 2027 Annual Meeting or until his or her successor is elected or appointed.	FOR each director nominee

Item 2. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (the “say-on-pay vote”).	FOR

Item 3. Appoint KPMG as our auditors to serve until the close of the 2027 Annual Meeting and authorize our directors to fix the auditors’ remuneration.	FOR

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Questions and Answers About the Meeting and Voting

We will also consider any other business properly brought before the Meeting.

What are my voting options with respect to each of the proposals?

Proposal	Voting Options	Impact of Vote
Proposal 1	For each director nominee, you may vote “For” or “Against” or “Abstain”.	“For” and “Against” votes will be cast accordingly.

Proposal 2	For this proposal, you may vote “For”, “Against” or “Withhold” your vote.	“For” and “Against” votes will be cast accordingly. If you select “Withhold”, your vote will not be counted as a vote cast on this proposal.

Proposal 3	For this proposal, you may vote “For” the appointment of the proposed auditors or “Withhold” your vote.	“For” votes will be cast accordingly. If you select “Withhold”, your vote will not be counted as a vote cast on this proposal.

Your “Withhold” vote for Proposals 2—3 will be the equivalent of an abstention and will not impact whether any of such proposals is approved. “Withhold” votes and abstentions will be counted for purposes of determining a quorum.

What vote is required to approve each proposal?

Holders of common shares and the special voting share will vote together as a single class for each proposal.

Proposal	Vote Required to approve the proposal

Election of Directors	Majority of the votes cast.

Say-on-pay vote	This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “for” than “against”.

Appointment of KPMG as our auditors and authorization to fix the auditors’ remuneration	Majority of the votes cast.

What is the effect of the say-on-pay advisory vote on Proposal 2?

Although the advisory say-on-pay vote on Proposal 2 is non-binding, our Board of Directors and the Compensation Committee will review the results of the vote and take them into account in making decisions concerning executive compensation.

What if other matters are presented for consideration at the Meeting?

As of the date of this proxy statement, our management is not aware of any matters that will be presented for consideration at the Meeting other than those matters identified in the Notice of Meeting, nor does our management know of any amendments or variations of any of the matters identified in the Notice of Meeting. However, if any other matters properly come before the Meeting (including any adjournment(s) or postponement(s) of the Meeting), or if any of the matters identified in the Notice of Meeting are amended or varied, and such new matter, amendment or variation calls for a vote of shareholders, validly completed proxies (including any proxies given at the instruction of a holder of Partnership exchangeable units) will be voted in respect of such new matter, amendment or variation in accordance with the judgment of the proxy holders pursuant to the discretionary authority conferred upon them by the enclosed form of proxy or voting instruction, as applicable.

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Questions and Answers About the Meeting and Voting

What does it mean if I receive more than one Notice or proxy card?

If you receive more than one Notice or proxy card it means that you have multiple accounts with brokers, other nominees or the Transfer Agent through which you hold common shares or Partnership exchangeable units. Please vote or provide voting instructions for all of the common shares or Partnership exchangeable units you own. We encourage you to register all of these securities in the same name and address. You may do this by contacting your broker or other nominee or the Transfer Agent. The Transfer Agent may be reached through the following methods:

By Mail: Computershare Trust Company of Canada 320 Bay Street, 14th Floor Toronto, Ontario, M5H 4A6	By Telephone: (800) 564-6253 (toll free North America) (514) 982-7555 (international direct dial)

By Email: service@computershare.com	By Internet: www.computershare.com/service

VOTING INFORMATION FOR RECORD HOLDERS OF COMMON SHARES OR PARTNERSHIP EXCHANGEABLE UNITS

I am a shareholder of record of common shares – How do I vote?

If you are a shareholder of record of common shares as of the close of business on the Record Date, you may vote in person or online at the Meeting (as described below) or you may vote by proxy prior to the Meeting. There are three ways to vote by proxy prior to the Meeting:

1.

Internet Voting: You may vote by logging on to www.envisionreports.com/RBI2026 and clicking on “Cast Your Vote”. If you requested proxy materials by mail, you may also vote by utilizing the website noted on the proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

2.

Telephone Voting: You may vote by calling the toll-free telephone number 1-866-732-8683. You will be prompted to provide your control number printed on the Notice or proxy card. You may not appoint a person as proxy holder other than the management nominees named in the Notice or proxy card if you vote by telephone. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

3.

Mail Voting: If you requested proxy materials by mail, you may vote by completing, signing, and returning the proxy card in the postage-paid envelope provided with the proxy materials. The proxy holders will vote your shares according to your directions.

Proxies, whether submitted through the Internet or by telephone or mail as described above, must be received by 8:00 a.m. (Eastern Time) on June 2, 2026. If the Meeting is adjourned or postponed, your proxy must be received by 8:00 a.m. (Eastern Time) on the last business day before the day of the reconvened Meeting. The Chair of the Meeting has the discretion to accept proxies received from shareholders after such deadline (or to waive or extend the deadline).

I am a holder of record of Partnership exchangeable units – How do I vote?

If you are a record holder of Partnership exchangeable units on the Record Date, you are entitled to instruct the Trustee as to the exercise of the voting rights attached to the special voting share for each Partnership exchangeable unit that you owned of record as of the Record Date.

You may instruct the Trustee as to the exercise of your votes by following the instructions in the Notice or by logging on to www.envisionreports.com/RBI2026 and clicking on “Cast Your Vote”. Please follow the website prompts that allow you to exercise your votes and confirm that your instructions have been properly recorded.

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Questions and Answers About the Meeting and Voting

Alternatively, if you have requested the proxy materials by mail, you may direct the Trustee as to the exercise of your votes by completing, signing, and returning the voting instruction form (the “voting instruction”) in the postage-paid envelope provided with the voting materials.

You may also instruct the Trustee to give a proxy to a designee of your selection (which may be you, if you intend on attending the Meeting as described below) to either exercise those votes in accordance with your instructions or to attend the Meeting and exercise those votes, as proxy of the Trustee.

The Trustee must receive your voting instruction, including any proxy request in that instruction, by 8:00 a.m. (Eastern Time) on June 2, 2026. A voting instruction received after this time will not be binding on the Trustee. If the Meeting is adjourned or postponed, your voting instruction must be received by 8:00 a.m. (Eastern Time) on the last business day before the day of the reconvened Meeting. Further details on how to instruct the Trustee to vote, or to obtain a proxy from the Trustee, are included in the voting instruction.

Can I vote online or in person at the Meeting?

Common shares that are registered directly in your name may be voted online or in person at the Meeting. In addition, you have the right to appoint some other person of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting, either online or in person. To do so, insert the name of your chosen proxy in the space provided on the form of proxy.

If you are a holder of record of Partnership exchangeable units, you may obtain from the Trustee a proxy that will entitle you (or another person designated by you) to attend the Meeting and personally exercise (as proxy of the Trustee) the votes attached to the special voting share that you would otherwise be entitled to instruct the Trustee to vote.

Will my securities be voted if I do not return my proxy or provide my voting instruction?

No. If you are a holder of record and do not attend and vote your common shares at the Meeting or vote by proxy, your shares will not be voted. If you are the holder of record of Partnership exchangeable units and do not provide your voting instructions to the Trustee, the Trustee will not exercise the voting rights in respect of your Partnership exchangeable units. However, a record holder of Partnership exchangeable units may instruct the Trustee to give a proxy to the holder or its designee entitling the holder or that designee to attend and vote at the Meeting so long as the holder takes the additional step to register the proxyholder with Computershare to attend online. See “Can I vote online at the Meeting?”.

What if I provide my proxy or give my voting instruction without making any selections or if I vote or provide voting instructions on only some, but not all, of the proposals?

If your proxy or voting instruction does not mark selections or marks some but not all proposals, then:

›

Shareholders of Record – Common Shares. Your shares will be voted by the persons named in the proxy (the “proxy holders”) in accordance with (i) your instructions, if any, and (ii) the recommendations of the Board of Directors as set forth in this proxy statement for any proposals for which you did not vote.

›	Holders of Record – Partnership Exchangeable Units. The votes in respect of your Partnership exchangeable units will be counted for purposes of determining a quorum and for the proposal(s)

for which you provided instructions but will not be considered a “vote cast” with respect to the proposal(s) for which you did not provide instructions. These non-votes will have no impact on any proposal, as the standard for each of the proposals is based on “votes cast.”

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Questions and Answers About the Meeting and Voting

Can I change my mind after I deliver my proxy or submit my voting instruction?

›	Shareholders of Record – Common Shares. Yes. If you are a shareholder of record of common shares, you may change your vote or revoke your proxy by:

•

submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy at any time up to 8:00 a.m. (Eastern Time) on June 2, 2026, or by 8:00 a.m. on the last business day before the day of the Meeting if the Meeting is adjourned or postponed;

•

delivering new written instructions to us at 5707 Waterford District Drive, Miami Florida 33126, Attention: Corporate Secretary, or to our Transfer Agent at its address specified below, in each case at any time up to 8:00 a.m. (Eastern Time) on June 2, 2026, or by 8:00 a.m. on the last business day before the day of the Meeting if the Meeting is adjourned or postponed. Any written instructions must be executed by the shareholder or the shareholder’s authorized attorney or, if the shareholder is a corporation, under its corporate seal or by a duly authorized officer; or

•	any other means permitted by law.

›	Holders of Record – Partnership Exchangeable Units. If you are a holder of record of Partnership exchangeable units, you may revoke or amend your voting instruction by:

•

submitting a new voting instruction via the Internet after the date of your earlier submitted voting instruction at any time up to 8:00 a.m. (Eastern Time) on June 2, 2026, or by 8:00 a.m. on the last business day before the day of the Meeting if the Meeting is adjourned or postponed; or

•

delivering new written instructions to the Trustee at its address specified below at any time up to 8:00 a.m. (Eastern Time) on June 2, 2026, or by 8:00 a.m. on the last business day before the day of the Meeting if the meeting is adjourned or postponed.

VOTING INFORMATION FOR BENEFICIAL OWNERS OF COMMON SHARES OR PARTNERSHIP EXCHANGEABLE UNITS

If I hold my common shares in “street name” – How do I vote?

Holders in “street name”, or beneficial owners, of common shares, will receive a Notice indirectly through such holders’ brokers or other intermediaries. The Notice contains instructions on how to access our proxy materials and vote online. You should follow the voting instructions of your broker or other intermediary. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out above. You should contact your broker or intermediary for further details.

If I hold my Partnership exchangeable units in “street name” – How do I vote?

Holders in “street name”, or beneficial owners, of Partnership exchangeable units, will receive a Notice indirectly through such holders’ brokers or other intermediaries. The Notice contains instructions on how to access our proxy materials online and how to vote. You should follow the voting instructions of your broker or other intermediary. If you provide specific voting instructions by mail, or the Internet, your broker or nominee will instruct the Trustee as you have directed. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out above. You should contact your broker or intermediary for further details.

Can I vote online or in person at the Meeting?

If you hold common shares in street name and you wish to vote those shares online at the Meeting (or have another person attend and vote on your behalf), you should contact the broker or nominee that holds your shares to obtain the necessary proxy. After obtaining a proxy, you must register the proxyholder (yourself or a third party) with Computershare for the proxyholder to attend the Meeting online or in person and vote. See “Attending the Virtual Meeting”.

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Questions and Answers About the Meeting and Voting

If you hold Partnership exchangeable units in street name and you wish to vote those units at the Meeting (or have another person attend and vote on your behalf), you should contact the broker or nominee that holds those units and follow their instructions to obtain the necessary proxy. After obtaining a proxy, in order for the proxyholder to attend the Meeting online and vote you must register the proxyholder (yourself or a third party) with Computershare. See “Attending the Virtual Meeting” below.

Will my common shares be voted if I do not return my voting instruction?

If you are a beneficial owner of common shares and do not provide specific voting instructions in a timely fashion to your broker or other nominee that holds your shares, such broker or nominee will be able to vote your shares with respect to Proposal 3 (Appointment of KPMG as our auditors and authorization to fix the auditors’ remuneration) regarding the ratification of the auditors but will not be authorized to vote your shares on any other matters. Therefore, failure to provide your broker or other nominee with specific voting instructions in a timely fashion will result in “broker non-votes” with respect to Proposal Nos. 1 (Election of directors) and 2 (Say-on-pay vote).

What if I provide my proxy or give my voting instruction without making any selections or if I vote or provide voting instructions on only some, but not all, of the proposals?

If your proxy or voting instruction does not mark selections or marks some but not all proposals, then:

›

Beneficial Owners – Common Shares. As required under the Canada Business Corporations Act (“CBCA”), your vote will be counted for purposes of determining a quorum and for the proposal(s) on which you voted but will be considered a “broker non-vote” with respect to the proposal(s) on which you did not vote. These broker non-votes will have no impact on any proposal, as the standard for each of our proposals is based on “votes cast.”

›

Beneficial Owners – Partnership Exchangeable Units. The votes in respect of your Partnership exchangeable units will be counted for purposes of determining a quorum and for the proposal(s) for which you provided instructions but will not be considered a “vote cast” with respect to the proposal(s) for which you did not provide instructions. These non-votes will have no impact on any proposal, as the standard for each of the proposals is based on “votes cast.”

Can I change my mind after I deliver my proxy or submit my voting instruction?

›

Beneficial Owners – Common Shares. If you hold your common shares in street name, and wish to change your vote or proxy nominee, you should consult your broker or nominee with respect to submitting new voting instructions. Intermediaries may set deadlines for the receipt of revocation notices that are further in advance of the Meeting than those set out above and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the form of proxy or voting instruction form.

›

Beneficial Owners – Partnership Exchangeable Units. If you hold your Partnership exchangeable units in street name, you should consult your broker or nominee with respect to revoking or amending your prior voting instructions.

ATTENDING THE MEETING

How can I attend and vote at the Meeting?

Registered shareholders and duly appointed proxyholders, including non-registered shareholders and holders of Partnership exchangeable units who have duly appointed themselves as proxyholder, can attend the Meeting in person

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Questions and Answers About the Meeting and Voting

at the Tim Hortons headquarters at 130 King Street West, Suite 300, Toronto, Ontario, M5X 1E1 (see “What do I need to bring to attend the Meeting in person?” below) or online at: https://meetings.lumiconnect.com/400-918-435-853

•	Registered shareholders and duly appointed proxyholders can participate in the Meeting online by clicking “I have a login” and entering a Username and Password before the start of the Meeting.

•

Registered shareholders — The 15-digit control number located on the form of proxy, the notice or in the email notification you received is the Username. In order to participate online, shareholders must have a valid 15-digit control number. The Password to the Meeting is “RBI2026”, which is case sensitive.

•

Duly appointed proxyholders – Computershare will provide the proxyholder with a Username after the proxy voting deadline has passed. In order to participate online, proxyholders must have received an email from Computershare containing a Username. The Password to the Meeting is “RBI2026”, which is case sensitive.

•

If you log in to the Meeting online using your 15-digit control number and accept the terms and conditions, you will be revoking any and all previously submitted proxies and will be provided the opportunity to vote online by ballot. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you will be able to attend the Meeting as a guest.

•

Voting at the Meeting will only be available for Registered shareholders and duly appointed proxyholders. Beneficial shareholders and holders of Partnership exchangeable units who have not appointed themselves proxyholder may attend the Meeting online as a guest by clicking “I am a guest” and completing the online form.

You should allow ample time to check-in to the Meeting online. Online check-in will begin one hour prior to the Meeting on June 3, 2026, at 7:00 a.m. (Eastern time). The Meeting will begin promptly at 8:00 a.m. (Eastern time) on June 3, 2026, unless otherwise adjourned or postponed. You should allow ample time for the online check-in procedures. For any technical difficulties experienced during the check-in process or during the Meeting, please click the support button provided on the website. For best results attendees should use the latest version of their internet browser. It is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences.

If I am a registered holder of common shares, how can I appoint a third party as my proxyholder to attend and vote at the Meeting on my behalf?

Registered shareholders who wish to appoint someone other than the named management proxyholders as their proxyholder to attend the Meeting as their proxy and vote their shares MUST submit their form of proxy appointing that person as proxyholder, AND, to attend the Meeting online, register that proxyholder online, as described below. Registering your proxyholder is an additional step that must be completed AFTER you have submitted your form of proxy or voting instruction form. Failure to register your proxyholder will result in the proxyholder not receiving a Username, which is used as their online sign-in credentials and is required for them to vote online at the Meeting. If a third party is attending the Meeting in person, you DO NOT need to register their appointment as your proxyholder.

•

Step 1 – Submit your form of proxy: To appoint someone as proxyholder other than the management proxyholders, insert that person’s name in the blank space provided in the form of proxy and follow the instructions for submitting such form of proxy. This must be completed before registering the proxyholder, which is an additional step to be completed once you have submitted your form of proxy that is necessary for the proxyholder to participate online.

•

Step 2 – Register your proxyholder: To register a third-party proxyholder, registered shareholders must visit http://www.computershare.com/RBI by 8:00 a.m. (Eastern Time) on June 2, 2026 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to vote or ask questions at the online Meeting, and they will only be able to attend the Meeting online as a guest or attend the Meeting in person.

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Questions and Answers About the Meeting and Voting

If I am a registered holder of partnership exchangeable units, how can I appoint myself or a third party as a proxyholder to attend and vote at the Meeting, instead of voting through the Trustee?

Registered holders of Partnership exchangeable units may obtain from the Trustee a proxy that will entitle you (or another person designated by you) to attend the Meeting, either virtually or in person, and personally exercise (as proxy of the Trustee) the votes attached to the special voting shares that you (as registered holder of Partnership exchangeable units) would otherwise be entitled to instruct the Trustee to vote on your behalf. To attend online, once a proxy is obtained from the Trustee, a registered holder of Partnership exchangeable units must then submit their completed form of proxy as instructed AND register any appointed proxyholder online. Registering your proxyholder is an additional step that must be completed AFTER you have submitted your proxy to the Trustee. Failure to register your proxyholder will result in the proxyholder not receiving a Username, which is used as their online sign-in credentials and is required for them to vote at the online Meeting. If the proxyholder is attending the Meeting in person, you DO NOT need to register the appointment.

•

Step 1 – Submit your voting instruction form: To appoint someone (including yourself or a third-party) as proxyholder other than the management proxyholders, insert that person’s name in the blank space provided in the voting instruction form provided by the Trustee and then follow the instructions for submitting such voting instruction form. This must be completed before registering the proxyholder, which is an additional step to be completed once you have submitted your voting instruction form.

•

Step 2 – Register your proxyholder: To register a proxyholder, registered holders of Partnership exchangeable units must visit http://www.computershare.com/RBILP by 8:00 a.m. (Eastern Time) on June 2, 2026 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to vote or ask questions at the Meeting, and they will only be able to attend the Meeting online as a guest or attend in person.

If I hold common shares or partnership exchangeable units in “street name,” how can I appoint myself (or third party) as a proxyholder to attend and vote at the Meeting?

Holders of common shares or Partnership exchangeable units in street name who wish to vote those securities in person or online at the Meeting (or have another person attend and vote on your behalf), must first obtain a valid legal proxy from your broker, bank or other nominee and then register in advance to attend the Meeting.

•

Step 1 – Obtain a valid legal proxy. To obtain a valid legal proxy appointing yourself or a third-party as the proxyholder, follow the instructions from your broker, bank or other nominee included with these proxy materials or contact your broker, bank, or other nominee.

•

Step 2 – Register the proxyholder. To then register yourself or a third-party to attend and vote at the Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed by email to uslegalproxy@computershare.com or to Computershare, 320 Bay Street 14th Floor, Toronto, Ontario M5H 4A6. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than the voting deadline of 8:00 a.m. (Eastern Time) on June 2, 2026 or, if the Meeting is adjourned or postponed, by 8:00 a.m. (Eastern Time) on the last business day before the day of the reconvened Meeting.

What happens if I miss the 8 a.m. (Eastern Time) on June 2, 2026 deadline for registering the proxyholder to attend and vote at the Meeting?

The Chair of the Meeting will not be able to extend or waive the cut-off time for shareholders wishing to appoint another person to represent them at the Meeting virtually, including in respect of beneficial shareholders or holders of Partnership exchangeable units who wish to appoint themselves as proxyholder.

What do I need to bring to attend the Meeting in person?

IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN COMMON SHARES OR PARTNERSHIP EXCHANGEABLE UNITS OR ARE A LEGAL PROXYHOLDER, YOU MAY NOT BE ADMITTED INTO THE IN PERSON MEETING.

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Questions and Answers About the Meeting and Voting

If you are a record holder or beneficial owner of common shares you will need to provide the following documents to attend the Meeting in person:

›	You will need a valid picture identification.

›	You will need proof of ownership of common shares. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

›	If you are a registered holder of common shares, your Notice or proxy card will be your admission ticket.

›

If your common shares are held in the name of a bank, broker or other shareholder of record and you have obtained a legal proxy from the registered shareholder giving you the right to attend and vote at the Meeting, you will need the proxy to be admitted to the Meeting.

If you are a registered holder or beneficial owner of Partnership exchangeable units you will need to provide the following documents to attend the Meeting in person:

›	You will need a valid picture identification.

›

If you have obtained a legal proxy from the Trustee giving you the right to attend and vote at the Meeting, you will need proof of ownership to be admitted to the Meeting. You should follow the instructions provided by the Trustee to obtain such proof of ownership.

MORE INFORMATION

Where can I find voting results of the Meeting?

In accordance with TSX rules, following the Meeting we will promptly issue a press release disclosing the detailed voting results for the election of each director. In addition, promptly following the Meeting, but not more than four business days thereafter, we will announce the results for the proposals voted upon at the Meeting and publish final detailed voting results for each matter voted upon in a report filed on www.sedarplus.ca and in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

I am a holder of Partnership exchangeable units. Why am I receiving proxy solicitation materials that relate solely to RBI?

RBI is the sole general partner of Partnership and manages all of Partnership’s operations and activities in accordance with the partnership agreement of Partnership. The Partnership exchangeable units are intended to provide voting rights with respect to RBI that are equivalent to the corresponding rights afforded to holders of common shares. In addition to making provision for these voting rights, the voting trust agreement requires that each record holder of Partnership exchangeable units be provided a copy of the notice of each meeting at which the holders of common shares are entitled to vote. Except as otherwise required by the partnership agreement, voting trust agreement or applicable law, the holders of the Partnership exchangeable units are not directly entitled to receive notice of or to attend any meeting of the unitholders of Partnership or to vote at any such meeting. Accordingly, you will not receive notice of, or an information circular or proxy in respect of, an annual meeting of Partnership.

For more information, a summary of certain terms of the Partnership exchangeable units, including further details as to the voting rights associated with the Partnership exchangeable units, is included in Appendix A to this proxy statement.

Who should I contact with other questions?

If you have additional questions about this proxy statement or the Meeting, please contact Investor Relations by e-mail at investor@rbi.com.

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Other Matters

OTHER MATTERS

Shareholder Proposals for the 2026 Annual Meeting

RBI is subject to both the rules of the SEC under the Exchange Act and the provisions of the CBCA with respect to shareholder proposals. As indicated under the CBCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy statement as compliance with applicable law is a prerequisite for inclusion.

A shareholder proposal submitted pursuant to the rules of the SEC under the Exchange Act for inclusion in the proxy statement distributed to shareholders prior to the 2026 Annual Meeting (other than in respect of the nomination of directors) must be received by us no later than December 24, 2026 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

The CBCA permits certain eligible shareholders to submit shareholder proposals (including proposals in respect of director nominations) to RBI, which proposals may be included in RBI’s proxy materials. To be considered for inclusion in the proxy materials for the 2027 Annual Meeting, any such shareholder proposal under the CBCA must be received by us no earlier than January 4, 2027 and no later than March 4, 2027. Upon receipt of a proposal in compliance with the requirements of the CBCA and which has not been refused by RBI in accordance with the CBCA, RBI will set out such proposal in the proxy statement distributed to shareholders prior to the 2027 Annual Meeting.

Written requests for inclusion of a shareholder proposal pursuant to the rules of the SEC under the Exchange Act or pursuant to the CBCA should be addressed to: Restaurant Brands International Inc., 5707 Waterford District Drive, Miami, Florida 33126. The proposal should be sent to the attention of the Corporate Secretary.

Nominations for directors not made in accordance with the shareholder proposal requirements of the CBCA will be considered by RBI’s NCG Committee in accordance with the requirements of our by-laws. In accordance with our by-laws, shareholder nominations for candidates for election as directors must be delivered to the Corporate Secretary no earlier than February 3, 2027 and no later than March 5, 2027, provided that in the event that the 2027 Annual Meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the Meeting, notice must be delivered to the Corporate Secretary not later than the tenth day following the day on which the first public announcement of the date of the 2027 Annual Meeting is made.

A notice providing a director nomination must include, among other things, (i) the name, age, business and residential address, principal occupation or employment, and country of residence of the person who the shareholder proposes to nominate, as well as the class or series and number of shares in our capital that person owns of record or beneficially or that person controls or directs and any other information regarding the director nominee required to be disclosed in a proxy statement pursuant to applicable securities laws, and (ii) full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote or direct the voting of any shares of RBI and any other information regarding the nominating shareholder required to be disclosed in a proxy statement pursuant to applicable securities laws. Shareholders should refer to Section 9 of our by-laws for more details relating to the requirements for such notice. In addition, to be included on RBI’s universal proxy card in connection with the 2026 Annual Meeting, the notice must also include the information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3).

Shareholders wishing to put forward a proposal or nominate a director for election should carefully review the relevant provisions of the Exchange Act, the CBCA, and our by-laws. The chair of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

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Other Matters

List of Shareholders Entitled to Vote at the Meeting

The names of holders of record entitled to vote at the Meeting will be available at our corporate office prior to the Meeting.

Expenses Relating to this Proxy Solicitation

We will bear the cost of preparing, assembling, and delivering the proxy material and of reimbursing brokers, nominees, fiduciaries, and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of our common shares and partnership units. We expect to solicit proxies by mail. We have retained Alliance Advisors, LLC for certain advisory and solicitation services at a fee of approximately $42,000. Proxies may also be solicited personally, by telephone, e-mail, Internet, facsimile, or other means of communication by officers, employees, and agents of RBI, with RBI bearing the cost of solicitation.

Available Information

We maintain an internet website at www.rbi.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee, NCG Committee, and Conflicts Committee, together with certain other corporate governance materials, including our Code of Business Ethics and Conduct for Non-Restaurant Employees, Code of Ethics for Executive Officers and Code of Conduct for Directors, can be found under the “Investors—Corporate Governance” section of our website at www.rbi.com, and such information is also available in print to any shareholder who requests it through our Corporate Secretary at the address below. Our internet website and information contained therein or incorporated therein is not intended to be incorporated in this proxy statement.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our annual report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. Copies of these documents and this proxy statement may be obtained on SEDAR+ at www.sedarplus.ca or free of charge, through the “Investors—Investor Information” section of our website at www.rbi.com. A request for such copies should be directed to Restaurant Brands International Inc., 5707 Waterford District Drive, Miami, Florida 33126, Attention: Corporate Secretary. A copy of any exhibit to our 2025 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary. Financial information relating to RBI is included in the Audited Consolidated Financial Statements for the fiscal year ended December 31, 2025, and the Management’s Discussion & Analysis related thereto contained in our 2025 Form 10-K. Additional information relating to RBI may be found under RBI’s profile on SEDAR+ at www.sedarplus.ca and on the SEC’s website at www.sec.gov.

We are using notice-and-access to deliver our report prepared pursuant to the Fighting Against Forced Labour and Child Labour in Supply Chains Act (Canada) for the financial year ended December 31, 2025 to both our registered and non-registered shareholders. Shareholders may view the report online on our website at www.rbi.com/sustainability. Shareholders may request a paper copy of such report be sent to them by postal delivery at no cost to them. Requests may be made up to one year from April 23, 2026 by sending an email to investor@rbi.com.

U.S. Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” our proxy materials. This means that only one copy of the proxy statement and the annual report or the Notice, as applicable, may have been sent to multiple shareholders in the same household. We will promptly deliver separate copies, or one copy (if you currently receive separate copies), of either the proxy materials or the Notice, as applicable, to you if you request them. You can notify us by sending a written request to Restaurant Brands International Inc., 5707 Waterford District Drive, Miami, Florida 33126, or by contacting our Transfer Agent at (800) 564-6253 (toll free North America) or (514) 982-7555 (international direct dial).

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Other Matters

Approval by Directors

The contents of this proxy statement and the delivery thereof to the shareholders have been approved by the Board of RBI.

By Order of the Board of Directors Jill Granat General Counsel & Corporate Secretary April 23, 2026

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Appendix A

APPENDIX A

SUMMARY OF TERMS OF THE SECURITIES OF RBI AND PARTNERSHIP

As discussed above, each of RBI and Restaurant Brands International Limited Partnership (“Partnership”) is a reporting issuer in each of the provinces and territories of Canada and, as a result, is subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian securities laws. Partnership has received exemptive relief dated October 31, 2014 from the Canadian securities regulators. This exemptive relief exempts Partnership from the continuous disclosure requirements of National Instrument 51-102 – Continuous Disclosure Obligations, effectively allowing Partnership to satisfy its Canadian continuous disclosure obligations by relying on the Canadian continuous disclosure documents filed by RBI, for so long as certain conditions are satisfied. Among these conditions is a requirement that Partnership concurrently send to all holders of the Partnership exchangeable units all disclosure materials that RBI sends to its shareholders and a requirement that Partnership separately report all material changes in respect of Partnership that are not also material changes in respect of RBI. This exemptive relief is also conditioned upon RBI including certain disclosures in its proxy solicitation materials. These disclosures are included throughout this proxy statement, including in this Appendix A.

The following summary addresses certain disclosure conditions to the exemptive relief that the Partnership received from the Canadian securities regulatory authorities. This summary is not complete and is qualified in its entirety by the complete text of the Amended and Restated Limited Partnership Agreement, dated December 31, 2023, between RBI, 8997896 Canada Inc. and each person who is admitted as a Limited Partner in accordance with the terms of the agreement (as amended, the “partnership agreement”), the Voting Trust Agreement (the “voting trust agreement”), dated December 12, 2014, between RBI, the Partnership and Computershare Trust Company of Canada (the “trustee”), and RBI’s Articles of Incorporation, as amended, copies of which are available on SEDAR+ at www.sedarplus.ca and at www.sec.gov.

RBI hereby gives notice to all limited partners of the partnership that its address for the purpose of service is 130 King Street West, Suite 300, Toronto, Ontario, Canada M5X 1E1.

The Partnership

Management: The General Partner

RBI is the sole general partner of Partnership (the “General Partner”) and manages all of Partnership’s operations and activities in accordance with the partnership agreement. Subject to the terms of the partnership agreement and the Ontario Limited Partnerships Act, the General Partner has the full and exclusive right, power, and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of Partnership. The partnership agreement provides that, where the General Partner is granted discretion under the partnership agreement in managing Partnership’s operations and activities, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of, or factors affecting, Partnership, and will not be subject to any other standards imposed by the partnership agreement, any other agreement, the Ontario Limited Partnerships Act or any other law. Despite the foregoing, the General Partner will only be able to take certain actions (as set forth in the partnership agreement) if the same are approved, consented to, or directed by the Conflicts Committee.

Capital Structure of Partnership

The capital of Partnership consists of three classes of units: the common units, the preferred units, and the Partnership exchangeable units. The interest of General Partner is represented by common units and preferred units. The interests of the limited partners are represented by the Partnership exchangeable units.

A-1

Appendix A

The Partnership Exchangeable Units

Summary of Economic and Voting Rights

The Partnership exchangeable units are intended to provide economic rights that are substantially equivalent, and voting rights with respect to RBI that are equivalent, to the corresponding rights afforded to holders of our common shares. Under the terms of the partnership agreement, the rights, privileges, restrictions, and conditions attaching to the Partnership exchangeable units include the following:

›

The Partnership exchangeable units are exchangeable at any time, at the option of the holder (the “exchange right”), on a one-for-one basis for common shares of RBI (the “exchanged shares”), subject to our right as the general partner (subject to the approval of the Conflicts Committee in certain circumstances) to determine to settle any such exchange for a cash payment in lieu of our common shares. If we elect to make a cash payment in lieu of issuing common shares, the amount of the cash payment will be the weighted average trading price of the common shares on the NYSE for the 20 consecutive trading days ending on the last business day prior to the exchange date (the “exchangeable units cash amount”). Written notice of the determination of the form of consideration shall be given to the holder of the Partnership exchangeable units exercising the exchange right no later than ten business days prior to the exchange date.

›

If a dividend or distribution has been declared and is payable in respect of a RBI common share, Partnership will make a distribution in respect of each Partnership exchangeable unit in an amount equal to the dividend or distribution in respect of a common share. The record date and payment date for distributions on the Partnership exchangeable units will be the same as the relevant record date and payment date for the dividends or distributions on our common shares.

›

If we issue any common shares in the form of a dividend or distribution on the RBI common shares, Partnership will issue to each holder of Partnership exchangeable units, in respect of each exchangeable unit held by such holder, a number of Partnership exchangeable units equal to the number of common shares issued in respect of each common share.

›

If we issue or distribute rights, options, or warrants or other securities or assets of RBI to all or substantially all of the holders of our common shares, Partnership is required to make a corresponding distribution to holders of the Partnership exchangeable units.

›	No subdivision or combination of our outstanding common shares is permitted unless a corresponding subdivision or combination of Partnership exchangeable units is made.

›

We and our board of directors are prohibited from proposing or recommending an offer for our common shares or for the Partnership exchangeable units unless the holders of the Partnership exchangeable units and the holders of RBI common shares are entitled to participate to the same extent and on equitably equivalent basis.

›

Upon a dissolution and liquidation of Partnership, if Partnership exchangeable units remain outstanding and have not been exchanged for our common shares, then the distribution of the assets of Partnership between holders of our common shares and holders of Partnership exchangeable units will be made on a pro rata basis based on the numbers of common shares and Partnership exchangeable units outstanding. Assets distributable to holders of Partnership exchangeable units will be distributed directly to such holders. Assets distributable in respect of our common shares will be distributed to us. Prior to this pro rata distribution, Partnership is required to pay to us sufficient amounts to fund our expenses or other obligations (to the extent related to our role as the general partner or our business and affairs that are conducted through Partnership or its subsidiaries) to ensure that any property and cash distributed to us in respect of the RBI common shares will be available for distribution to holders of RBI common shares in an amount per share equal to distributions in respect of each Partnership exchangeable unit. The terms of the Partnership exchangeable units do not provide for an automatic exchange of Partnership exchangeable units into RBI common shares upon a dissolution or liquidation of Partnership or RBI.

›

Approval of holders of the Partnership exchangeable units is required for an action (such as an amendment to the Partnership agreement) that would affect the economic rights of an exchangeable unit relative to a RBI common share.

A-2

Appendix A

›

The holders of Partnership exchangeable units are indirectly entitled to vote in respect of matters on which holders of our common shares are entitled to vote, including in respect of the election of our directors, through a special voting share of RBI. The special voting share is held by a trustee, entitling the trustee to that number of votes on matters on which holders of RBI common shares are entitled to vote equal to the number of Partnership exchangeable units outstanding. The trustee is required to cast such votes in accordance with voting instructions provided by holders of Partnership exchangeable units. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of an exchangeable unit as to voting, will not exercise those votes. Except as otherwise required by the partnership agreement, voting trust agreement or applicable law, the holders of the Partnership exchangeable units are not directly entitled to receive notice of or to attend any meeting of the unitholders of Partnership or to vote at any such meeting.

A more detailed description of certain economic, voting, and other rights, privileges, restrictions, and conditions attaching to the Partnership exchangeable units follows below. For more details, see our 2025 Form 10-K filed with the SEC.

Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights with Respect to RBI

Voting Rights with Respect to RBI

Under the voting trust agreement, RBI has issued one special voting share to the trustee for the benefit of the holders of Partnership exchangeable units (other than RBI and its subsidiaries). The special voting share has the number of votes, which may be cast by the trustee at any meeting at which the holders of RBI common shares are entitled to vote or in respect of any written consent sought by RBI from holders of RBI common shares, equal to the then outstanding number of Partnership exchangeable units (other than Partnership exchangeable units held by RBI and its subsidiaries). Each holder of a Partnership exchangeable unit (other than RBI and its subsidiaries) on the record date for any meeting or shareholder consent at which holders of RBI common shares are entitled to vote is entitled to instruct the trustee to exercise the votes attached to the special voting share for each Partnership exchangeable unit held by the exchangeable unitholder. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of a Partnership exchangeable unit as to voting, will not exercise those votes. A holder of Partnership exchangeable units may, upon instructing the trustee, obtain a proxy from the trustee entitling such holder to vote directly at the meeting the votes attached to the special voting share to which the holder of Partnership exchangeable units is entitled.

Notwithstanding the foregoing, in the event that under applicable law any matter requires the approval of the holder of record or the special voting share, voting separately as a class, the trustee will, in respect of such vote, exercise all voting rights: (i) in favor of the relevant matter where the result of the vote of the RBI common shares and the special voting share, voting together as a single class on such matter, was the approval of such matter; and (ii) against the relevant matter where the result of such combined vote was against the relevant matter, provided that in the event of a vote on a proposal to amend the articles of RBI to: (x) effect an exchange, reclassification or cancellation of the special voting share, or (y) add, change or remove the rights, privileges, restrictions or conditions attached to the special voting share, in either case, where the special voting share is permitted or required by applicable law to vote separately as a single class, the trustee will exercise all voting rights for or against such proposed amendment based on whether it has been instructed to cast a majority of the votes for or against such proposed amendment.

The voting trust agreement provides that the trustee will mail or cause to be mailed (or otherwise communicate) to the holders of Partnership exchangeable units the notice of each meeting at which the holders of RBI common shares are entitled to vote, together with the related materials and a statement as to the manner in which the holder may instruct the trustee to exercise the votes attaching to the special voting share, on the same day as RBI mails (or otherwise communicates) the notice and materials to the holders of RBI common shares.

A-3

Appendix A

Statutory Rights with Respect to RBI

Wherever and to the extent that the CBCA confers a prescribed statutory right on a holder of voting shares, RBI has agreed that the holders of Partnership exchangeable units (other than RBI and its subsidiaries) are entitled to the benefit of such statutory rights through the trustee, as the holder of record of the special voting share. The prescribed statutory rights set out in the voting trust agreement include rights provided for in sections 21, 103(5), 137, 138(4), 143, 144, 175, 211, 214, 229, 239 and 241 of the CBCA. Upon the written request of a holder of Partnership exchangeable units delivered to the trustee, provided that certain conditions are satisfied, RBI and the trustee will cooperate to facilitate the exercise of such statutory rights on behalf of such holder so entitled to instruct the trustee as to the exercise thereof, such exercise of the statutory right to be treated, to the maximum extent possible, on the basis that such holder was the registered owner of the RBI common shares receivable upon the exchange of the Partnership exchangeable units owned of record by such holder.

Offers for Units or Shares

The partnership agreement contains provisions to the effect that if a take-over bid is made for all of the outstanding Partnership exchangeable units and not less than 90% of the Partnership exchangeable units (other than units of Partnership held at the date of the take-over bid by or on behalf of the offeror or its associates or associates) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Partnership exchangeable units held by unitholders who did not accept the offer on the terms offered by the offeror. The partnership agreement further provides that for so long as Partnership exchangeable units remain outstanding, (i) RBI will not propose or recommend a formal bid for RBI’s common shares, and no such bid will be effected with the consent or approval of RBI’s board of directors, unless holders of Partnership exchangeable units are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of RBI’s common shares, and (ii) RBI will not propose or recommend a formal bid for Partnership exchangeable units, and no such bid will be effected with the consent or approval of RBI’s board of directors, unless holders of RBI’s common shares are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of Partnership exchangeable units.

Canadian securities regulatory authorities may intervene in the public interest (either on application by an interested party or by staff of a Canadian securities regulatory authority) to prevent an offer to holders of common shares of RBI or Partnership exchangeable units being made or completed where such offer is abusive of the holders of one of those security classes that are not subject to that offer.

Description of RBI Share Capital

The authorized share capital of RBI consists of (i) an unlimited number of RBI common shares, (ii) one special voting share, and (iii) 68,530,939 RBI preferred shares, each of which was redeemed for cancellation and may not be reissued. The following is a summary of the material rights, privileges, restrictions, and conditions that attach to RBI’s common shares and special voting share.

RBI Common Shares

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the holders of RBI common shares are entitled to receive notice of and to attend all meetings of the shareholders of RBI and will vote together as a single class with the RBI preferred shares and the special voting share. The holders of RBI common shares are entitled to one vote per RBI common share.

Dividend and Liquidation Entitlements

The holders of RBI common shares are entitled to receive dividends, as and when declared by the board of directors of RBI, in such amounts and in such form as the board of directors of RBI may from time to time determine, subject to the preferential rights of the RBI preferred shares and any other shares ranking prior to the

A-4

Appendix A

RBI common shares. All dividends declared on the RBI common shares will be declared and paid in equal amounts per share. No dividends will be declared or paid on the RBI common shares except as permitted by the terms of the RBI preferred shares.

In the event of the dissolution, liquidation or winding-up of RBI, the holders of RBI common shares shall be entitled to receive the remaining property and assets of RBI after satisfaction of all liabilities and obligations to creditors of RBI, after satisfaction of the RBI preferred share liquidation preference and subject to the preferential rights of any other shares ranking prior to the RBI common shares.

Special Voting Share

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the special voting share shall entitle the holder thereof to vote on all matters submitted to a vote of the holders of RBI common shares at any shareholders meeting of RBI and to exercise the right to consent to any matter for which the written consent of the holders of RBI common shares is sought, and will, with respect to any shareholders meeting or written consent, vote together as a single class with the RBI common shares. The holder of the special voting share shall not be entitled to vote separately as a class on a proposal to amend the articles of amendment of RBI to: (i) increase or decrease the maximum number of special voting shares that RBI is authorized to issue, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the special voting share; or (ii) create a new class of shares equal or superior to the special voting share. The holder of the special voting share shall be entitled to attend all shareholder meetings of RBI which the holders of RBI common shares are entitled to attend, and shall be entitled to receive copies of all notices and other materials sent by RBI to its holders of RBI common shares relating to such meetings and any consents sought from the holders of common shares.

The holder of the special voting share is entitled to that number of votes equal to the number of votes which would attach to the RBI common shares receivable by the holders of Partnership exchangeable units upon the exchange of all Partnership exchangeable units outstanding from time to time (other than the Partnership exchangeable units held by RBI and its subsidiaries), determined as of the record date for the determination of shareholders entitled to vote on the applicable matter or, if no record date is established, the date such vote is taken. See “The Partnership Exchangeable Units—Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights With Respect to RBI” above.

Dividend and Liquidation Entitlements

The holder of the special voting share is not entitled to receive dividends and has no entitlements with respect to the property or assets of RBI in the event of the dissolution, liquidation or winding-up of RBI.

Redemption Right

At such time as there are no Partnership exchangeable units outstanding, the special voting share shall automatically be redeemed and cancelled for $1 to be paid to the holder thereof.

A-5

Appendix B

APPENDIX B

GAAP TO NON-GAAP RECONCILIATIONS

Below, we define non-GAAP financial measures, provide a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

Adjusted Operating Income (AOI) represents Income from Operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities.

For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expense incurred in connection with the Firehouse Acquisition consisting of professional fees, compensation-related expenses and integration costs (“FHS Transaction costs”), (ii) non-recurring fees and expenses incurred in connection with the Carrols Acquisition, the PLK China acquisition and the BK China Acquisition, consisting primarily of professional fees, compensation related expenses and integration costs (“RH and BK China Transaction costs”) and (iii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations (“Corporate restructuring and advisory fees”). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance or trends of our core operations. AOI is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items. AOI, as defined above, also represents our measure of segment income for each of our operating segments.

Income from Operations growth and Adjusted Operating Income growth, on an organic basis, are non-GAAP measures that exclude the impact of movements in foreign currency translation (“FX”) and the results of our Restaurant Holdings segment. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the Restaurant Holdings segment given the Company’s plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil in the future. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Adjusted EBITDA is defined as earnings (net income or loss from continuing operations) before interest expense, net, (gain) loss on early extinguishment of debt, income tax expense (benefit) from continuing operations, and depreciation and amortization excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above) and is used by management to measure leverage.

Net Debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance

B-1

Appendix B

leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net Debt is used by management to evaluate the Company’s liquidity. We believe this measure is an important indicator of the Company’s ability to service its debt obligations.

Net Leverage is defined as Net Debt divided by Adjusted EBITDA. This metric is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Adjusted Net Income is defined as Net income from continuing operations excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, and it does not represent residual cash flows available for discretionary expenditures.

Non-GAAP Reconciliations

Net Income from Continuing Operations to Income from Operations to Adjusted Operating Income

(in millions)

	2021	2022	2023	2024	2025
Net income from continuing operations	$1,253	$1,482	$1,718	$1,445	$1,201
Income tax expense (benefit) from continuing operations(5)	110	(117)	(265)	364	483
Loss on early extinguishment of debt	11	—	16	33	2
Interest expense, net	505	533	582	577	516

Income from operations	$1,879	$1,898	$2,051	$2,419	$2,202
Franchise agreement and reacquired franchise rights amortization (FAA)	32	32	31	53	65
RH and BK China Transaction costs(1)	—	—	—	22	37
FHS Transaction costs(2)	18	24	19	—	—
Corporate restructuring and advisory fees(3)	16	46	38	20	14
Impact of equity method investments(4)	25	59	6	(53)	5
Other operating expenses (income), net	7	25	55	(59)	261

Adjusted Operating Income	$1,977	$2,084	$2,200	$2,402	$2,584

Organic Growth - Income from operations and AOI

	Actual		2025 vs. 2024		RH Impact	FX Impact	Organic Growth
	2025	2024	$	%	$	$	$	%
Income from Operations	$2,202	$2,419	$(217)	(9.0)%	$(14)	$(9)	$(194)	(8.1)%

Adjusted Operating Income	$2,584	$2,402	$181	7.5%	$—	$(14)	$195	8.3%

B-2

Appendix B

AOI to Adjusted EBITDA

	Twelve Months Ended December 31,
	2025	2024
Adjusted Operating Income	$2,584	$2,402
Depreciation and amortization, excluding FAA	236	210
Share-based compensation and non-cash incentive compensation expense(8)	151	172

Adjusted EBITDA	$2,970	$2,784

Net Leverage

	As of December 31,
	2025	2024
Long-term debt, net of current portion	$13,250	$13,455
Finance leases, net of current portion	261	286
Current portion of long-term debt and finance leases	68	222
Unamortized deferred financing costs and deferred issue discount	90	117

Total Debt	$13,669	$14,080
Cash and cash equivalents	$1,163	$1,334
Net debt	12,506	12,746
Net income from continuing operations	1,201	1,445

Net Income from continuing operations Net leverage	10.4x	8.8x
Adjusted EBITDA	$2,970	$2,784

Net Leverage	4.2x	4.6x

Net Income to Adjusted Net Income and Adjusted Diluted Earnings Per Share

	Twelve Months Ended December 31,
	2025	2024
Net income from continuing operations	$1,201	$1,445
Income tax expense from continuing operations(5)	483	364

Income from continuing operations before income taxes	1,684	1,809
Adjustments:
Franchise agreement and reacquired franchise rights amortization	65	53
Amortization of deferred financing costs and debt issuance discount	25	25
Interest expense and loss on extinguished debt(6)	(18)	31
RH and BK China Transaction costs(1)	37	22
Corporate restructuring and advisory fees(3)	14	20
Impact of equity method investments(4)	5	(53)
Other operating expenses (income), net	261	(59)

Total adjustments	389	39
Adjusted income before income taxes	2,073	1,848

Adjusted income tax expense(5)(7)	385	333

Adjusted net income	$1,687	$1,515

Diluted earnings per share	$2.35	$3.18
Adjusted diluted earnings per share	$3.69	$3.34
Weighted average diluted shares outstanding (in millions)	457	454

B-3

Appendix B

Free Cash Flow

Twelve Months Ended December 31,
(in US$ millions)	2025
Net cash provided by operating activities from continuing operations	$1,714
Payments for additions of property and equipment	(265)

Free Cash Flow	$1,449

Notes:

(1)

In connection with the Carrols Acquisition, the PLK China acquisition and the BK China acquisition, we incurred certain non-recurring fees and expenses consisting primarily of professional fees, compensation related expenses and integration costs.

(2)

In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring fees and expenses consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023.

(3)

Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(4)

Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in Adjusted Operating Income which is our measure of segment income.

(5)

The increase in our effective tax rate for the twelve months ended December 31, 2025 was primarily driven by a decrease in our net deferred tax assets in connection with intra-group reorganizations (which we expect to have a favorable impact to the rate in 2026), unfavorable impacts of OECD Pillar II guidance issued during 2025, the mix of income from multiple jurisdictions, and internal financing arrangements. The intra-group reorganizations and the OECD guidance did not have an impact on the adjusted income tax expense or adjusted effective tax rate.

The effective tax rate for the twelve months ended December 31, 2024 reflects our mix of income from multiple jurisdictions including the Carrols Acquisition, the impact of internal financing arrangements and the overall impact of the statute of limitations expirations on both our uncertain tax positions and deferred tax assets

The effective tax rate for the twelve months ended December 31, 2023 reflects a $367 million increase in net deferred tax assets related to non-refundable tax credits and certain intangibles recognized in connection with intra-group reorganizations centralizing the management of various international business and financing operations, which reduced the effective tax rate by 25.3% for twelve months ended December 31, 2023. Additionally, the effective tax rate for the twelve months ended December 31, 2023 included a net decrease in tax reserves of $91 million related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 6.2% for the twelve months ended December 31, 2023. The impact of net reserves releases decreased the adjusted income tax expense by $14 million for the twelve months ended December 31, 2023 and our adjusted effective tax rate by 0.8% for the twelve months ended December 31, 2023.

(6)

Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

(7)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.

(8)

Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2025 and 2024 cash bonus, respectively.

B-4

Appendix C

APPENDIX C

DESCRIPTION OF INCENTIVE PLANS

Equity Compensation Plan Information

The following table presents information regarding equity awards outstanding under our compensation plans as of December 31, 2025 (amounts in thousands):

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	10,623	$64.27	12,157
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	10,623	64.27	12,157

(1)	The weighted average exercise price does not take into account the common shares issuable upon outstanding RSUs vesting, which have no exercise price.

Burn Rate

	2023	2024	2025
Number of Securities Issued under Our Equity Compensation Plans (amounts in millions)	2.4	1.9	1.5
Burn Rate	0.55%	0.42%	0.33%

The total number of RBI common shares that can be issued from treasury under our equity compensation plans is as follows:

•

the 2011 Omnibus Plan pursuant to which 63,876 common shares are issuable, representing 0.02% of the issued and outstanding shares of RBI as of March 31, 2026 (0.01% on a fully exchanged basis, assuming that 100% of the outstanding Partnership exchangeable units are exchanged for RBI common shares);

•

the 2012 Omnibus Plan pursuant to which 25,341 common shares are issuable, representing less than 0.01% of the issued and outstanding shares of RBI as of March 31, 2026 (less than 0.01% on a fully exchanged basis); and

•

the 2014 Omnibus Plan pursuant to which 6,301,866 common shares are issuable, representing 1.81% of the issued and outstanding shares of RBI as of March 31, 2026 (1.38% on a fully exchanged basis); and

•

the 2023 Omnibus Plan pursuant to which 4,462,694 common shares are issuable pursuant to awards currently outstanding and an additional 12,401,911 are issuable, together representing 4.86% of the issued and outstanding shares of RBI as of March 31, 2026 (3.69% on a fully exchanged basis).

Accordingly, as of March 31, 2026 an aggregate of 23,255,688 common shares are issuable under all security based compensation arrangements, representing 7.8% of the issued and outstanding shares of RBI as of the Record Date (5.6% on a fully exchanged basis).

C-1

Appendix C

For the 2023 Omnibus Plan and our prior plans, the total number of equity awards outstanding which will result in common shares being issued and the percentage such common shares represent of RBI’s currently outstanding capital are as follows:

•

the 2011 Omnibus Plan pursuant to which 1 restricted stock unit award (with 63,876 RSUs under grant) are outstanding, representing 0.01% of the issued and outstanding common shares of RBI as of March 31, 2026 (0.01% on a fully exchanged basis);

•

the 2012 Omnibus Plan pursuant to which 2 restricted stock unit awards (with 25,341 RSUs under grant) are outstanding, representing less than 0.01% of the issued and outstanding common shares of RBI as of March 31, 2026 (less than 0.01% on a fully exchanged basis);

•

the 2014 Omnibus Plan pursuant to which 130 option awards (with 3,508,729 options under grant) and 456 restricted stock unit awards (with 457,664 RSUs under grant) and 5 performance shares awards (with 2,335,473 performance share units under grant) are outstanding, representing 1.0%, 0.1% and 0.7% of the issued and outstanding common shares of RBI as of March 31, 2026 (0.8%, 0.1% and 0.5% on a fully exchanged basis); and

•

the 2023 Omnibus Plan pursuant to which 2,691 restricted stock unit awards (with 1,712,185 RSUs under grant) and 262 performance shares awards (with 2,750,509 performance share units under grant) are outstanding, representing 0.5% and 0.8% of the issued and outstanding common shares of RBI as of March 31, 2026 (0.4% and 0.6% on a fully exchanged basis)

About the 2023 Omnibus Plan

A summary of the Restaurant Brands International Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Plan”) is set out below. The purpose of the 2023 Omnibus Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to our success, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and our shareholders and, in general, to further the best interests of RBI and our shareholders.

As of March 31, 2026, 16,864,605 common shares are authorized and issuable under the 2023 Omnibus Plan. This maximum number of common shares can be increased to include any common shares not used to settle awards issued under the 2023 Omnibus Plan or our prior plans.

Awards Granted

Participants	• Any director, employee or consultant of RBI, its subsidiaries or any of its affiliates is eligible to participate in the 2023 Omnibus Plan

Plan administration	• The Compensation Committee of RBI (the “Committee”) administers the 2023 Omnibus Plan

Stock options

•

The holder receives common shares when options are exercised upon payment of the exercise price

•

Except under certain circumstances described in the 2023 Omnibus Plan, the term of each option will not exceed 10 years

•

The Committee fixes the vesting conditions it deems appropriate when granting options

•

The exercise price per share under an option is determined by the Committee at the time of original grant, however the exercise price will not be less than fair market value of a common share on the date the option is granted

•

To the extent vested and exercisable, options may be exercised in whole or in part at any time during the term, by providing notice and payment in

C-2

Appendix C

Awards Granted
full of the purchase price, which can be paid as follows: (i) in cash or by check, bank draft or money order payable to RBI; (ii) as permitted by law and the Committee, through a payment by the participant’s broker; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having RBI withhold common shares issuable upon exercise of the option, or by payment in full or in part in the form of common shares owned by the participant, based on the Fair market value of the common shares on the payment date as determined by the Committee).

Stock appreciation rights (SARs)

•

The Committee may grant stock appreciation rights (“SARs”) under the 2023 Omnibus Plan

•

SARs may be granted to participants either alone (“freestanding”) or in addition to other awards granted under the 2023 Omnibus Plan (“tandem”)

•

Except under certain circumstances described in the 2023 Omnibus Plan, a freestanding SAR will not have a term of greater than ten years

•

Unless it is a substitute award, a freestanding SAR will not have a grant price less than the fair market value of the share on the date of grant

•

In the case of any tandem SAR related to an option, the SAR will not be exercisable until the related option is exercisable and will terminate, and no longer be exercisable, upon the termination or exercise of the related option.

Restricted Stock/Restricted Stock Units (RSUs)

•

Shares of restricted stock and restricted stock units (“RSUs”) will be subject to any restrictions that the Committee may impose, including any limitation on the right to vote a share of restricted stock, the right to receive any dividend or dividend equivalent, or the Committee may choose to settle RSUs in cash

Deferred Stock

•

Deferred stock will be settled upon expiration of the deferral period specified for an award by the Committee

•

In addition, deferred stock will be subject to any restrictions on transferability, risk of forfeiture and other restrictions that the Committee may impose and, the Committee, in its discretion, may award dividend equivalents with respect to awards of deferred stock

Performance awards	• The Committee may grant a performance award to a participant payable upon the attainment of specific performance goals

Other awards

•

The Committee may grant other awards that may be that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares

•

The Committee is also permitted to grant cash-based awards to participants and determine any conditions or terms of such awards

•

The Committee is also permitted to grant equity interests in any entity with respect to which RBI holds, directly or indirectly, a controlling interest, whether such entity is a corporation, partnership, or other entity. a performance award to a participant payable upon the attainment of specific performance goals

C-3

Appendix C

Awards Granted

Issue limits

•

The number of shares that may be issued under all of RBI’s security-based compensation plans to directors and senior officers of RBI or its subsidiaries, 10% shareholders of RBI, and affiliates of such persons may not exceed 10% of RBI’s issued and outstanding common shares at any time or within a one-year period

Issuing common shares

•

We can issue any combination of the following kinds of common shares:

•

authorized for issue but not yet issued

•

acquired by RBI

•

If we issue common shares in settlement of an option or SAR, the number of common shares available for issue under the 2023 Omnibus Plan will be reduced by the same number of shares issued in settlement

Value of awards

•

Fair market value of common shares on any relevant grant date means the closing price of our common shares on the TSX (for Canadian participants) or the NYSE (for non-Canadian participants) on the trading day immediately prior to the relevant grant date

Clawback and forfeiture

•

Any award granted is subject to mandatory repayment or forfeiture by the participant to RBI, as applicable, if required pursuant to the terms of the RBI clawback policy or any law rule or regulation which imposes mandatory recoupment under the circumstances

•

The Committee also reserves the right in an award agreement to cause the forfeiture of the gain realized by a participant with respect to an award on account of actions taken, or failed to be taken, by such participant in breach of their obligations under applicable company agreements, obligations or policies

Termination of awards

•

If an award expires, is cancelled, is settled in cash, or is otherwise terminated without being exercised or payment being made, the common shares subject to that award shall remain available for issuance under the 2023 Omnibus Plan

Termination of employment

•

The 2023 Omnibus Plan provides the Committee with discretion to provide in any award agreement, or in an individual case, the circumstances in which awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to RBI prior to exercise or settlement or the end of a performance period

Change in control

•

Unless otherwise provided in an award agreement, in the event of a change in control a participant’s unvested award will be treated in accordance with one of the following methods as determined by the Committee:

•

awards, whether or not vested, will be continued, assumed or have new rights substituted as determined by the Committee;

•

the Committee, in its sole discretion, may provide for the purchase of any awards by RBI or an affiliate for an amount of cash equal to the excess of the change in control price of the shares covered by such awards, over the aggregate exercise price of such awards; or

•

if and to the extent that the approach chosen by the Committee results in an acceleration or potential acceleration of the exercise, vesting or

C-4

Appendix C

Awards Granted
settlement of an award, the Committee may impose such conditions upon the exercise, vesting or settlement of such award as it determines

Financial Assistance	• The 2023 Omnibus Plan does not include provisions to provide financial assistance to participants to facilitate the exercise of options

Making changes to the 2023 Omnibus Plan

•

The board of directors of RBI may amend, suspend, or terminate the 2023 Omnibus Plan, in whole or in part, at any time, provided that all material amendments to the 2023 Omnibus Plan require the prior approval of the shareholders and must comply with the rules of the TSX

•

The following changes require approval by our Board and our shareholders:

•

an increase in the maximum number of common shares that may be made the subject of awards under the 2023 Omnibus Plan

•

making a change or adjustment (other than for a stock dividend, recapitalization, or other transaction where an adjustment is permitted or required under the terms of the plan) that reduces or would have the effect of reducing the exercise price of an option or SAR granted under the plan, whether through amendment, cancellation or replacement grants, or other means

•

increasing the limits on awards that can be made to participants

•

extending the term of an outstanding option or SAR beyond its expiration date, except as specified for awards that expire outside of an established trading window

•

making a change that would permit options granted under the plan to be transferred or assigned other than to settle an estate

•

changing the plan’s amendment provisions that is not either for “housekeeping” purposes or to maintain compliance with applicable laws or regulations

•

Examples of changes the Committee can make without shareholder approval:

•

ensuring continuing compliance with applicable law, the rules of the TSX or other applicable stock exchange rules and regulations or accounting or tax rules and regulations

•

minor changes of a “housekeeping” nature

•

changing the vesting provision of the 2023 Omnibus Plan or any Award, subject to certain limitations

•

waiving any conditions or rights under any award, subject to certain limitations

•

changing the termination provisions of any award that does not entail an extension beyond the original expiration date thereof

•

adding a cashless exercise feature, payable in securities, where such feature provides for a full deduction of the number of underlying shares from the Plan reserve, and any amendment to a cashless exercise provision

C-5

Appendix C

Awards Granted

•

adding a form of financial assistance and any amendment to a financial assistance provision which is adopted

•

changing the process by which a participant who wishes to exercise his or her award can do so

•

delegating any and all of the powers of the Committee to administer the 2023 Omnibus Plan to officers of RBI

Transferability

•

Awards are generally non-transferrable and may be exercised, during a grantee’s lifetime, only by the grantee or, in limited circumstances, by the holder’s legal representative

•

No awards under the 2023 Omnibus Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be transferable in any manner other than by will or the law of descent

About the 2014 Omnibus Plan

A summary of the Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”) is set out below. The purpose of the 2014 Omnibus Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to our success, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and our shareholders and, in general, to further the best interests of RBI and our shareholders.

As of August 8, 2023, no new awards could be granted under the 2014 Omnibus Plan and no employee, director or other individual is permitted to commence participation in the 2014 Omnibus Plan. As of March 31, 2026, a maximum of 6,301,866 common shares are authorized and issuable under the 2014 Omnibus Plan.

Awards Granted

Participants	• Any director, employee or consultant of RBI, its subsidiaries or any of its affiliates is eligible to participate in the 2014 Omnibus Plan

Plan administration	• The Compensation Committee of RBI (the “Committee”) administers the 2014 Omnibus Plan

Stock options

•

The holder receives common shares when options are exercised upon payment of the exercise price

•

Except under certain circumstances described in the 2014 Omnibus Plan, the term of each option will not exceed 10 years

•

The Committee fixes the vesting conditions it deems appropriate when granting options

•

The exercise price per share under an option is determined by the Committee at the time of original grant, however the exercise price will not be less than fair market value of a common share on the date the option is granted

•

To the extent vested and exercisable, options may be exercised in whole or in part at any time during the term, by providing notice and payment in full of the purchase price, which can be paid as follows: (i) in cash or by check, bank draft or money order payable to RBI; (ii) as permitted by law and the Committee, through a payment by the participant’s broker; or (iii) on such other terms and conditions as may be acceptable to the

C-6

Appendix C

Awards Granted

Committee (including, without limitation, having RBI withhold common shares issuable upon exercise of the option, or by payment in full or in part in the form of common shares owned by the participant, based on the Fair market value of the common shares on the payment date as determined by the Committee).

Stock appreciation rights (SARs)

•

The Committee may grant stock appreciation rights (“SARs”) under the 2014 Omnibus Plan

•

SARs may be granted to participants either alone (“freestanding”) or in addition to other awards granted under the 2014 Omnibus Plan (“tandem”)

•

Except under certain circumstances described in the 2014 Omnibus Plan, a freestanding SAR will not have a term of greater than ten years

•

Unless it is a substitute award, a freestanding SAR will not have a grant price less than the fair market value of the share on the date of grant

•

In the case of any tandem SAR related to an option, the SAR will not be exercisable until the related option is exercisable and will terminate, and no longer be exercisable, upon the termination or exercise of the related option.

Restricted Stock/Restricted Stock Units (RSUs)

•

Shares of restricted stock and restricted stock units (“RSUs”) will be subject to any restrictions that the Committee may impose, including any limitation on the right to vote a share of restricted stock, the right to receive any dividend or dividend equivalent, or the Committee may choose to settle RSUs in cash

Deferred Stock

•

Deferred stock will be settled upon expiration of the deferral period specified for an award by the Committee

•

In addition, deferred stock will be subject to any restrictions on transferability, risk of forfeiture and other restrictions that the Committee may impose and, the Committee, in its discretion, may award dividend equivalents with respect to awards of deferred stock

Performance awards	• The Committee may grant a performance award to a participant payable upon the attainment of specific performance goals

Other awards

•

The Committee may grant other awards that may be that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares

•

The Committee is also permitted to grant cash-based awards to participants and determine any conditions or terms of such awards

•

The Committee is also permitted to grant equity interests in any entity with respect to which RBI holds, directly or indirectly, a controlling interest, whether such entity is a corporation, partnership, or other entity. a performance award to a participant payable upon the attainment of specific performance goals

C-7

Appendix C

Awards Granted

Issue limits

•

The number of shares that may be issued under all of RBI’s security-based compensation plans to directors and senior officers of RBI or its subsidiaries, 10% shareholders of RBI, and affiliates of such persons may not exceed 10% of RBI’s issued and outstanding common shares at any time or within a one-year period

Issuing common shares

•

We can issue any combination of the following kinds of common shares:

•

authorized for issue but not yet issued

•

acquired by RBI

•

If we issue common shares in settlement of an option or SAR, the number of common shares available for issue under the 2014 Omnibus Plan will be reduced by the same number of shares issued in settlement

Value of awards

•

Fair market value of common shares on any relevant grant date means the closing price of our common shares on the TSX (for Canadian participants) or the NYSE (for non-Canadian participants) on the trading day immediately prior to the relevant grant date

Clawback and forfeiture

•

Any award granted after January 1, 2017 is subject to mandatory repayment or forfeiture by the participant to RBI, as applicable, if required pursuant to the terms of the RBI clawback policy or any law rule or regulation which imposes mandatory recoupment under the circumstances

•

The Committee also reserves the right in an award agreement to cause the forfeiture of the gain realized by a participant with respect to an award on account of actions taken, or failed to be taken, by such participant in breach of their obligations under applicable company agreements, obligations or policies

Termination of awards

•

If an award expires, is cancelled, is settled in cash, or is otherwise terminated without being exercised or payment being made, the common shares subject to that award shall remain available for issuance under the 2014 Omnibus Plan

Termination of employment

•

The 2014 Omnibus Plan provides the Committee with discretion to provide in any award agreement, or in an individual case, the circumstances in which awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to RBI prior to exercise or settlement or the end of a performance period

Change in control

•

Unless otherwise provided in an award agreement, in the event of a change in control a participant’s unvested award will be treated in accordance with one of the following methods as determined by the Committee:

•

awards, whether or not vested, will be continued, assumed or have new rights substituted as determined by the Committee;

•

the Committee, in its sole discretion, may provide for the purchase of any awards by RBI or an affiliate for an amount of cash equal to the excess of the change in control price of the shares covered by such awards, over the aggregate exercise price of such awards; or

C-8

Appendix C

Awards Granted

•

if and to the extent that the approach chosen by the Committee results in an acceleration or potential acceleration of the exercise, vesting or settlement of an award, the Committee may impose such conditions upon the exercise, vesting or settlement of such award as it determines

Financial Assistance	• The 2014 Omnibus Plan does not include provisions to provide financial assistance to participants to facilitate the exercise of options

Making changes to the 2014 Omnibus Plan

•

The board of directors of RBI may amend, suspend, or terminate the 2014 Omnibus Plan, in whole or in part, at any time, provided that all material amendments to the 2014 Omnibus Plan require the prior approval of the shareholders and must comply with the rules of the TSX

•

The following changes require approval by our Board and our shareholders:

•

an increase in the maximum number of common shares that may be made the subject of awards under the 2014 Omnibus Plan

•

making a change or adjustment (other than for a stock dividend, recapitalization, or other transaction where an adjustment is permitted or required under the terms of the plan) that reduces or would have the effect of reducing the exercise price of an option or SAR granted under the plan, whether through amendment, cancellation or replacement grants, or other means

•

increasing the limits on awards that can be made to participants

•

extending the term of an outstanding option or SAR beyond its expiration date, except as specified for awards that expire outside of an established trading window

•

making a change that would permit options granted under the plan to be transferred or assigned other than to settle an estate

•

changing the plan’s amendment provisions that is not either for “housekeeping” purposes or to maintain compliance with applicable laws or regulations

•

Examples of changes the Committee can make without shareholder approval:

•

ensuring continuing compliance with applicable law, the rules of the TSX or other applicable stock exchange rules and regulations or accounting or tax rules and regulations

•

minor changes of a “housekeeping” nature

•

changing the vesting provision of the 2014 Omnibus Plan or any Award, subject to certain limitations

•

waiving any conditions or rights under any award, subject to certain limitations

•

changing the termination provisions of any award that does not entail an extension beyond the original expiration date thereof

•

adding a cashless exercise feature, payable in securities, where such feature provides for a full deduction of the number of underlying

C-9

Appendix C

Awards Granted

shares from the Plan reserve, and any amendment to a cashless exercise provision

•

adding a form of financial assistance and any amendment to a financial assistance provision which is adopted

•

changing the process by which a participant who wishes to exercise his or her award can do so

•

delegating any and all of the powers of the Committee to administer the 2014 Omnibus Plan to officers of RBI

Transferability

•

Awards are generally non-transferrable and may be exercised, during a grantee’s lifetime, only by the grantee or, in limited circumstances, by the holder’s legal representative

•

No awards under the 2014 Omnibus Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be transferable in any manner other than by will or the law of descent

About the 2012 Omnibus Incentive Plan

The Restaurant Brands International Inc. Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) is based on the Burger King Worldwide, Inc. Amended and Restated 2012 Omnibus Plan as amended effective as of December 12, 2014 to reflect that RBI assumed all of the obligations of Burger King Worldwide, Inc. for purposes of the 2012 Omnibus Plan and all outstanding award agreements thereunder. Effective as of December 12, 2014, the only outstanding awards under the 2012 Omnibus Plan were stock options and restricted stock units. As of December 12, 2014, no new awards could be granted under the 2012 Omnibus Plan and no employee, director or other individual are permitted to commence participation in the 2012 Omnibus Plan. As of March 31, 2026, a maximum of 25,341 common shares are authorized and issuable under the 2012 Omnibus Plan. The terms of the 2012 Omnibus Plan are substantially equivalent to the 2014 Omnibus Plan described above.

About the 2011 Omnibus Incentive Plan

The Restaurant Brands International Inc. 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”) is based on the Burger King Worldwide Holdings, Inc. 2011 Omnibus Plan. All stock options and restricted stock units under the 2011 Omnibus Plan outstanding on June 20, 2012 were assumed by Burger King Worldwide, Inc. and converted into stock options to acquire common stock and restricted stock units of Burger King Worldwide, Inc., and Burger King Worldwide, Inc. assumed all of the obligations of Burger King Worldwide Holdings, Inc. under the 2011 Omnibus Plan. The 2011 Omnibus Plan was amended effective as of December 12, 2014 to reflect that RBI assumed all of the obligations of Burger King Worldwide, Inc. for purposes of the 2011 Omnibus Plan and all outstanding award agreements thereunder. Effective as of December 12, 2014, the only outstanding awards under the 2011 Omnibus Plan were stock options and restricted stock units. As of December 12, 2014, no new awards could be granted under the 2011 Omnibus Plan and no employee, director or other individual is permitted to commence participation in the 2011 Omnibus Plan. As of March 31, 2026, a maximum of 63,876 common shares are authorized and issuable under the 2011 Omnibus Plan.

Awards Granted

Participants	• Employees, directors, and consultants were eligible to participate in the 2011 Omnibus Plan

Stock options	• The holder receives common shares when the options are exercised upon payment of the purchase price

C-10

Appendix C

Awards Granted

•

The exercise times, vesting and term of the options (which did not exceed 10 years at time of issue) remain unchanged

•

The purchase price per share under an option was determined by the Committee at the time of original grant and was not less than the fair market value of a share on the date of grant.

Restricted Share Units	• The holder has a contractual right to receive one share or the value of one share pursuant to the terms and conditions in the applicable award agreement.

Issuing common shares

•

We can issue any combination of the following kinds of common shares:

•

authorized for issue but not yet issued

•

acquired by RBI

•

If we issue common shares in settlement of an option or restricted share unit, the number of common shares available for issue under the 2011 Omnibus Plan will be reduced by the same number of shares issued in settlement

Value of awards

•

Fair market value of common shares on any relevant date means the closing price of our common shares on the NYSE on the date in question (or the preceding date trading day just before the relevant date if there was no trading on the date in question). Prior to the predecessor of BKW becoming public, fair market value was determined by the Committee at the time, acting in good faith

Termination of awards

•

If an award expires, is cancelled, is settled in cash, or is otherwise terminated without being exercised or payment being made, the common shares subject to that award shall remain available for issuance under the plan but no new awards will be made under the 2011 Omnibus Plan

Plan administration	• The Committee administers the 2011 Omnibus Plan

Termination of employment

•

The 2011 Omnibus Plan provided the Committee with discretion to provide in any award agreement the circumstances in which a stock option or restricted share unit shall be exercised, vested, paid, or forfeited in the event a participant ceases to provide service to RBI prior to exercise or settlement

Financial Assistance	• The 2011 Omnibus Plan does not include provisions to provide financial assistance to participants to facilitate the purchase of securities or exercise of awards

Making changes to the 2011 Omnibus Incentive Plan

•

The 2011 Omnibus Plan provides the board of directors of RBI with broad powers to amend the Plan without shareholder approval unless such shareholder approval is required pursuant to TSX or NYSE rules or applicable law

•

The 2011 Omnibus Plan provides the Committee with certain powers, including:

•

make amendments to achieve the stated purposes of the 2011 Omnibus Plan in a tax-efficient manner and to comply with foreign law

•

amend outstanding awards provided that the rights of a participant are not adversely affected (unless changes are made to continue to

C-11

Appendix C

Awards Granted

comply with applicable laws or exchange requirements) and the amendment does not have the effect of reducing the exercise price of the award

•

adjust awards in recognition of certain corporate events where appropriate to prevent dilution or enlargement of the benefits intended to be made available under the 2011 Omnibus Plan

Transferability	• Options and restricted share units are generally non-transferrable and may be exercised, during a grantee’s lifetime, only by the grantee

C-12